EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT
AMENDMENT AND RESTATEMENT AGREEMENT, dated as of November 2, 2018 (this “Restatement Agreement”), by and among Infrastructure and Energy Alternatives, Inc., as Holdings, IEA Intermediate Holdco, LLC, as Intermediate Holdings, IEA Energy Services LLC, as the Borrower, the Subsidiary Guarantors party hereto, Jefferies Finance LLC (“Jefferies”), as Administrative Agent, KeyBank National Association (“KeyBank”), as Revolving Agent and Issuing Bank, Jefferies, as Collateral Agent, the 2018 Incremental Term Lenders party hereto, and the other Lenders party hereto constituting the Required Lenders.
PRELIMINARY STATEMENTS
A.    Holdings, Intermediate Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, the Revolving Agent, the Collateral Agent, the Issuing Bank and the Lenders party thereto are party to that certain Credit and Guarantee Agreement, dated as of September 25, 2018 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”).
B.    The Borrower has requested, pursuant to Section 2.15 of the Original Credit Agreement, that each of the Term Lenders party hereto as Additional Incremental Lenders (collectively, the “2018 Incremental Term Lenders”) provide commitments for Incremental Term Loans in an aggregate principal amount equal to $25,000,000 (the “2018 Incremental Term Loans” and such commitments, the “2018 Incremental Term Loan Commitments”).
C.    Pursuant to that certain Equity Purchase Agreement, dated as of October 12, 2018 (as in effect on the date hereof and delivered to the Administrative Agent and, subject to Section 4(h) hereof, with such amendments, restatements, supplements, consents, waivers and/or other modifications thereof, together with the exhibits and disclosure schedules thereto, the “Restatement Effective Date Acquisition Agreement”), by and among the Borrower, as the buyer, the Acquired Companies (as defined therein), the Sellers (as defined therein) and William Charles, Ltd., as sellers’ representative, the Borrower will purchase 100% of the issued and outstanding equity interests of the Acquired Companies on the Restatement Effective Date (as defined below) (the “Restatement Effective Date Acquisition”).
D.    The Borrower has requested, and the Lenders who execute and deliver this Restatement Agreement have agreed, to amend and restate (i) the Original Credit Agreement in its entirety in the form attached as Annex A hereto (the Original Credit Agreement, as so amended and restated, the “Amended and Restated Credit Agreement”), (ii) certain Schedules to the Original Credit Agreement in the form attached as Annex B hereto and (iii) certain Exhibits to the Original Credit Agreement in the forms attached as Annex C hereto, in each case, as provided in Section 3 hereof upon the terms and subject to the satisfaction of the conditions set forth herein and effective as of the Restatement Effective Date.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Capitalized terms not otherwise defined in this Restatement Agreement have the same meanings as specified in the Amended and Restated Credit Agreement or, if not defined therein, in the Original Credit Agreement. References herein to the Credit Agreement shall mean either the Original Credit Agreement or the Amended and Restated Credit Agreement, as the context requires.
SECTION 2. The 2018 Incremental Term Loans. In accordance with Section 2.15 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 4 hereof, on and as of the Restatement Effective Date:
(a)each 2018 Incremental Term Lender party hereto severally agrees that such 2018 Incremental Term Lender shall

(i) have a 2018 Term Loan Commitment under the Amended and Restated Credit Agreement in an aggregate principal amount not to exceed, in the case of Jefferies, $16,250,000, and in the case of KeyBank, $8,750,000,

(ii) make 2018 Incremental Term Loans to the Borrower on the Restatement Effective Date pursuant to Section 2.01(a) of the Amended and Restated Credit Agreement in a principal amount not to exceed such 2018 Incremental Term Lender’s respective 2018 Term Loan Commitment as set forth in clause (i) above and (iii) be deemed to be, and shall become, an “Additional Incremental Lender”, a “Term Lender”, a “Lender” and a “Secured Party” for all purposes under the Credit Agreement and the other Loan Documents.

(b)each of the parties hereto agrees that:

(i)(A) the 2018 Incremental Term Loan Commitments shall constitute, and be of the same Tranche as, the “Initial Term Loan Commitments” and the “Delayed Draw Term Loan Commitments”, in each case, under and as defined in the Original Credit Agreement, and (B) the 2018 Incremental Term Loans shall constitute, and be of the same Class as, the “Initial Term Loans” and the “Delayed Draw Term Loans”, in each case, under and as defined in the Original Credit Agreement;
(ii)(A) the “Initial Term Loan Commitments” and the “Delayed Draw Term Loan Commitments” in each case, under and as defined in the Original Credit Agreement, together with the 2018 Incremental Term Loan Commitments shall, as of the Restatement Effective Date (and subject to the occurring thereof), be consolidated into a single Tranche of Initial Term Loan Commitments under the Amended and Restated Credit Agreement, which Tranche shall be deemed to replace each such Tranche of “Initial Term Loan Commitments” and “Delayed Draw Term Loan Commitments” under the Original Credit Agreement and the 2018 Incremental Term Loan Commitments and (B) the “Initial Term Loans” and the “Delayed Draw Term Loans” in each case, under and as defined in the Original Credit Agreement, together with the 2018 Incremental Term Loans shall, as of the Restatement Effective Date (and subject to the occurring thereof), be consolidated into a single Class of Initial Term Loans under the Amended and Restated Credit Agreement, which Class shall be deemed to replace each such Class of “Initial Term Loans” and “Delayed Draw Term Loans” under the Original Credit Agreement and the 2018 Incremental Term Loans; and
(iii)the terms and provisions of the 2018 Incremental Term Loans and, after giving effect to clause (c)(ii)(B) above, the Initial Term Loans, shall be identical to the terms and provisions of the “Initial Term Loans” and the “Delayed Draw Term Loans”, in each case, under and as defined in the Original Credit Agreement (including with respect to call protection, interest rate margins and interest rate floors), other than with respect to upfront fees, OID or similar fees as provided in this Restatement Agreement and as otherwise provided in the Amended and Restated Credit Agreement.
(c)Each of the parties hereto hereby agrees that the Administrative Agent may, in accordance with Section 2.15(c) of the Amended and Restated Credit Agreement, take any and all actions as may be reasonably necessary to ensure that all 2018 Incremental Term Loans, when funded on the Restatement Effective Date, are Initial Term Loans for all purposes under the Amended and Restated Credit Agreement and the other Loan Documents and are included in each Borrowing of outstanding Initial Term Loans on a pro rata basis. The foregoing may be accomplished by allocating a portion of each 2018 Incremental Term Loan to each outstanding LIBOR Rate Loan that is an “Initial Term Loan” under and as defined in the Original Credit Agreement, on a pro rata basis, even though as a result thereof such 2018 Incremental Term Loan may effectively have a shorter Interest Period than such “Initial Term Loans” included in the Borrowing of which such Loans are a part (and notwithstanding any other provision of the Amended and Restated Credit Agreement that would prohibit such an initial Interest Period).
SECTION 3. Amendment and Restatement. Effective as of the Restatement Effective Date (as defined below), (i) the Original Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex A hereto, (ii) each of Schedules I, 5.16, 5.19(a), 5.19(b), 7.08(b), 7.15, 8.01(i), 8.02(j), 8.06(k) and 8.08 to the Original Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex B hereto, (iii) each of Exhibit A and Exhibit F to the Original Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Annex C hereto and (iv) Exhibit G-2 to the Original Credit Agreement is hereby deleted in its entirety.

SECTION 4. Conditions to Effectiveness of this Restatement Agreement. This Restatement Agreement shall become effective on the date when the following conditions shall have been satisfied (or waived in the sole discretion of the Administrative Agent) (such date, the “Restatement Effective Date”):
(a)the Administrative Agent shall have received (i) this Restatement Agreement, executed and delivered by Holdings, Intermediate Holdings, the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, each 2018 Incremental Term Lender, each Delayed Draw Term Lender (as defined in the Original Credit Agreement) and Lenders (as defined in the Original Credit Agreement) constituting the Required Lenders, (ii) supplements to the Security Agreement (collectively, the “Supplements”), each executed and delivered by the Collateral Agent and each Loan Party acquired in connection with the Restatement Effective Date Acquisition, (iii) each other Security Document executed and delivered by the Collateral Agent and each Loan Party acquired in connection with the Restatement Effective Date Acquisition to the extent required to be delivered on the Restatement Effective Date and (iv) for the account of each of the Lenders that has requested same at least one Business Day prior to the Restatement Effective Date, the appropriate Note executed and delivered by the Borrower;
(b)[reserved];
(c)the Administrative Agent shall have received a certificate of each Loan Party, dated the Restatement Effective Date signed by the Secretary or any Assistant Secretary of such Loan Party and attested to by an Authorized Officer of such Loan Party, with the following insertions and attachments: (i) certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar organizational document of each Loan Party certified as being in full force and effect on the Restatement Effective Date (or a certification that there has been no amendment to such documents since the Original Closing Date), (ii) a good standing certificate dated as of a recent date for each Loan Party from its jurisdiction of organization and (iii) a Perfection Certificate of the Loan Parties acquired in connection with the Restatement Effective Date Acquisition, dated as of the Restatement Effective, signed by an Authorized Officer of the Borrower;
(d)the Administrative Agent shall have received a legal opinion of (i) Kirkland & Ellis LLP, special counsel to the Loan Parties in New York, Delaware, California and Illinois, (ii) Ice Miller L.L.P, local counsel in Indiana, (iii) Foley & Lardner LLP, local counsel in Wisconsin, (iv) Shumaker, Loop & Kendrick, LLP, local counsel in Michigan and North Carolina, (v) Albright, Stoddard, Warnick & Albright, P.C., local counsel in Nevada and (vi) Snell & Wilmer L.L.P., local counsel in Colorado, which opinion, in each case, shall be addressed to the Administrative Agent, the Revolving Agent, the Collateral Agent, the Issuing Banks and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent;
(e)the Collateral Agent shall have (i) obtained a valid security interest in the Collateral covered by the Supplements and all documents, instruments, filings, recordations and searches reasonably necessary in connection with the perfection (to the extent required by the terms of any Loan Document) and, in the case of the filings with the United States Patent and Trademark Office and the United States Copyright Office, protection of such, security interests shall have been executed and delivered or made, or, in the case of UCC filings, written authorization to make such UCC filings shall have been delivered to the Collateral Agent and (ii) received (A) the Certificated Securities pledged pursuant to the Supplements, together with an undated stock power for each such Certificated Security executed in blank by a duly Authorized Officer of the pledgor thereof, and (B) each promissory note (if any) required to be pledged to the Collateral Agent pursuant to the Supplements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof;
(f)the Administrative Agent shall have received a solvency certificate from the chief financial officer or similar financial officer of the Borrower substantially in the form of Exhibit J to the Original Credit Agreement, which certifies that Holdings and its Restricted Subsidiaries, on a consolidated basis, are, and immediately after giving effect to the Transactions on the Restatement Effective Date and the other transactions contemplated hereby, will be, Solvent;
(g)the Administrative Agent and the Lenders shall have received, at least three Business Days prior to the Restatement Effective Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten days prior to the Restatement Effective Date by the Administrative Agent or any such Lender that is required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;
(h)no Event of Default shall have occurred and be continuing on the date of execution and effectiveness of the Restatement Effective Date Acquisition Agreement;

(i)the Restatement Effective Date Acquisition shall have been consummated in all material respects in accordance with the Restatement Effective Date Acquisition Agreement substantially concurrently with the funding of the 2018 Incremental Term Loans and the Delayed Draw Term Loans (as defined in the Original Credit Agreement) on the Restatement Effective Date without giving effect to any amendments to the Restatement Effective Date Acquisition Agreement or modifications, waivers or consents to the provisions thereof that, in any such case, are materially adverse to the interests of the Administrative Agent or the Lead Arrangers without the written consent of the Administrative Agent and the Lead Arrangers, such consent not to be unreasonably withheld, conditioned or delayed;
(j)substantially concurrently with the funding of the 2018 Incremental Term Loans and the Delayed Draw Term Loans (as defined in the Original Credit Agreement), the refinancing, repayment or redemption, as applicable, in full of that certain Loan and Security Agreement, dated as of August 4, 2014, by an among William Charles Ltd., William Charles Construction Company, LLC and Ragnar Benson, LLC, each as a borrower thereunder and First National Bank of Omaha, as lender (as amended, restated, amended and restated or otherwise modified from time to time), the termination or release of all commitments and guarantees in respect thereof and the termination of any and all liens on the assets of the Loan Parties securing the foregoing obligations;
(k)immediately after giving effect to the funding of the 2018 Incremental Term Loans and the Delayed Draw Term Loans (as defined in the Original Credit Agreement) on the Restatement Effective Date, the Specified Representations and the representations and warranties under the Restatement Effective Date Acquisition Agreement (on the same terms as, and solely to the extent as is applicable to, the Restatement Effective Date Acquisition Agreement Representations (as defined below) with respect to the Restatement Effective Date Acquisition) shall be true and correct in all material respects (except that in the case of any Specified Representation or any Restatement Effective Date Acquisition Agreement Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any of the Specified Representations are qualified by or subject to a Material Adverse Effect or similar term or qualification, such representation shall be true and correct in all respects. For purposes of this Restatement Agreement, the term “Restatement Effective Date Acquisition Agreement Representations” means the representations made by or on behalf of the Acquired Companies in the Restatement Effective Date Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or the Borrower’s applicable affiliate has the right, pursuant to the Restatement Effective Date Acquisition Agreement, to terminate its obligations under the Restatement Effective Date Acquisition Agreement or to decline to consummate the Restatement Effective Date Acquisition as a result of a breach of such representations and warranties in the Restatement Effective Date Acquisition Agreement;
(l)immediately after giving effect to the funding of the 2018 Incremental Term Loans and the Delayed Draw Term Loans (as defined in the Original Credit Agreement), the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Measurement Period, shall be no greater than 2.90:1.00;
(m)the Administrative Agent shall have received a customary certificate dated the Restatement Effective Date and signed on behalf of the Borrower by the chairman of the board, the chief executive officer, the president, the treasurer, the chief financial officer or any vice president of the Borrower, certifying on behalf of the Borrower that all of the conditions set forth in clauses (h), (i), (k) and (l) of this Section 4 have been satisfied or waived on such date (other than any certification that any such conditions have been satisfied or waived to the extent subject to the satisfaction of the Administrative Agent or the Lenders);
(n)the Borrower shall have paid to the Administrative Agent for the account of each Lender funding a 2018 Incremental Term Loan on the Restatement Effective Date, a fee in an amount of up to 2.00% of each such Lender’s 2018 Incremental Term Loan Commitment, which fee shall be due and payable on the Restatement Effective Date; and
(o)the Borrower shall have paid to the Administrative Agent for the account of each Lender with a Delayed Draw Term Loan Commitment (as defined in the Original Credit Agreement), a per annum fee which shall accrue at the rate of (x) for a period from the date that is 31 days after the Original Closing Date until the earlier of (A) the Delayed Draw Termination Date (as defined in the Original Credit Agreement) and (B) the date that is 60 days after the Original Closing Date, fifty percent (50%) of the Applicable Margin for LIBOR Loans on the average daily undrawn portion of the Delayed Draw Term Loan Commitments for such period and (y) thereafter until the Delayed Draw Termination Date, one hundred percent (100%) of the Applicable Margin for LIBOR Loans on the average daily undrawn portion of the Delayed Draw Term Loan Commitments for such period. Such fee shall be due and payable on the Delayed Draw Termination Date and shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 5. [Reserved].
SECTION 6. Effect of Restatement; Reaffirmation.
(a)The Amended and Restated Credit Agreement shall amend and restate the Original Credit Agreement in its entirety, with the parties hereby agreeing that there is no novation of the Original Credit Agreement and from and after the effectiveness of the Amended and Restated Credit Agreement, the rights and obligations of the parties under the Original Credit Agreement shall be subsumed and governed by the Amended and Restated Credit Agreement. From and after the effectiveness of the Amended and Restated Credit Agreement, the “Obligations” and “Secured Obligations” under, and each as defined in, the Original Credit Agreement shall continue as Obligations and Secured Obligations under the Amended and Restated Credit Agreement.
(b)Each Loan Party that is party hereto hereby acknowledges that it has reviewed the terms and provisions of the Amended and Restated Credit Agreement and consents to the amendment and restatement of the Original Credit Agreement effected pursuant to the Amended and Restated Credit Agreement. Each Loan Party that is party hereto acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Restatement Agreement.
(c)On and after the effectiveness of the Amended and Restated Credit Agreement, each reference to the “Credit and Guarantee Agreement” in any other Loan Document shall mean and be a reference to the Amended and Restated Credit Agreement as amended hereby.
SECTION 7. Loan Party Reaffirmation and Consent.
(a)Each Loan Party party hereto hereby consents to the terms and conditions of this Restatement Agreement.
(b)Each Loan Party hereby acknowledges and agrees that, after giving effect to this Restatement Agreement, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Restatement Agreement, are reaffirmed, and remain in full force and effect.
(c)After giving effect to this Restatement Agreement, each Loan Party reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Creditors under each of the Security Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by this Restatement Agreement, and shall continue to secure the Secured Obligations (after giving effect to this Restatement Agreement), in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Restatement Agreement, and the other Loan Documents.
SECTION 8. Execution in Counterparts. This Restatement Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Administrative Agent and the Revolving Agent. Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.
SECTION 9. Successors. The terms of this Restatement Agreement shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.
SECTION 10. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS RESTATEMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Section 12.08 of the Original Credit Agreement is incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Restatement Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	IEA ENERGY SERVICES LLC,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

INTERMEDIATE HOLDINGS:	IEA INTERMEDIATE HOLDCO, LLC,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

HOLDINGS:	INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

SUBSIDIARY GUARANTORS	WHITE CONSTRUCTION, INC., an Indiana corporation

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

WHITE CONSTRUCTION ENERGY SERVICES, LLC, a Delaware limited liability company

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

IEA CONSTRUCTORS, INC., a Wisconsin corporation

By: /s/ Sean Rooney
Name:     Sean Rooney
Title:    President

IEA ENGINEERING INC., a Michigan corporation

By: /s/ Al Downes
Name:     Al Downes
Title:    President, Treasurer and Secretary

IEA ENGINEERING NORTH CAROLINA, INC., a North Carolina corporation

By: /s/ Sean Rooney
Name:     Sean Rooney
Title:    President

IEA EQUIPMENT MANAGEMENT, INC., a Delaware corporation

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

IEA MANAGEMENT SERVICES, INC., a Delaware corporation

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

WHITE ELECTRICAL CONSTRUCTORS, INC., a Delaware corporation

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC, a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

CONSOLIDATED CONSTRUCTION SOLUTIONS II LLC, a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

MEADOW VALLEY PARENT CORP.., a Delaware corporation

By: /s/ Bharat Shah
Name:     Bharat Shah
Title:    Chief Financial Officer

MEADOW VALLEY CORPORATION, a Nevada corporation

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

MEADOW VALLEY CONTRACTORS, INC., a Nevada corporation

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

AMERICAN CIVIL CONSTRUCTORS LLC, a Colorado limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Treasurer

AMERICAN CIVIL CONSTRUCTORS WEST COAST LLC, a California limited liability company

By: /s/ Jeff Foerste
Name:     Jeff Foerste
Title:    President

SAIIA HOLDINGS LLC, a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

SAIIA CONSTRUCTION COMPANY LLC, a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

IEA HOLDCO 1, LLC, a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Chief Financial Officer

JOHNSTON QUARRY HOLDINGS LLC, a Delaware limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

EAST STATE STONE LLC, a Delaware limited liability company

By: William Charles Construction Company, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

PORTER’S STONE, LLC, a Delaware limited liability company

By: William Charles Construction Company, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

BELVIDERE STONE, LLC, an Illinois limited liability company

By: William Charles Construction Company, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

WILLIAM CHARLES CONSTRUCTION COMPANY, LLC, an Illinois limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

RAGNAR BENSON, LLC, an Illinois limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    Vice President

ROCKFORD BLACKTOP CONSTRUCTION, LLC, an Illinois limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

JOHN’S STONE, LLC, a Delaware limited liability company

By: Rockford Blacktop Construction, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

PORTER BROTHERS, LLC, an Illinois limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

ILLINOIS CCDD OPERATING, LLC, an Illinois limited liability company

By: William Charles Construction Company, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

WILLIAM CHARLES PURCHASING, INC., an Illinois corporation

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

ENVIRONMENTAL CONTRACTORS, LLC, an Illinois limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

FOREST CITY LOGISTICS, LLC, a Delaware limited liability company

By: IEA Energy Services LLC
Its: Member

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

STRUCTORS, INC., an Illinois corporation

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    Vice President

MULFORD STONE, LLC, a Delaware limited liability company

By: William Charles Construction Company, LLC
Its: Manager

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

DPK, LLC, a Delaware limited liability company

By: /s/ Benjamin Holmstrom
Name:     Benjamin Holmstrom
Title:    President

JEFFERIES FINANCE LLC, as the Administrative Agent, the Collateral Agent, a 2018 Incremental Term Lender and a Lender
By: /s/ John Koehler Name: John Koehler Title: Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as the Revolving Agent, the Issuing Bank, a 2018 Incremental Term Lender and a Lender
By: /s/ J.E. Fowler Name: J.E. Fowler Title: Managing Director

FIFTH THIRD BANK, as a Revolving Lender
By: /s/ Marc Crady Name: Marc Crady Title: Director

ANNEX A
AMENDED AND RESTATED CREDIT AGREEMENT
[SEE ATTACHED]

$350,000,000

AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT

among
INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.,
as Holdings,

IEA INTERMEDIATE HOLDCO, LLC,
as Intermediate Holdings,

IEA ENERGY SERVICES LLC,
as the Borrower,

The Subsidiary Guarantors from Time to Time Parties Hereto,

The Several Lenders from Time to Time Parties Hereto,

JEFFERIES FINANCE LLC,
as Administrative Agent and Collateral Agent,
KEYBANK NATIONAL ASSOCIATION,
as Revolving Agent,

Dated as of September 25, 2018
and Amended and Restated as of November 2, 2018

JEFFERIES FINANCE LLC and KEYBANC CAPITAL MARKETS INC.,
as Term Lead Arrangers

KEYBANK NATIONAL ASSOCIATION and FIFTH THIRD BANK,
as Revolving Lead Arrangers

	Schedule 8.06(k)	Existing Investments
	Schedule 8.08	Existing Affiliate Transactions
Exhibits
	Exhibit A	Form of Assignment and Assumption
	Exhibit B	Form of Compliance Certificate
	Exhibit C	[Reserved]
	Exhibit D	Form of Guarantor Joinder Agreement
	Exhibit E	Form of Security Agreement
	Exhibit F	Form of Notice of Borrowing
	Exhibit G-1	Form of Term Note
	Exhibit G-3	Form of Revolving Note
	Exhibit G-4	Form of Swing Line Note
	Exhibit H	Form of Notice of Conversion/Continuation
	Exhibit I	Form of Non-Bank Certificate
	Exhibit J	Form of Solvency Certificate
	Exhibit K-1	Form of Pari Passu Intercreditor Agreement
	Exhibit K-2	Form of Junior Lien Intercreditor Agreement
	Exhibit L	Form of LC Request
	Exhibit M	Form of Intercompany Note
	Exhibit N	Perfection Certificate

AMENDED AND RESTATED CREDIT AND GUARANTEE AGREEMENT, dated as of September 25, 2018 (and amended and restated as of November 2, 2018), among Infrastructure and Energy Alternatives, Inc., a Delaware corporation (“Holdings”), IEA Intermediate Holdco, LLC, a Delaware limited liability company (“Intermediate Holdings”), IEA Energy Services LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors from time to time party hereto, Jefferies Finance LLC (“Jefferies”), as the Administrative Agent, KeyBank National Association (“KeyBank”), as the Revolving Agent, Jefferies, as the Collateral Agent, the Issuing Banks from time to time party hereto and each of the Lenders from time to time party hereto.
W I T N E S E T H:
WHEREAS, Holdings, Intermediate Holdings, the Borrower, certain Subsidiary Guarantors, the Administrative Agent, the Revolving Agent, the Collateral Agent, and the Lenders party thereto are party to that certain Credit and Guarantee Agreement, dated as of September 25, 2018 (the “Original Closing Date”) (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Original Credit Agreement”), pursuant to which the Lenders party thereto made loans and commitments to the Borrower as provided therein.
WHEREAS, pursuant to that certain Amendment and Restatement Agreement, dated as of the date hereof (the “Restatement Agreement”), by and among, Holdings, Intermediate Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, the Revolving Agent, the Collateral Agent and the Lenders party thereto, the Administrative Agent and the Required Lenders have agreed, inter alia, to amend and restate the Original Credit Agreement in its entirety to read as set forth in this Agreement as of the Restatement Effective Date; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to as follows:
ARTICLE I
DEFINITIONS

Section 1.01    Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.01 shall have the respective meanings set forth in this Section 1.01.

“Acceptable Auditor” shall have the meaning set forth in Section 7.01(a).
“Acceptable Price” shall have the meaning set forth in the definition of “Dutch Auction.”
“Acquisition” shall mean any consensual transaction or series of related transactions, whether, by purchase, merger, consolidation, contribution or otherwise, for the direct or indirect (a) acquisition of all or substantially all of the property of any person, or all or substantially all of any business, product line, unit or division of any person, (b) acquisition of in excess of 50% of the Capital Stock of any person, and otherwise causing such person to become a Subsidiary of such person, or (c) merger or consolidation or any other combination with any person, in each case, including as a result of any Investment in any Subsidiary that serves to increase the equity ownership of the Borrower or any Restricted Subsidiary therein.
“Acquired Businesses” shall mean the First Acquired Business and the Second Acquired Business.

“Additional Incremental Lender” shall have the meaning set forth in Section 2.15(c); provided that if such Additional Incremental Lender is an Affiliated Lender, such Additional Incremental Lender must comply with the limitations and restrictions set forth in Section 12.04(a)(iv).
“Additional Refinancing Lender” shall have the meaning set forth in Section 2.17; provided that if such Additional Refinancing Lender is an Affiliated Lender, such Additional Refinancing Lender must comply with the limitations and restrictions set forth in Section 12.04(a)(iv).
“Additional Real Property” shall have the meaning set forth in Section 7.08(b).
“Additional Security Documents” shall mean the documents granting to the Collateral Agent for the benefit of the Secured Parties security interests, if any, and Mortgages in such assets and Real Property of Holdings and such other Loan Party required to be pledged pursuant to the Loan Documents as are not covered by the original Security Documents.
“Adjusted Net Worth” shall have the meaning set forth in Section 9.09.
“Administrative Agent” shall mean Jefferies, in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.
“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided that for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Affiliate Transaction” shall have the meaning set forth in Section 8.08.
“Affiliated Investment Fund” shall mean an Affiliate of Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. (other than Holdings, the Borrower or any of their respective Subsidiaries) that is a bona fide debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of its business.
“Affiliated Lender” shall mean, at any time, any Lender (not a natural person) that is the Sponsor or an Affiliate thereof (including Affiliated Investment Funds) other than Holdings, the Borrower or any of their respective Subsidiaries.
“Agent” shall mean the Administrative Agent and Collateral Agent.
“Aggregate Deficit Amount” shall have the meaning set forth in Section 9.09.
“Aggregate Excess Amount” shall have the meaning set forth in Section 9.09.
“Agreement” shall mean this Amended and Restated Credit and Guarantee Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended and/or renewed from time to time in accordance with the terms hereof.

“Alternative Interest Rate Election Event” shall have the meaning set forth in Section 2.11(f).
“Anti-Bribery Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, the U.S. Travel Act and all other similar laws applicable to Holdings or its subsidiaries.
“Anti-Terrorism Law” shall have the meaning set forth in Section 7.16(a).
“Applicable Discount Price” shall have the meaning set forth in the definition of “Dutch Auction.”
“Applicable Margin” shall mean, at any date:
(a)with respect to Initial Term Loans, initially, a percentage per annum equal to (i) for LIBOR Loans, 6.25% and (ii) for Base Rate Loans, 5.25%; and
(b)with respect to Revolving Loans or Swing Line Loans, initially, a percentage per annum equal to (i) for LIBOR Loans, 4.25% and (ii) for Base Rate Loans, 3.25%.
“Applicable Other Indebtedness” shall have the meaning set forth in Section 4.02(g).
“Applicable Prepayment Percentage” shall mean with respect to a Repricing Transaction occurring on or prior to the date that is twelve (12) months after the Original Closing Date, 1.00%, and thereafter, 0%.
“Approved Fund” shall have the meaning set forth in Section 12.04.
“Asset Sale” shall mean any Disposition by Holdings or any of its Restricted Subsidiaries of property pursuant to Section 8.04(r), (u), (v), or (ee); provided that (subject to the next proviso) there shall be excluded as an Asset Sale any Disposition otherwise described above that yields aggregate consideration to Holdings and its Subsidiaries (valued at the initial principal amount thereof in the case of non‑cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non‑cash proceeds) equal to or less than $2,500,000 with respect to any such single Disposition or series of related Dispositions (if such Disposition is part of a series of related Dispositions).
“Assignee” shall have the meaning set forth in Section 12.04(a)(i).
“Assignment and Assumption” shall mean an assignment and assumption agreement, substantially in the form of Exhibit A or other form reasonably acceptable to the Administrative Agent or, in the case of the Revolving Facility, the Revolving Agent and the Administrative Agent.
“Attributable Debt” shall mean, in respect of a Sale Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
“Auction Manager” shall mean any financial institution or advisor agreed by the Borrower and Administrative Agent (whether or not an affiliate of Administrative Agent) to act as an arranger in connection with any repurchases pursuant to Section 12.04(a)(iii) or 12.04(a)(iv).
“Auction Purchase” shall mean a purchase of Loans or Commitments pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 12.04(a)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 12.04(a)(iv).

“Authorized Officer” shall mean the chief executive officer, president, chief financial officer, any vice president, controller, treasurer or assistant treasurer, secretary or assistant secretary of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Authorized Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.
“Auto-Extension Letter of Credit” shall have the meaning set forth in Section 2.01(f)(iii)(B).
“Available Amount” shall mean, at any time, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the sum of (without duplication):
(a)    the greater of (i) $25,000,000 and (ii) 20% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period, plus
(b)    50% of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first Fiscal Quarter in which the Original Closing Date occurs to the end of the most recently completed Measurement Period (or, in the case such Consolidated Net Income is a deficit, minus 100% of such deficit), plus
(c)    (i) the cumulative amount of cash and Cash Equivalent proceeds (net of reasonable transaction costs associated with any of the events described in clauses (A) or (B) below) from (A) the issuance of Qualified Capital Stock of Holdings after the Original Closing Date and on or prior to such time (including upon exercise of warrants or options), and (B) contributions to the equity capital of Holdings after the Original Closing Date and on or prior to such time, (ii) the fair market value (as reasonably determined in good faith by Holdings) of marketable securities or other property contributed to the Qualified Capital Stock of Holdings or any Parent Company from and after the Original Closing Date from any Person other than a Restricted Subsidiary and (iii) the fair market value (as reasonably determined in good faith by Holdings) of the Qualified Capital Stock of Holdings or any Parent Company issued upon conversion of Indebtedness Incurred or Disqualified Capital Stock issued after the Original Closing Date of Holdings or any of its Restricted Subsidiaries owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party; provided, that in each case the proceeds of such transaction have been contributed as, or issued in exchange for, common equity to the capital of the Borrower; provided, further such amount shall not include (I) any such contribution by Holdings or any of its Subsidiaries, (II) Specified Equity Contributions, (III) issuances of Capital Stock applied pursuant to Section 8.05(d) or (IV) any amounts designated as Contribution Amounts and Not Otherwise Applied, plus
(d)    100% of the aggregate amount received by the Borrower and/or its Restricted Subsidiaries in cash and Cash Equivalents (after taking into account the payment of fees, costs or other transactions expenses relating thereto) from:
(i)        the sale (other than to Holdings or any such Restricted Subsidiary) of any Capital Stock of an Unrestricted Subsidiary, or
(ii)        any dividend or other distribution by an Unrestricted Subsidiary, or
(iii)        any interest, returns of principal, repayments and similar payments by such Unrestricted Subsidiary, plus
(e)    in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value (as determined in good faith by the board of directors of the Borrower) of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments (i) correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 7.11, (ii) were originally made using the Available Amount pursuant to Section 8.06(q) and (iii) do not exceed the amount of such original Investment, plus
(f)    the aggregate Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries after the Original Closing Date and on or prior to such time from the Disposition of any Investments made pursuant to Section 8.06(q), up to a maximum amount of such original Investment, plus
(g)    the Net Cash Proceeds from returns, profits, distributions and similar amounts on Investments made pursuant to Section 8.06(q) actually received by the Borrower and its Restricted Subsidiaries in cash or Cash Equivalents after the Original Closing Date and on or prior to such time, up to a maximum amount of such original Investment, plus
(h)    the aggregate amount of Remaining Declined Proceeds Not Otherwise Applied on or prior to such time, plus
(i)    without duplication of clause (h), the aggregate amount of Net Cash Proceeds of any Asset Sale by Holdings or any of its Restricted Subsidiaries that is not required to be prepaid and is not otherwise reinvested in accordance with Section 4.02(c), minus
(j)    any amount of the Available Amount used to make Investments pursuant to Section 8.06(q) after the Original Closing Date and prior to such time, minus
(k)    any amount of the Available Amount used to make Restricted Payments pursuant to Section 8.05(b) after the Original Closing Date and prior to such time, minus
(l)    the aggregate amount of Restricted Payments made pursuant to Section 8.05(k) after the Original Closing Date and prior to such time (without duplication of the reduction of the Available Amount pursuant to Section 8.05(l)), minus
(m)    any amount of the Available Amount used to make payments or redemptions pursuant to Section 8.07(d) after the Original Closing Date and prior to such time, minus
(n)     any amount of the Available Amount used to make Investments in a Subsidiary following the re-designation of such Subsidiary from an Unrestricted Subsidiary into a Restricted Subsidiary or the merger, consolidation or amalgamation of such Unrestricted Subsidiary with or into, or transfers or conveyance of assets by such Unrestricted Subsidiary to, or the liquidation of such Unrestricted Subsidiary into, the Borrower or a Restricted Subsidiary in accordance with clause (e) above, if such Restricted Subsidiary is subsequently re designated as an Unrestricted Subsidiary (including the merger, consolidation or amalgamation thereof).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.
“Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time; provided, that to the extent the Base Rate would be less than zero, the Base Rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Lending Rate or the Federal Funds Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate or the Federal Funds Rate, respectively.
“Base Rate Loan” shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. §1010.230.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Bona Fide Lending Affiliate” shall mean, with respect to any competitor of the Borrower or its Subsidiaries or any other Person identified in name pursuant to the definition of “Disqualified Lender”, a debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person that is separately identified pursuant to clause (a) (to the extent identified prior to the Original Closing Date) or clause (b) of the definition of “Disqualified Lender”) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such competitor or other Person, as applicable, but only to the extent that no personnel involved with the investment in such competitor or other Person, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions for such entity or (y) has access to any information (other than information that is publicly available) relating to Holdings or the Borrower or any entity that forms a part of Holdings’ or the Borrower’s business (including Subsidiaries thereof).
“Borrower” shall have the meaning set forth in the preamble hereto.
“Borrowing” shall mean the borrowing of (i) one Loan of the same Class and Type, made or continued on the same date (or resulting from a conversion or conversions on such date) having in the case of LIBOR Loans, the same Interest Period or (ii) a Swing Line Loan; provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of the related Borrowing of LIBOR Loans.
“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in the state of New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.
“Cancellation” or “Cancelled” shall mean the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase or other acquisition of Loans (including any Open Market Purchase), which cancellation shall be consummated as described in Section 12.04(a)(iii)(D), the definition of “Dutch Auction” and the definition of “Eligible Assignee.”
“Capital Lease Obligations” shall mean, with respect to any Person for any period, all rental obligations of such Person which, under GAAP as calculated in accordance with Section 12.07, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including common stock and preferred stock), any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests (general and limited), and membership and limited liability company interests, and any and all warrants, rights or options to purchase any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such capital stock).
“Cash Collateralized” shall have the meaning assigned to such term in the definition of “Letter of Credit Expiration Date”, and the terms “Cash Collateral,” “Cash Collateralize” and “Cash Collateralizing” shall have the meanings correlative thereto.
“Cash Equivalents” shall mean, as of any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States or any agency or instrumentality thereof or (b) issued by any agency of the United States in each case maturing within thirteen months after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within thirteen months after such date and having, at the time of the acquisition thereof, a rating of at least A‑2 from S&P or at least P‑2 from Moody’s; (iii) (a) commercial paper maturing no more than thirteen months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A‑2 from S&P or at least P‑2 from Moody’s and (b) other corporate obligations maturing no more than thirteen months from the acquisition thereof and having, at the time of the acquisition thereof, a rating of at least AA from S&P or at least Aa2 from Moody’s; (iv) variable rate demand notes and auction rate securities maturing no more than thirteen months from the date of creation thereof; (v) certificates of deposit or bankers’ acceptances maturing within thirteen months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P or Moody’s and (vii) solely with respect to any Foreign Subsidiary, substantially similar investments to those outlined in clauses of (i) through (vi) above, of reasonably comparable credit quality (taking into account the jurisdiction where such Foreign Subsidiary conducts business) in any jurisdiction in which such Person conducts business (it being understood that such investments may be denominated in the currency of any jurisdiction in which such Person conducts business).
“Cash Management Agreement” shall mean any agreement for the provision of Cash Management Services.
“Cash Management Obligations” shall mean any and all obligations, including guarantees thereof, of any Loan Party to a bank or other financial institution providing Cash Management Services.

“Cash Management Services” shall mean (i) cash management services, including disbursement services, treasury, depository, overdraft, electronic funds transfer and other cash management arrangements and (ii) commercial credit or debit card and merchant card services, in each case, provided to any Loan Party by the Administrative Agent, a Lender or any of their respective Affiliates.
“Certificated Securities” shall have the meaning set forth in Section 5.19(a).
“Change in Tax Law” shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law, treaty, regulation or rule (or in the official application or official interpretation of any law, treaty, regulation or rule, including a holding, judgment or order by a court of competent jurisdiction) relating to taxation.
“Change of Control” shall mean, at any time (a) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Permitted Holders, beneficially own, directly or indirectly, Capital Stock of Holdings representing more than 35% of the aggregate ordinary voting power of Holding’s Capital Stock and the percentage of the aggregate ordinary voting power represented by such Capital Stock beneficially owned, directly or indirectly, by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Capital Stock of Holdings then beneficially owned by the Permitted Holders or (b) at any time, and for any reason, Holdings shall fail to own, directly or indirectly, 100% of the Capital Stock of the Borrower.
For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Securities Exchange Act of 1934, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934 (excluding any employee benefit plan of such Person and its subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) and (ii) the phrase “person” or “group” is within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934.
“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Revolving Loans, Swing Line Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans or Extended Revolving Loans; when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, Revolving Commitment, Commitment with respect to any Incremental Term Facility, Extended Revolving Commitments, Other Term Commitment or Other Revolving Commitment; and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans, Extended Term Loans and Other Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes. Incremental Revolving Loans, Extended Revolving Loans and Other Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.
“Closing Date Acquisition” shall mean the Acquisition of Consolidated Construction Solutions I LLC, a Delaware limited liability company, by the Borrower on the Original Closing Date.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Collateral” shall mean all property and assets (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document; provided that the Collateral shall not include any Excluded Assets.
“Collateral Agent” shall mean Jefferies, in its capacity as collateral agent for the Secured Parties under the Loan Documents, together with its permitted successors and assigns.
“Commercial Letter of Credit” shall mean any documentary letter of credit or similar instrument.
“Commitment” shall mean, for each Lender, the sum of its Revolving Commitment and/or Term Loan Commitment and, if applicable, any commitment with respect to an Incremental Term Facility, Other Term Commitment, any commitment with respect to an Incremental Revolving Facility, Other Revolving Commitment or any other commitments created pursuant to an Extension or any combination thereof.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Commonly Controlled Entity” shall mean a person or an entity, whether or not incorporated, that is part of a group that includes Holdings or the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes relating to Section 412 of the Code).
“Compliance Certificate” shall mean a certificate duly executed by an Authorized Officer substantially in the form of Exhibit B.
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including accelerated amortization from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).
“Consolidated Capital Expenditures” shall mean, as of any date for the applicable period then ended, all capital expenditures of Holdings and its Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.
“Consolidated Construction” means Consolidated Construction Solutions I LLC, a Delaware limited liability company.
“Consolidated Current Assets” shall mean, at any date, all amounts (other than (a) cash and Cash Equivalents, (b) any tax assets, (c) any deferred tax assets, (d) deferred bank fees, (e) derivative financial instruments and (f) the effects of any purchase accounting adjustments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date.
“Consolidated Current Liabilities” shall mean, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Restricted Subsidiaries at such date, but excluding, without duplication, (a) the current portion of any Funded Debt of Holdings and its Restricted Subsidiaries, (b) all Indebtedness consisting of the Loans and other long term liabilities permitted to be Incurred pursuant to this Agreement and accrued interest thereon to the extent otherwise included therein, (c) the current portion of interest, (d) accruals for current or deferred taxes based on income or profits, (e) accruals of any costs or expenses relating to restructuring reserves, (f) derivative financial instruments, (g) current liabilities consisting of deferred revenue and (h) the effects of any purchase accounting adjustments.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Holdings and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including accelerated depreciation from the write-off or write-down of tangible or intangible assets (other than the write-down of current assets) including capitalized software and organizational costs).
“Consolidated EBITDA” shall mean, at any date of determination, an amount equal to Consolidated Net Income of Holdings and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus
(a)    the following (without duplication) to the extent deducted and not added back or excluded in calculating Consolidated Net Income (other than with respect to clause (a)(xv) and (a)(xx) below) for the most recently completed Measurement Period:
(i)    Consolidated Interest Expense;
(ii)    the provision for federal, state, local and foreign income Taxes, taxes on profit or capital, including, without limitation, state franchise and similar taxes, and foreign withholding taxes (and, without duplication, any dividends or other distributions made pursuant to Section 8.05(g)(ii) to the extent the amount so distributed correlates (on a dollar-for-dollar basis) with amounts that reduced Consolidated Net Income during such period);
(iii)    Consolidated Amortization Expense;
(iv)    Consolidated Depreciation Expense;
(v)    all non‑cash charges, expenses, items and losses, including, without limitation (A) non‑cash items for any management equity plan, supplemental executive retirement plan or stock option plan, warrants or other type of compensatory plan for the benefit of officers, directors or employees, (B) non‑cash restructuring charges or non‑cash reserves in connection with the Initial Acquisitions or in connection with any Permitted Acquisition or similar Investment under Section 8.06 consummated after the Original Closing Date, (C) all non‑cash losses (minus any non‑cash gains) from Dispositions (but for clarity excluding write‑offs or write‑downs of inventory), (D) any non‑cash purchase or recapitalization accounting adjustments, (E) non‑cash losses (minus any non‑cash gains) with respect to Swap Agreements, (F) non‑cash charges attributable to any post‑employment benefits offered to former employees, (G) non‑cash asset impairments (but for clarity excluding impairments of inventory) and (H) the non‑cash effects of purchase accounting or similar adjustments required or permitted by GAAP in connection with the Initial Acquisitions or any Permitted Acquisitions or similar Investments permitted under Section 8.06;
(vi)    other accruals, payments, costs, fees and expenses (including rationalization, legal, third party consulting, tax, structuring, transition and other costs, fees and expenses) incurred in connection with (i) Acquisitions prior to the Original Closing Date (including, but not limited to charges and losses on account of purchase price adjustments and earn-out payments), (ii) the Transactions or (iii) Permitted Acquisitions (including, but not limited to, charges and losses on account of purchase price adjustments and earn-out payments), Investments, Dispositions, consolidations, recapitalizations, restructurings, equity issuances and financings (including any amendments, waivers, other modifications, repayments or any incurrence thereof) after the Original Closing Date, whether or not consummated;

(vii)    indemnification amounts and reasonable out‑of‑pocket expenses paid in cash or accrued (plus any indemnification amounts and reasonable out‑of‑pocket expenses accrued in any prior period but not added back in any such prior period) and all other fees, costs, compensation and other expenses of the board of directors of the Loan Parties (or any direct or indirect parent company thereof);
(viii)    compensation expenses resulting from (i) the repurchase of equity interests of Holdings from employees, directors or consultants of Holdings or any of its Restricted Subsidiaries, in each case, to the extent permitted by this Agreement, (ii) to the extent such expenses are non-cash, any management equity plan or stock option plan, warrants or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, and (iii) payments to employees, directors or officers of Holdings and its Restricted Subsidiaries paid in connection with Restricted Payments that are otherwise permitted hereunder to the extent such payments are not made in lieu of, or a substitution for, ordinary salary or ordinary payroll payments,
(ix)    cash proceeds of business interruption insurance to the extent such proceeds are received by Holdings or any Restricted Subsidiary during such period or Holdings or any Restricted Subsidiary reasonably expects such proceeds will be received by Holdings or any Restricted Subsidiary in a subsequent period; provided that amounts included in Consolidated EBITDA that were reasonably expected to be received and not yet received shall not also be included in Consolidated EBITDA when and to the extent they are actually received,
(x)    charges, losses or expenses to the extent indemnified, insured or reimbursed by a third-party to the extent such indemnification, insurance or reimbursement is actually received in cash for such period (or reasonably expected to be so paid or reimbursed in a subsequent period);
(xi)    (i) extraordinary, unusual or non‑recurring charges, expenses or losses and (ii) restructuring costs, integration costs, business optimization expenses or costs (including charges related to the implementation of cost-savings initiatives, operating expense reductions and other similar initiatives), reserve, retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, contract termination costs, severance costs, transaction fees and expenses, including, without limitation, any one time expense relating to the implementation of operational and reporting systems and technology initiatives, enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company; provided, that the aggregate amount pursuant to this clause (xi)(ii), together with amounts in clause (xv) below, shall not, in any consecutive four Fiscal Quarter period exceed 25% of Consolidated EBITDA (determined after giving effect to the adjustments in this clause (xi)(ii) and clause (xv) below for such period);
(xii)    (A) any net gain or loss from disposed or discontinued operations (and any costs and expenses related to such disposal or discontinuation) and (B) gains, losses, charges and expenses attributable to asset Dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business;
(xiii)    fees, costs and expenses associated with litigation and any settlements thereof;
(xiv)    (A) retention, contract termination, recruiting, relocation, severance, reduction in work force and signing bonuses and expenses and (B) one-time costs related to enhanced accounting functions associated with becoming a public company;
(xv)    the amount of cost savings, operating expense reductions, workforce reductions, other operating improvements and other initiatives and synergies or operational changes (net of the amount of actual amounts realized) that are (A) projected by the Borrower in good faith to be reasonably anticipated to be realizable within twenty four (24) months after the date the Specified Transaction is initiated or a plan for realization thereof shall have been established, and (B) related to a Specified Transaction, in each case, which will be added to Consolidated EBITDA as so projected or determined until fully realized and calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period; provided, that the aggregate amount pursuant to this clause (xv), together with amounts in clause (xi)(ii) above, shall not, in any consecutive four Fiscal Quarter period exceed 25% of Consolidated EBITDA (determined after giving effect to the adjustments in this clause (xv) and clause (xi)(ii) above for such period);
(xvi)    gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period and any unrealized exchange, translation or performance losses relating to any foreign currency hedging transactions for such period;
(xvii)    unrealized losses with respect to obligations under Swap Agreements designed to provide protections against fluctuations in interest rates or embedded derivatives that require similar accounting treatment and any costs, expenses or fees in connection with the entry into or execution of Swap Agreements;
(xviii)     losses resulting from the early extinguishment of debt;
(xix)    (i) royalty expenses and (ii) bonuses to members of management of, as applicable, the First Acquired Business prior to the Original Closing Date and the Second Acquired Business prior to the Restatement Effective Date;
(xx)    other adjustments (including projected cost savings, operating expense reductions, other operating improvements and initiatives and synergies) consistent with Article 11 of Regulation S-X promulgated under the Securities Exchange Act of 1934 and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency), or as set forth or of the type set forth in each of the Sponsor Model or the quality of earnings report delivered to the Lead Arrangers prior to the Original Closing Date, and
(xxi) for any entity, division, operation or line of business commenced or started within the twelve (12) months prior to the last day of the Measurement Period, the amount by which expenses exceed revenues in an amount not to exceed $7,500,000 in the aggregate for such period, minus
(b)    the following (without duplication) to the extent included in calculating such Consolidated Net Income for the most recently completed Measurement Period, without duplication:
(i)    federal, state, local and foreign income tax credits;
(ii)    non‑cash items increasing Consolidated Net Income (in each case of or by Holdings and its Restricted Subsidiaries for such Measurement Period) (excluding any such non cash item to the extent it represents the reversal of an accrual or reserve for potential cash item which reduced Consolidated EBITDA in any prior period) (other than the accrual of revenue in the ordinary course);
(iii)    any gain from extraordinary, unusual or non‑recurring items;
(iv)    any aggregate net gain from the sale of property (other than accounts and inventory (as defined in the applicable UCC)) out of the ordinary course of business by such Person;

(v)    any other non‑cash gain;
(vi)    any gains due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period and any exchange, translation or performance gains relating to any foreign currency hedging transactions for such period; and
(vii)    any addition to Consolidated EBITDA from the immediately preceding four Fiscal Quarter period in respect of expenses that were expected to be reimbursed pursuant to a written contract or insurance policy that were not so reimbursed within 365 days of such period or which contract or pursuant to an insurance policy has been disclaimed by the unaffiliated third party that is a party thereto.
Notwithstanding the foregoing or anything herein to the contrary, it is understood and agreed that, for all purposes hereunder and under any other Loan Document, Consolidated EBITDA for the Fiscal Quarter ended (i) September 30, 2017 shall be deemed to be $45,549,000, (ii) December 31, 2017 shall be deemed to be $31,039,000, (iii) March 31, 2018 shall be deemed to be $8,822,000, and (iv) June 30, 2018 shall be deemed to be $39,546,000; provided that Consolidated EBITDA may be further adjusted with respect to the foregoing periods in accordance with the definition of Pro Forma Basis or to give effect to any addbacks pursuant to clause (a)(xiv) above.

“Consolidated Interest Expense” shall mean, without duplication, for any Measurement Period, the result of (a) the sum of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness for borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements (but excluding any unrealized costs and losses) and (ii) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, minus (b) the sum of (i) consolidated net gains of such Person and its Subsidiaries under Swap Agreements (but excluding any unrealized gains) and (ii) consolidated interest income, in each case of or by Holdings and its Restricted Subsidiaries for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” shall mean, as of any date of determination, with respect to Holdings and its Subsidiaries, for any Measurement Period, the net income (or loss) of Holdings and its Subsidiaries for such Measurement Period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from the calculation of Consolidated Net Income (a) except as otherwise provided in the Loan Documents with respect to calculations to be made on a pro forma basis, the net income (or loss) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries, (b) the net income (or loss) of any Person that is an Unrestricted Subsidiary or in which such Person has a minority ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions, (c) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income and (d) the income (or loss) attributable to the early extinguishment of Indebtedness.
“Consolidated Total Assets” shall mean, as of any date of determination, the total property and assets in each case of Holdings and its Restricted Subsidiaries as at the end of the most recently ended Fiscal Quarter of Holdings for which financial statements have been made available (or were required to be made available) pursuant to Section 6.01(e), Section 7.01(a) or Section 7.01(b), determined on a consolidated basis in conformity with GAAP.

“Consolidated Total Debt” shall mean, at any date, an amount equal to the aggregate principal amount (or, if higher, the par value or stated face amount (other than with respect to zero coupon Indebtedness)) of all Indebtedness for borrowed money of Holdings and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding (i) any liabilities referred to in clause (g) of the definition of “Indebtedness”, (ii) the undrawn portion of any letters of credit, bankers’ acceptances, surety bonds or similar arrangements, and (iii) any Guarantee Obligations in respect of any such liabilities described in the preceding clauses (i) and (ii).
“Consolidated Working Capital” shall mean, at any date, Consolidated Current Assets on such date less Consolidated Current Liabilities on such date.
“Consolidated Working Capital Adjustment” shall mean, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period. For purposes of calculating Consolidated Working Capital for any period in which a Permitted Acquisition or similar Investment permitted hereunder occurs, the “consolidated current assets” and “consolidated current liabilities” of any Person acquired in such Permitted Acquisition or such similar Investment (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) as of the date such Permitted Acquisition or such similar Investment is consummated shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or such similar Investment.
“Contractual Obligation” shall mean, with respect to any Person, any provision of any agreement, instrument or other undertaking (other than a Loan Document, document evidence Permitted Incremental Equivalent Debt or any document evidencing any Permitted Refinancing thereof) to which such Person is a party or by which it or any of its property is bound.
“Contribution Amounts” shall mean the Net Cash Proceeds of cash contributions Not Otherwise Applied (other than (x) Specified Equity Contributions and (y) from the issuance of Disqualified Capital Stock or contributions by Holdings or any Restricted Subsidiary) made to the capital of Holdings (which Net Cash Proceeds are in turn contributed to the Borrower in the form of common equity) after the Original Closing Date (whether through the issuance or sale of Qualified Capital Stock or otherwise).
“Contribution Indebtedness” shall mean Indebtedness of any Loan Party so long as the aggregate principal amount of all such Indebtedness Incurred by such Loan Party shall not exceed the aggregate Contribution Amount at the time of such Incurrence; provided that such Contribution Indebtedness (i) is not guaranteed by any Person other than the Borrower and the Subsidiary Guarantors, (ii) is Incurred within 180 days after the making of the related Contribution Amount and (iii) is so designated as Contribution Indebtedness pursuant to a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent on the date of Incurrence thereof.
“Contribution Percentage” shall have the meaning set forth in Section 9.09.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Investment Affiliate” shall mean, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any person Controlling such person) primarily for making equity or debt investments, directly or indirectly, in Holdings or other portfolio companies of such Person.
“Credit Agreement Refinancing Indebtedness” shall mean Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments) obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or in part, any or all Classes of then existing Term Loans, Revolving Loans or Revolving Commitments (in each case (including any successive Credit Agreement Refinancing Indebtedness) (the “Refinanced Debt”); provided that (x) such Credit Agreement Refinancing Indebtedness (including, if such Credit Agreement Refinancing Indebtedness includes any Other Revolving Commitments, such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including, in the case of Refinanced Debt consisting, in whole or in part, of Revolving Commitments or Other Revolving Commitments, the amount thereof) plus any Term Loans and/or Revolving Commitments plus other Indebtedness that could otherwise be incurred under Section 2.15 (subject to the conditions to such incurrence set forth in Section 2.15) or Section 8.01(d) (subject to the conditions to such incurrence set forth in Section 8.01(d)) or as Permitted Incremental Equivalent Debt (subject to the conditions to the incurrence of Permitted Incremental Equivalent Debt), plus premiums and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including upfront fees and original issue discount) incurred in connection with such Credit Agreement Refinancing Indebtedness, (y) such Credit Agreement Refinancing Indebtedness does not mature prior to the maturity date of and, except in the case of Other Revolving Commitments, has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity at such time of the corresponding Class of Credit Agreement Refinancing Indebtedness (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Refinanced Debt), and (z) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued and unpaid interest, fees then due and premiums (if any) in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness. For the avoidance of doubt, (x) Credit Agreement Refinancing Indebtedness shall be subject to the requirements set forth in Section 2.17, and (y) to the extent that such Credit Agreement Refinancing Indebtedness consists, in whole or in part, of (i) Revolving Commitments or Other Revolving Commitments, such Revolving Commitments or Other Revolving Commitments or (ii) Revolving Loans, Other Revolving Loans or Swing Line Loans, the corresponding Revolving Commitments or Other Revolving Commitments, in each case, shall be terminated, and all accrued fees in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness.
“Credit Extension” shall have the meaning set forth in Section 6.02.
“Cure Period” shall have the meaning set forth in Section 10.04(a).
“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declined Proceeds” shall have the meaning set forth in Section 4.02(h).
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies Administrative Agent, the Revolving Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Revolving Agent, the Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Issuing Bank, the Swing Line Lender, the Revolving Agent or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Revolving Agent, the Issuing Bank or the Borrower, to confirm in writing to Administrative Agent, the Revolving Agent, the Issuing Bank or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, the Revolving Agent, the Issuing Bank and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or Undisclosed Administration, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent or the Revolving Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent or the Revolving Agent, as applicable, in a written notice of such determination, which shall be delivered by the Administrative Agent or Revolving Agent, as applicable, to the Borrower, the Issuing Bank, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition made pursuant to Section 8.04(r) that is designated as “Designated Non‑Cash Consideration” on the date received pursuant to a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent (with the amount of Designated Non‑Cash Consideration in respect of any Disposition being reduced for purposes of Section 8.04(r) to the extent the Borrower or any Restricted Subsidiary converts the same to cash or Cash Equivalents within 180 days following the consummation of the applicable Disposition).
“Disposition” shall mean, with respect to any property (including, without limitation, Capital Stock of the Borrower or any of its Restricted Subsidiaries), any sale, Sale Leaseback Transactions, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of Holdings’ Restricted Subsidiaries. The terms “Dispose” and “Disposed of” shall have correlative meanings. For the avoidance of doubt, the terms Disposition, Dispose and Disposed of do not refer to the issuance, sale or transfer of Capital Stock by Holdings.
“Disqualified Capital Stock” shall mean any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be exercisable only after the prior repayment in full of the Obligations), in each case, prior to the date that is ninety‑one days after the Latest Maturity Date at the time of issuance of the respective Capital Stock, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, prior to the date that is ninety‑one days after the Latest Maturity Date at the time of issuance of the respective Capital Stock, except as a result of a change in control or an asset sale or, in case of Capital Stock issued to an employee or director of Holdings or a Restricted Subsidiary, the death, disability, retirement, severance or termination of employment or service of such holder, in each case so long as any such right of the holder is exercisable only after the prior repayment in full of the Obligations, (c) requires the payment of any cash dividend or any other scheduled cash payment, in each case, prior to the date that is ninety‑one days after the Latest Maturity Date at the time of issuance of the respective Capital Stock, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety‑one days after the Latest Maturity Date at the time of issuance of the respective Capital Stock; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of Holdings or its Restricted Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Capital Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock or portion thereof, plus accrued dividends.
“Disqualified Lender” shall mean (a) any financial institution or other Person identified by name in writing, prior to the date of the Fee Letter, by the Borrower to the Administrative Agent as not constituting an “Eligible Assignee” and any Subsidiary or Affiliate thereof reasonably identifiable on the basis of its name as a Subsidiary or Affiliate of a Disqualified Lender and (b) any competitor of the Borrower or its Subsidiaries identified by name in writing by the Borrower to the Administrative Agent from time to time and any Subsidiary or Affiliate thereof reasonably identifiable on the basis of its name as a Subsidiary or Affiliate of a Disqualified Lender (other than any Affiliates of a Disqualified Lender that are Bona Fide Lending Affiliates). The Borrower may from time to time update the list of Disqualified Lenders provided to the Administrative Agent prior to the Original Closing Date to include competitors or Affiliates of competitors (in each case other than Affiliates that are Bona Fide Lending Affiliates); provided that such updates shall not apply retroactively to disqualify parties that have previously acquired an assignment or participation interest in the Loans and Commitments.
“Division/Series Transaction” shall mean, with respect to any Loan Party and/or any of its Subsidiaries that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Loan Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware.

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.
“Domestic Subsidiary” shall mean, with respect to any Person, any Subsidiary of such Person incorporated or organized in the United States, any State thereof or the District of Columbia.
“Dutch Auction” shall mean one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Loans; provided that, each such Purchase is made on the following basis:
(a)    (i) the Purchaser will notify the Auction Manager in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lenders) that such Purchaser wishes to make an offer to purchase from (x) each Lender with respect to any Class or Tranche of Loans, in an aggregate principal amount as is specified by such Purchaser (the “Loan Purchase Amount”) with respect to each applicable Class and/or Tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Loans to be purchased (it being understood that different Offer Prices and/or Loan Purchase Amounts, as applicable, may be offered with respect to different Classes and/or Tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice (or such other time as the Auction Manager shall agree); and (ii) the Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Auction Manager shall not be less than $5,000,000 in the aggregate;
(b)    such Purchaser will allow each Lender holding the Class and/or Tranche of Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s Class and/or Tranche or Classes and/or Tranches of Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s Class and Tranches of Loans at which such Lender is willing to permit a purchase of all or a portion of its Loans to occur at each such Acceptable Price (the “Reply Amount”);
(c)    based on the Acceptable Prices and Reply Amounts of the Loans as are specified by the Lenders, the Auction Manager in consultation with such Purchaser, will determine the lowest purchase price (the “Applicable Discount Price”) within the range of the Offer Price for such Purchase that would allow the Purchaser to complete the Purchase by purchasing the full Loan Purchase Amount (or such lesser amount of Loans for which the Purchaser has received a Qualifying Loan (as defined below);
(d)    such Purchaser shall purchase Loans from each Lender whose Return Bid is equal to or less than the Applicable Discount Price (each, a “Qualifying Loan” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below. All Qualifying Loans (including multiple component Qualifying Loans contained in a single Return Bid) received at an Acceptable Price lower than the Applicable Discount Price will be purchased at such applicable Acceptable Price and shall not be subject to proration;
(e)    if the aggregate principal amount of all Qualifying Loans submitted in any Purchase would exceed the remaining Loan Purchase Amount (after deducting all Loans to be purchased at prices below the Applicable Discount Price) such Purchaser shall purchase Qualifying Loans at the Applicable Discount Price ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender in an aggregate amount necessary to complete the purchase of the Loan Purchase Amount;
(f)    the Purchase shall be consummated pursuant to and in accordance with Section 12.04 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Auction Manager and Purchaser (provided that, subject to the proviso of subsection (g) of this definition, such Purchase shall be required to be consummated no later than ten Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice (the “Expiration Date”); provided, that such Expiration Date may be extended for a period not exceeding three Business Days upon notice by the Purchaser to the Auction Manager not less than 24 hours before the original Expiration Date);
(g)    upon submission by a Lender of a Qualifying Bid (defined below), subject to the foregoing clauses (e) and (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount Price plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 12.04 and as otherwise provided herein; provided that as long as no Return Bids which contains an Acceptable Price that is equal to or less than the Applicable Discount Price have been submitted (a “Qualifying Bid”), each Purchaser may rescind its Purchase Notice by notice to the Auction Manager; and
(h)    purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.
“ECF Percentage” shall mean 75%; provided that the ECF Percentage shall be reduced to (i) 50% if the First Lien Net Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 1.76:1.00 but greater than 1.26:1.00, (ii) 25% if the First Lien Net Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 1.26:1.00 but greater than 0.76:1.00 and (iii) 0% if the First Lien Net Leverage Ratio as of the last day of the respective Excess Cash Flow Period is less than or equal to 0.76:1.00.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” shall mean (a) any Lender, any Affiliate of a Lender and any Approved Fund (any two or more Approved Funds with respect to a particular Lender being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act); provided that “Eligible Assignee” shall (x) include Permitted Auction Purchasers, subject to the provisions of Section 12.04(a)(iii), but solely to the extent that any such Person purchases or acquires Loans and effects a Cancellation immediately upon such contribution, purchase or acquisition and (y) include Affiliated Investment Funds and Affiliated Lenders, subject to the limitations set forth in the provisions of Section 12.04(a)(iv) and (z) exclude (i) any natural person, or the Sponsor, the Borrower, or any of Holdings or the Sponsor’s or the Borrower’s Affiliates (in each case except as set forth in clauses (x) or (y) above) and (ii) any Disqualified Lender.
“Embargoed Person” shall have the meaning set forth in Section 7.16(c).
“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations and/or proceedings relating to any noncompliance with, or liability arising under, Environmental Law or any permit issued by any Governmental Authority under any Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other corrective actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health and safety with respect to exposure to, or the environment due to the presence of, Materials of Environmental Concern.
“Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal Requirements of Law, including common law, concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, pollution, or protection or restoration of the environment.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.
“ERISA Event” shall mean (a) a Reportable Event with respect to a Single Employer Plan; (b) the withdrawal of the Borrower or any Commonly Controlled Entity from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any Commonly Controlled Entity from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Single Employer Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Single Employer Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (g) the determination that any Single Employer Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any Commonly Controlled Entity; or (i) a failure by the Borrower or any Commonly Controlled Entity to make any required contribution to a Single Employer Plan or Multiemployer Plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning set forth in Section 10.01.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, an amount (not less than zero) equal to the excess, if any, of
(a)    the sum, without duplication, of
(i)    Consolidated Net Income for such Excess Cash Flow Period;
(ii)    the amount of all non‑cash charges (such as depreciation, amortization, and impairment) deducted in arriving at such Consolidated Net Income;
(iii)    the Consolidated Working Capital Adjustment for such Excess Cash Flow Period;
(iv)    the aggregate net amount of non-cash losses on the Disposition of property by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;
(v)    the amount of tax expense in excess of the amount of taxes paid in cash during such Excess Cash Flow Period to the extent such tax expense was deducted in determining Consolidated Net Income for such period;
(vi)    the amount of expenses in respect of pension and other post-employment benefits in excess of the amount of pension and other post-employment benefits paid in cash during such Excess Cash Flow Period to the extent such expenses in respect of pension and other post-employment benefits were deducted in determining Consolidated Net Income for such period;
(vii)    the amount of cash receipts in respect of Swap Agreements during such Excess Cash Flow Period to the extent not included in determining Consolidated Net Income for such period; minus
(b)    the sum, without duplication, of
(i)    the amount of all non‑cash gains or credits included in arriving at such Consolidated Net Income;
(ii)    the aggregate amount actually paid by Holdings and its Restricted Subsidiaries in cash on account of Consolidated Capital Expenditures, other than to the extent financed with proceeds from Indebtedness (other than a revolving line of credit) or equity during such Excess Cash Flow Period;
(iii)    the aggregate amount actually paid by Holdings and its Restricted Subsidiaries in cash on account of Permitted Acquisitions (including on account of earn-out payment obligations in connection with Permitted Acquisitions) (other than to the extent financed with proceeds of Indebtedness (other than revolving lines of credit) or equity) during such Excess Cash Flow Period;
(iv)    the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt (including the Term Loans) made in respect of such Excess Cash Flow Period (including payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income) (other than (x) prepayments described in Section 4.02(b) and (y) repayments to the extent financed with Indebtedness (other than revolving lines of credit) or equity);
(v)    the aggregate net amount of gains on the Disposition of property (including any Sale Leaseback Transaction permitted under Section 8.09) by Holdings and its Restricted Subsidiaries during such Excess

Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;
(vi)    (A) the aggregate amount of all Investments made in cash during such Excess Cash Flow Period pursuant to clauses (d), (e), (w) and (hh) of Section 8.06 (other than (x) intercompany Investments among or between Holdings and its Restricted Subsidiaries and (y) to the extent financed with Indebtedness (other than revolving lines of credit) or equity) or (B) the aggregate amount reasonably expected by Holdings or any of its Restricted Subsidiaries during such Excess Cash Flow Period to be paid in cash on account of the consummation of Investments pursuant to clauses (d), (e), (w) and (hh) of Section 8.06 (other than intercompany Investments among or between Holdings and its Restricted Subsidiaries), in each case, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 4.02(b) with respect to such Excess Cash Flow Period (but not actually paid during such Excess Cash Flow Period); provided that (x) if any amounts on account of such Investments are deducted from Excess Cash Flow during such Excess Cash Flow Period pursuant to (B) above, such amount shall be added to the Excess Cash Flow for the immediately succeeding Excess Cash Flow Period if (I) the amount is not actually paid in cash or such Investment in respect of such payment is not actually consummated, in either case, prior to the date on which a prepayment of Term Loans would be required pursuant to Section 4.02(b) with respect to such Excess Cash Flow Period or (II) the amount paid is financed with Indebtedness (other than revolving lines of credit) or equity and (y) to the extent clause (x) is not applicable, no deduction shall be taken in the immediately succeeding Excess Cash Flow Period when such amounts deducted pursuant to clause (B) are actually paid;
(vii)    (A) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period and (B) the amount of taxes accrued for such period that have not been paid but are payable within 180 days after the end of such period (provided that (i) such amount was not deducted from Excess Cash Flow in any prior Excess Cash Flow Period and (ii) to the extent the amount of taxes paid during such period is less than the amount subtracted for such Excess Cash Flow Period under this clause (vii)(B), the amount of such shortfall shall be added to Excess Cash Flow for the succeeding Excess Cash Flow Period);
(viii)    Restricted Payments made in cash by Holdings during such Excess Cash Flow Period under clauses (d) (other than Restricted Payments made in reliance on clause (y) in the second proviso therein), (e), (f), (g), (l) and (o) of Section 8.05 (other than to the extent financed with Indebtedness (other than revolving lines of credit) or equity), in each case, to the extent not deducted in arriving at such Consolidated Net Income;
(ix)    the aggregate amount of all principal prepayments or repurchases of Indebtedness (other than (x) prepayments or repurchases of the Loans made during such Excess Cash Flow Period (except for any prepayment in connection with a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase), (y) to the extent such prepayments or repurchases are financed with Indebtedness (other than revolving lines of credit) or equity), and (z) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder;
(x)    the aggregate amount of any premium, make‑whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment or satisfaction and discharge of Indebtedness (other than to the extent financed with Indebtedness (other than revolving lines of credit) or equity) to the extent that the amount so prepaid, satisfied or discharged has not already been deducted (whether in determining Consolidated Net Income or otherwise) in determining Excess Cash Flow for that, or any prior, Excess Cash Flow Period;

(xi)    cash payments made in satisfaction of non‑current liabilities (excluding payments of Indebtedness) (other than to the extent financed with Indebtedness (other than revolving lines of credit) or equity) to the extent such non‑current liability has not already been deducted (whether in determining Consolidated Net Income or otherwise) in determining Excess Cash Flow for that, or any prior, Excess Cash Flow Period;
(xii)    to the extent not deducted in arriving at Consolidated Net Income, fees, expenses and purchase price adjustments incurred in connection with the Transactions, or, to the extent permitted hereunder, any Investment permitted under Section 8.06 and any equity issuance or debt issuance, in each case (whether or not consummated), to the extent paid in cash by Holdings or any of its Restricted Subsidiaries during such Excess Cash Flow Period;
(xiii)    the amount of pension and other post-employment benefits paid in cash during such Excess Cash Flow Period to the extent such payments exceed the amount of expenses in respect to pension and other post-employment benefits deducted in determining Consolidated Net Income for such period;
(xiv)    the amount of cash expenditures in respect of Swap Agreements during such Excess Cash Flow Period to the extent not deducted in determining Consolidated Net Income for such period;
(xv)    to the extent included in clause (a) of this definition, the Excess Cash Flow of any Foreign Subsidiary or non‑wholly owned Subsidiary that is not distributed, repatriated or otherwise returned to Holdings or a Wholly Owned Domestic Subsidiary of Holdings during such Excess Cash Flow Period but only to the extent that such distribution, repatriation or otherwise would reasonably be expected to result in adverse tax consequences that are not de minimis to Holdings or such Wholly Owned Domestic Subsidiary of Holdings as reasonably determined by the Borrower;
(xvi)    the aggregate amount of expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period to the extent that such expenditures are not expensed during such period;
(xvii)    any payment of cash (not constituting Consolidated Capital Expenditures, payments in respective Permitted Acquisitions or similar Investments) made during such Excess Cash Flow Period, other than to the extent financed with proceeds from Indebtedness (other than a revolving line of credit) or equity during such Excess Cash Flow Period, to be amortized or expensed over a future Excess Cash Flow Period and recorded as a long-term asset;
(xviii)  reimbursable or insured expenses incurred for such Excess Cash Flow Period to the extent that such reimbursement has not yet been received and to the extent not deducted in arriving at such Consolidated Net Income; and
(xix) without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by Holdings or any of the Restricted Subsidiaries pursuant to binding contracts or commitments (the “Contract Consideration”), in each case, entered into prior to or during such period and (2) the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Holdings or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Consolidated Capital Expenditures, Permitted Acquisitions and similar Investments (other than intercompany Investments) to be consummated or made, or planned to be made, during the period of four consecutive Fiscal Quarters of Holdings following the end of such period (other than to the extent (1) financed with proceeds from Indebtedness (other than a revolving line of credit) or equity or (2) deducted from the amount of Term Loans required to be prepaid in respect of the preceding

Excess Cash Flow Period pursuant to Section 4.02(b)(ii)(z)); provided, that to the extent the aggregate amount of cash actually utilized to finance such Consolidated Capital Expenditures, Permitted Acquisitions or Investments during such period of four consecutive Fiscal Quarters is less than the Contract Consideration or Planned Expenditures, as the case may be, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters.
For the purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, Consolidated Net Income shall not be calculated on a Pro Forma Basis and the Consolidated Net Income of a target of any Permitted Acquisition or any similar Investment permitted under Section 8.06 shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or such Investment.
“Excess Cash Flow Application Date” shall have the meaning set forth in Section 4.02(b).
“Excess Cash Flow Period” shall mean, with respect to any Excess Cash Flow Application Date, the immediately preceding Fiscal Year, commencing with the Fiscal Year ending December 31, 2019.
“Excluded Accounts” shall mean payroll accounts, employee benefit accounts, withholding tax and other fiduciary accounts, escrow accounts in respect of arrangements with non-affiliated third parties, worker’s compensation, customs accounts, trust and tax withholding which are funded by the Loan Parties in the ordinary course of business or as required by any Requirement of Law and cash collateral accounts subject to Liens permitted under the Loan Documents.
“Excluded Assets” shall mean (i) any fee‑owned Real Property with a fair market value of less than $1,000,000 and all Real Property constituting Leaseholds, (ii) (a) any motor vehicles, airplanes and other assets subject to certificates of title and (b) any letter of credit rights (other than letter of credit rights a security interest in which can be perfected by the filing of a UCC financing statement) or commercial tort claims, in each case, with a value of less than $1,000,000 (iii) any assets in which the grant of a pledge or security interest is prohibited by law, rule, regulation or would reasonably be expected to result in an adverse tax consequence that is not de minimis (as determined in good faith by the Borrower in consultation with Collateral Agent), (iv) Capital Stock or interests (a) in any entity that is not a Wholly Owned Subsidiary (including, for the avoidance of doubt, joint ventures) if the granting of a security interest in such Capital Stock would be prohibited by the Organizational Documents of such entity or otherwise require third party (other than Holdings or any of its Subsidiaries) consent (after giving effect to the applicable anti-assignment provisions of the UCC, the Bankruptcy Code or other applicable law), (b) that is voting Capital Stock of any Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary in excess of 65% of the total outstanding voting Capital Stock of such Excluded Foreign Subsidiary, (c) of any Excluded Foreign Subsidiary described in clauses (ii) and (iii) of the definition of Excluded Foreign Subsidiary, (d) of any Unrestricted Subsidiary, (e) of any Immaterial Subsidiary, (f) of any Subsidiary of the type described in clauses (v), (viii) and (ix) of the first parenthetical in the definition of “Subsidiary Guarantor” and (g) that is Margin Stock, except in the case of clause (e) above, a security interest therein can be perfected by the filing of a Uniform Commercial Code financing statement, (v) any assets of any Excluded Foreign Subsidiary, (vi) any governmental licenses or state or local franchises, charter and authorization, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby, (vii) assets in circumstances where the Administrative Agent and the Borrower reasonably agree that the cost of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (viii) licenses, instruments, leases and agreements or any property subject to such license, instrument, lease or agreement to the extent, and so long as, such a grant of security interest therein or pledge thereof would (a) violate or invalidate the terms of such license, instrument, lease or agreement or create a right of termination in favor of any other party thereto (other than a Loan Party) or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the UCC, the Bankruptcy Code or other applicable law), other than the proceeds thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition) or (b) violate any law, rule or regulation, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, Bankruptcy Code or any other requirement of law, (ix) any property or assets subject to a Lien with respect to any purchase money Indebtedness or Capital Lease Obligations permitted under the Loan Documents if the grant of a security interest therein would violate, invalidate or create a right of a right of termination in favor of any other party (other than a Loan Party) pursuant to the contract, agreement or document to which such Lien is granted, (x) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (xi) any foreign Intellectual Property and (xii) any Excluded Accounts; provided that (I) notwithstanding the above, Excluded Assets shall not include any Capital Stock of a Loan Party (other than Holdings) and (II) in the case of clause (vi), such exclusion shall not apply (a) to the extent the prohibition is ineffective under applicable anti‑nonassignment provisions of the UCC or other law or (b) to proceeds and receivables of the assets referred to in such clause, the assignment of which is expressly deemed effective under applicable anti‑nonassignment provisions of the UCC or other law notwithstanding such prohibition.
“Excluded Foreign Subsidiary” shall mean any (i) FSHCO, (ii) Subsidiary, the Capital Stock of which is directly or indirectly owned by any Excluded Foreign Subsidiary, and (iii) Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap then such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the applicable Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, the Revolving Agent, any Lender or any other recipient (including, for the avoidance of doubt, an Assignee or Participant) of any payment to be made by or on behalf of the Borrower or any Guarantor hereunder and under any Note, (i) any Tax imposed on or measured by its net income or net profits, and any franchise taxes imposed on it (in lieu of net income taxes), in each case imposed pursuant to the laws of the jurisdiction (or any subdivision thereof or therein) in which it is organized or in which it has its principal office or applicable lending office, or with which it otherwise has or had a connection (other than a connection resulting solely from the Loan Documents), (ii) any branch profits taxes or any similar tax imposed by any other jurisdiction in which the

Borrower or any Guarantor is located, (iii) any withholding Tax imposed under FATCA, (iv) any United States federal withholding tax imposed under the law applicable as of the date such Person becomes a party hereto (other than pursuant to an assignment request by the Borrower under Section 2.14) or designates a new lending office (other than a change of lending office pursuant to Section 2.13), except in each case to the extent that its assignor was entitled, at the time of such assignment, or a Lender was entitled, immediately before it changed its lending office, to receive additional or indemnified amounts from the Borrower or Guarantor with respect to such Tax pursuant to Section 4.04(a), and (v) any tax that is attributable to such Person’s failure, inability or ineligibility at any time during which it is a party to this Agreement to deliver the IRS forms and other documentation described in Sections 4.04(b), (c), or (d) (and the Non-Bank Certificate, as applicable), except to the extent that such failure, inability or ineligibility is due to a Change in Tax Law occurring after the date on which it became a party to this Agreement or designates a new lending office.
“Executive Order” shall have the meaning set forth in Section 5.21(b)(i).
“Extended Revolving Commitment” shall have the meaning given to that term in Section 2.16(a)(i).
“Extended Revolving Loans” shall have the meaning given to that term in Section 2.16(a)(i).
“Extended Term Loans” shall have the meaning given to that term in Section 2.16(a)(ii).
“Extending Revolving Loan Lender” shall have the meaning given to that term in Section 2.16(a)(i).
“Extending Term Lender” shall have the meaning given to that term in Section 2.16(a)(ii).
“Extension” shall have the meaning set forth in Section 2.16(a).
“Extension Amendment” shall have the meaning set forth in Section 2.16(c).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fee Letter” shall mean that certain confidential Second Amended and Restated Fee Letter, dated as of November 2, 2018, by and between the Lead Arrangers and the Borrower.
“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.
“First Acquired Business” means Consolidated Construction and its Subsidiaries.

“First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the excess of (i) Consolidated Total Debt that, as at such date, is secured by a Lien on any asset of property of Holdings or any of its Restricted Subsidiaries that is not expressly subordinated to the lien securing the Obligations over (ii) Net Cash as at such date, to (b) Consolidated EBITDA, calculated on a Pro Forma Basis, for the most recently completed Measurement Period.
“Fiscal Quarter” shall mean any fiscal quarter of any Fiscal Year, as determined in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Year” shall mean any period of twelve consecutive months ending in December of any calendar year on the Sunday closest to December 31st of such calendar year; provided that if the Fiscal Year of Holdings is changed in accordance with provisions of Section 8.10, “Fiscal Year” shall thereafter mean the respective fiscal year of Holdings as so changed.
“Fixed Incremental Amount” shall have the meaning set forth in the definition of Maximum Incremental Term Facilities Amount.
“Flood Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004, and (v) the Biggert - Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto, and together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
“Foreign Asset Sale” shall have the meaning set forth in Section 4.02(j).
“Foreign Lender” shall have the meaning set forth in Section 4.04(b).
“Foreign Subsidiary” shall mean any Subsidiary of a Loan Party that is not a Domestic Subsidiary.
“Free and Clear Incremental Amount” shall have the meaning set forth in the definition of Maximum Incremental Term Facilities Amount.
“Fronting Fee” shall have the meaning set forth in Section 3.01(f).
“FSHCO” shall mean any entity that (i) is directly owned by Holdings, the Borrower or any Domestic Subsidiary of Holdings or the Borrower and (ii) has no material assets other than Capital Stock and, if any, Indebtedness of one or more FSHCOs, Foreign Subsidiaries or controlled foreign corporations within the meaning of Section 957 of the Code.
“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, shall in any event include all Indebtedness in respect of the Loans and any Permitted Incremental Equivalent Debt.
“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time, consistently applied (or, for Foreign Subsidiaries that are Restricted Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).
“Governmental Approval” shall mean any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” shall mean the government of the United States, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” shall have the meaning set forth in Section 9.02.
“Guarantee Obligation” shall mean, as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include (v) any Excluded Swap Obligations, (w) endorsements of instruments for deposit or collection in the ordinary course of business, (x) customary and reasonable indemnity obligations in effect on the Original Closing Date or entered into in connection with any acquisition or disposition of assets or Capital Stock permitted under this Agreement, (y) product warranties given in the ordinary course of business or (z) ordinary course performance guarantees by Holdings or any of its Subsidiaries of the obligations (other than for the payment of Indebtedness) of Holdings or any of its Subsidiaries. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith; provided that, in the case of any Guarantee Obligations where the recourse to such Person for such Indebtedness is limited to the assets subject to the Lien granted to secure such Indebtedness, then the amount of any Guarantee Obligation of any guaranteeing person shall be the lesser of (A) the amount of the Indebtedness secured by such Lien and (B) the value of the assets subject to such Lien.
“Guaranteed Obligations” shall have the meaning set forth in Section 9.01.
“Guarantor Joinder Agreement” shall mean an agreement substantially in the form of Exhibit D.

“Guarantors” shall mean, collectively, Holdings, Intermediate Holdings, the Subsidiary Guarantors and, in the case of Guaranteed Obligations incurred directly by Holdings, Intermediate Holdings or any Subsidiary Guarantor, the Borrower.
“Holdings” shall have the meaning set forth in the preamble hereto.
“Immaterial Subsidiary” shall mean each Restricted Subsidiary of the Borrower (i) which, as of the most recent Fiscal Quarter of Holdings, for the period of four consecutive Fiscal Quarters then ended, for which financial statements have been (or were required to be) delivered pursuant to Section 7.01, contributed less than 5.0% of consolidated gross revenues of Holdings and its Restricted Subsidiaries for such period or (ii) which had assets with a net book value of less than 5.0% of the Consolidated Total Assets as of such date; provided that, if as of the last day of any Fiscal Quarter (tested at the time of delivery of the relevant financial statements) the aggregate amount of consolidated gross revenues of Holdings and its Restricted Subsidiaries or Consolidated Total Assets attributable to all Restricted Subsidiaries that are Immaterial Subsidiaries exceeds 5.0% of consolidated gross revenues of Holdings and its Restricted Subsidiaries for any such period or 5.0% of Consolidated Total Assets as of the end of any such Fiscal Quarter, the Borrower (or, in the event the Borrower has failed to do so within 20 Business Days, the Administrative Agent) shall designate sufficient Restricted Subsidiaries as no longer being Immaterial Subsidiaries to eliminate such excess, and such designated Restricted Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement; provided, however, that no Restricted Subsidiary of the Borrower shall be an “Immaterial Subsidiary” if such Restricted Subsidiary is not an “Immaterial Subsidiary” (or comparable term) for purposes of the documents governing Indebtedness incurred pursuant to Section 8.01(d) or any Permitted Incremental Equivalent Debt Documents.
“Incremental Amendment” shall have the meaning set forth in Section 2.15(c).
“Incremental Facility” shall have the meaning set forth in Section 2.15(a).
“Incremental Loans” shall mean the Incremental Term Loans and Incremental Revolving Loans.
“Incremental Maturity Exception” shall have the meaning set forth in Section 2.15(b).
“Incremental Revolving Facility” shall have the meaning set forth in Section 2.15(a).
“Incremental Revolving Loan Maturity Date” shall mean the date on which an Incremental Revolving Loan matures as set forth on the Incremental Amendment relating to such Incremental Revolving Loan.
“Incremental Revolving Loans” shall have the meaning set forth in Section 2.15(a).
“Incremental Term Facility” shall have the meaning set forth in Section 2.15(a).
“Incremental Term Loan Maturity Date” shall mean the date on which an Incremental Term Loan matures as set forth on the Incremental Amendment relating to such Incremental Term Loan.
“Incremental Term Loans” shall have the meaning set forth in Section 2.15(a).
“Incur” shall mean issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that (i) any Indebtedness or Capital Stock of any of Holdings or its Restricted Subsidiaries existing on the Original Closing Date or the Restatement Effective Date (after giving effect to the Transactions), as applicable, shall be deemed to be Incurred by Holdings or such Restricted Subsidiary, as the case may be, on the Original

Closing Date or the Restatement Effective Date, and (ii) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
“Indebtedness” shall mean, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services which purchase is (i) due more than six months from the date of incurrence of the obligation in respect thereof unless being contested in good faith or (ii) evidenced by a note or similar written instrument, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and all Synthetic Lease Obligations of such Person (excluding, for the avoidance of doubt, lease payments under operating leases), (f) all outstanding obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (except to the extent such obligations are cash collateralized), (g) all indebtedness of such Person created or arising under any Swap Agreement, (h) all obligations of such Person (including the stated liquidation preference) with respect to Disqualified Capital Stock, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above and (j) all obligations (excluding prepaid interest thereon) of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but only to the extent of the lowest of (i) the fair market value of such property subject to such Lien and (ii) the amount of Indebtedness secured by such Lien and (iii) all net obligations of such Person on a mark‑to‑market basis in respect of Swap Agreements. Notwithstanding the foregoing or anything else herein to the contrary, “Indebtedness” shall not include (i) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (ii) obligations or liabilities of any Person in respect of any of its Qualified Capital Stock nor the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Original Closing Date (whether or not such lease exists on the Original Closing Date or hereafter arises), (iii) the preferred Capital Stock issued pursuant to the Certificate of Designations of Series A Preferred Stock of Holdings, (iv) customary obligations under employment agreements and deferred compensation, (v) deferred tax liabilities, (vi) purchase price adjustments, earn‑outs and any sums for which such Person is obligated pursuant to noncompetition arrangements entered into in connection with any Acquisition (including Permitted Acquisitions) until such obligations shall become earned, due and payable, (vii) royalty payments made in the ordinary course of business in respect of exclusive and non‑exclusive licenses, (viii) any accruals for (A) payroll and (B) other non‑interest bearing (or accreting) liabilities (which have been or will be expensed) accrued in the ordinary course of business, (ix) employee commitments, (x) accrued licensing fees and owed under licenses or sublicenses (including Intellectual Property licenses and sublicenses), (xi) deferred rent obligations in respect of real property leases incurred in the ordinary course of business and (xii) intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.
“Indemnified Person” shall have the meaning set forth in Section 12.01.
“Indemnified Taxes” shall mean Taxes imposed on or in respect of any payment made by or on account of any Loan Document, other than Excluded Taxes.
“Initial Acquisitions” shall mean the Closing Date Acquisition and the Restatement Effective Date Acquisition.
“Initial Mortgaged Property” shall have the meaning set forth in Section 7.08(b).
“Initial Rejection Notice Deadline” shall have the meaning set forth in Section 4.02(h).
“Initial Revolving Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Initial Revolving Commitment” as terminated or increased in accordance with the terms hereof. The aggregate amount of the Initial Revolving Commitments as of the Restatement Effective Date is $50,000,000.
“Initial Revolving Facility” shall mean the revolving credit facility comprised of the Initial Revolving Commitments.
“Initial Revolving Loan” shall have the meaning set forth in Section 2.01(c).
“Initial Revolving Loan Maturity Date” shall mean September 25, 2023.
“Initial Term Loan” shall mean a Loan made by Lenders to the Borrower pursuant to Section 2.01(a).
“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Initial Term Loan Commitment” as terminated in accordance with the terms hereof. The aggregate amount of the Initial Term Loan Commitments as of the Restatement Effective Date is $300,000,000.
“Initial Term Loan Maturity Date” shall mean September 25, 2024.
“Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.
“Insolvent” shall mean pertaining to a condition of Insolvency.
“Intellectual Property” shall mean all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws, including all copyrights, trademarks, and service marks, including all associated goodwill, in each case whether registered or applied for with a Governmental Authority, patents, technology, know‑how and processes, trade secrets, and any trade dress including logos, designs, and other indicia of origin, internet domain names, intangible rights in software and databases not otherwise included in the foregoing, but not including any of the foregoing in the public domain. Intellectual Property includes all issuances, registrations and applications relating to any of the foregoing.

“Intercompany Note” shall mean a promissory note evidencing intercompany Indebtedness, duly executed and delivered substantially in the form of Exhibit M (or such other form as shall be reasonably satisfactory to the Administrative Agent), with blanks completed in conformity herewith.
“Intercreditor Agreement” shall mean a Pari Passu Intercreditor Agreement or a Junior Lien Intercreditor Agreement, as the context may require.
“Interest Determination Date” shall mean, with respect to any LIBOR Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Loan, as the case may be.
“Interest Period” shall have the meaning set forth in Section 2.10.
“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
“Intermediate Holdings” shall have the meaning set forth in the preamble hereto.
“Investments” shall have the meaning set forth in Section 8.06. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and net of actual cash dividends or other payments received by the Person making such Investment on account of such Investment.
“Investor” shall mean (i) the Sponsor and certain other investors designated by the Sponsor on or before the Original Closing Date, (ii) any Controlled Investment Affiliate of any of any Person identified in clause (i) above, (iii) any managing director, general partner, limited partner, director, officer or employee of any Person identified in clause (i) above or any of their respective Affiliates (collectively, the “Investor Associates”), (iv) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Investor Associate and (v) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only an Investor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants.
“IRS” shall mean the U.S. Internal Revenue Service.
“Issuing Bank” shall mean, as the context may require, (a) any Lender that (i) has customary operational capacity to issue or arrange to be issued Letters of Credit, (ii) is reasonably acceptable to the Borrower and the other Revolving Lenders and (iii) agrees to issue Letters of Credit hereunder, in each case with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.01(f)(x) and 2.01(e)(xi) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing. Any Issuing Bank may, at its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and each such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.
“Jefferies” shall have the meaning set forth in the preamble hereto.
“Junior Indebtedness” shall mean any Indebtedness which is (i) unsecured or (ii) Subordinated Indebtedness (and any debt that is pari passu thereto) or secured only by the Collateral on a junior lien basis to the Secured Parties and which is subject to the terms of a Junior Lien Intercreditor Agreement and/or subordination agreement, as applicable.
“Junior Lien Intercreditor Agreement” shall mean a customary intercreditor agreement substantially in the form annexed hereto as Exhibit K-2, together with any changes thereto to the extent approved by the Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“KeyBank” shall have the meaning set forth in the preamble hereto.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment at such time under this Agreement, any Incremental Amendment, Extension or Refinancing Amendment.
“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.
“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.
“LC Extension” shall have the meaning assigned to such term in Section 2.01(f)(iii)(A).
“LC Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all outstanding Reimbursement Obligations.
“LC Participation Fee” shall have the meaning assigned to such term in Section 3.01(f).
“LC Request” shall mean a request by the Borrowers in accordance with the terms of Section 2.01(f)(ii) and substantially in the form of Exhibit L, or such other form as shall be approved by the Revolving Agent.
“LCA Election” shall mean the Borrower’s election to treat an Acquisition as a Limited Condition Acquisition.
“LCA Test Date” shall have the meaning given to that term in Section 1.02(p).
“Lead Arrangers” shall mean, collectively, the Term Lead Arrangers and the Revolving Lead Arrangers.
“Leaseholds” shall mean, with respect to any Person, all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.
“Lender” shall mean each financial institution listed on Schedule I, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Amendment, an Extension or a Refinancing Amendment, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” shall mean (i) any Standby Letter of Credit, and (ii) any Commercial Letter of Credit, in each case issued or to be issued by an Issuing Bank for the account of the Borrower or any Restricted Subsidiary thereof pursuant to Section 2.01(f).
“Letter of Credit Expiration Date” shall mean, in respect of a Letter of Credit, (a) the date which is five (5) Business Days prior to the Initial Revolving Loan Maturity Date unless otherwise extended with respect to the Extending Revolving Loan Lenders pursuant to Section 2.16, or (b) such later date as the applicable Issuing Bank and the Borrower shall have agreed if such Letter of Credit has been either (i) cash collateralized in an amount equal to 103% of the LC Exposure (giving effect to any scheduled increases in the amount of such Letter of Credit, whether or not any conditions to such scheduled increases have been satisfied) in a manner, and pursuant to security arrangements and related documentation, in form and substance reasonably satisfactory to the applicable Issuing Bank (which Letter of Credit may be referred to as “Cash Collateralized”) or (ii) backstopped with one or more other letters of credit in an aggregate amount equal to 103% of the LC Exposure (giving effect to any scheduled increases in the amount of such Letter of Credit, whether or not any conditions to such scheduled increases have been satisfied) and in form and substance, and issued by an issuing bank, reasonably satisfactory to the applicable Issuing Bank (which Letter of Credit may be referred to as “backstopped”), in each case for the period after the Maturity Date applicable to the applicable Revolving Commitments.
“LIBOR Loan” shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
“LIBOR Rate” shall mean (a) the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the Reuters Screen LIBOR01 for deposits in Dollars (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rates) for a period equal to such Interest Period; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBOR Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period, divided by (b) a percentage equal to 100% minus the then-stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of LIBOR Rate funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent the LIBOR Rate would be less than zero, the LIBOR Rate shall be deemed to be zero.
“Lien” shall mean any Mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).
“Limited Condition Acquisition” shall mean any Permitted Acquisition or similar Investment by Holdings or one or more of its Restricted Subsidiaries of assets, business or persons permitted to be acquired pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Documents” shall mean this Agreement, the Fee Letter, the Security Agreement, and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each other Security Document, each Intercreditor Agreement, each Incremental Amendment, each Refinancing Amendment and each Extension, and any other agreement entered into, now or in the future, by any Loan Party or Subsidiary thereof and Administrative Agent, Revolving Agent or any Lender in connection with this Agreement. For the avoidance of doubt, Secured Swap Agreements, Cash Management Agreements and other documents evidencing Cash Management Obligations do not constitute Loan Documents hereunder.
“Loan Modification Offer” shall have the meaning set forth in Section 2.16(a).
“Loan Parties” shall mean Holdings, Intermediate Holdings, the Borrower and each Subsidiary Guarantor.
“Loan Party Insolvency” shall have the meaning set forth in Section 12.04(b)(H).
“Loan Party Plan of Reorganization” shall have the meaning set forth in Section 12.04(b)(H).
“Loan Purchase Amount” shall have the meaning set forth in the definition of “Dutch Auction.”
“Loans” shall mean the Term Loans, the Other Term Loans, the Revolving Loans, the Other Revolving Loans, the Swing Line Loans and any other loans created pursuant to an Extension.
“Majority Lenders” of any Tranche shall mean those Non‑Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Mandatory Prepayment Date” shall have the meaning set forth in Section 4.02(h).
“Margin Stock” shall have the meaning set forth in Regulation U of the Board.
“Material Adverse Effect” shall mean any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) on the Restatement Effective Date, a Material Adverse Effect (as defined in the Restatement Effective Date Acquisition Agreement) and (b) after the Restatement Effective Date (i) a material adverse effect on the business, assets, financial condition or results of operations of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) a material and adverse effect on the material rights and remedies of the Administrative Agent, the Revolving Agent or the Collateral Agent under the Loan Documents or (iii) a material and adverse effect on the ability of the Borrower and Guarantors to perform their payment obligations under the Loan Documents.
“Material Indebtedness” shall have the meaning set forth in Section 7.07(b).
“Material Restricted Subsidiary” shall mean any Restricted Subsidiary other than an Immaterial Subsidiary.
“Materials of Environmental Concern” shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, any petroleum or petroleum products, friable asbestos, polychlorinated biphenyls, lead or lead based paints or materials, radon, urea formaldehyde insulation, toxic molds and fungi, mycotoxins, radioactive materials or radiation, defined or regulated under any Environmental Law.

“Maturity Date” shall mean, with respect to the relevant Tranche of Loans, the Initial Term Loan Maturity Date, the Initial Revolving Loan Maturity Date, the Incremental Term Loan Maturity Date, the Incremental Revolving Loan Maturity Date, the final maturity date in any Extension or the final maturity date in any Refinancing Amendment, as the case may be.
“Maximum Incremental Term Facilities Amount” shall mean, at any date of determination (subject to the reclassification rights set forth in the last paragraph of this definition), the sum of:
(a)    (i) (x) $80,000,000 (the “Free and Clear Incremental Amount”) less (y) the principal amount of any Permitted Incremental Equivalent Debt incurred in reliance on the Free and Clear Incremental Amount; provided that immediately after giving effect to the Incurrence by the Borrower of the Term Loan Commitments funded on the Restatement Effective Date, usage under the Free and Clear Incremental Amount shall be deemed to be $0; plus
(ii) the amount of any voluntary prepayments of the Loans, any voluntary prepayment of any Permitted Incremental Equivalent Debt that is pari passu in right of payment and with respect to security with the Loans and any repurchases (not to exceed the actual purchase price paid in cash) of Term Loans offered to all applicable Lenders on a pro rata basis pursuant to a Dutch Auction or other Open Market Purchase and otherwise in accordance with Section 12.04(a)(iii) (it being understood that any such voluntary prepayment or repurchase financed with the proceeds of incurrences of Indebtedness (other than revolving Indebtedness) shall not increase the calculation of the amount under this clause (a)(ii)), less the principal amount of any Permitted Incremental Equivalent Debt incurred in reliance on this clause (a)(ii) (the amount set forth in this clause (a), the “Fixed Incremental Amount”); plus
(b)     an unlimited amount if after giving effect to the incurrence of such Permitted Incremental Equivalent Debt or Incremental Term Facility and the application of the proceeds therefrom,
(i) if such Incremental Facility or Permitted Incremental Equivalent Debt is secured on a pari passu basis with the Obligations and is not subordinated in right of payment to the Obligations (including as a result of being “last out” in any waterfall), the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Measurement Period (x) is no greater than 2.42:1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted similar Investment, is no greater than the First Lien Net Leverage Ratio in effect immediately prior to the applicable Permitted Acquisition or other permitted similar Investment, and
(ii) if such Incremental Facility or Permitted Incremental Equivalent Debt is (I) secured on a junior lien basis to the Obligations, (II) is secured on a pari passu basis to the Obligations but is subordinated in right of payment to the Obligations (including as a result of being “last out” in any waterfall) or (III) unsecured, the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Measurement Period, either (x) is no greater than 2.42:1.00 or (y) if such Indebtedness is incurred in connection with a Permitted Acquisition or other permitted similar Investment, is no greater than the Total Net Leverage Ratio in effect on such applicable date of determination immediately prior to such Permitted Acquisition or other permitted similar Investment, provided, that (i) to the extent the proceeds of any Permitted Incremental Equivalent Debt or Incremental Term Facility are intended to be applied to finance a Limited Condition Acquisition, at the election of the Borrower, the First Lien Net Leverage Ratio or Total Net Leverage Ratio, as the case may be, shall instead be tested in accordance with Section 1.02(p); (ii) all Permitted Incremental Equivalent Debt and Incremental Term Facilities in each case established on or prior to such date shall be assumed to be fully drawn for purposes of the calculation of “First Lien Net Leverage Ratio” or “Total Net Leverage Ratio”, (iii)

the proceeds of such Permitted Incremental Equivalent Debt and Incremental Term Facilities are not included as Net Cash for the purposes of any calculation required above; provided that to the extent the proceeds of such Incremental Term Loans or Permitted Incremental Equivalent Debt are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be calculated on a Pro Forma Basis; (iv) all commitments under any Permitted Incremental Equivalent Debt in the form of revolving indebtedness shall be assumed to be fully drawn, (v) Permitted Incremental Equivalent Debt and Incremental Term Facilities, shall be incurred pursuant to clause (b) above prior to utilization of amounts set forth in clause (a) above and (vi) amounts incurred in reliance on the Fixed Incremental Amount concurrently with amounts incurred in reliance on clause (b) above shall not be included as Indebtedness in the First Lien Net Leverage Ratio or Total Net Leverage Ratio, as applicable, for purposes of calculating any amounts that may be incurred pursuant to clause (b) above on the same day.
In determining the Maximum Incremental Term Facilities Amount, if all or any portion of any Permitted Incremental Equivalent Debt or Incremental Term Facility was incurred or issued in reliance on the Fixed Incremental Amount and thereafter such amount could have been incurred pursuant to the applicable subclause of clause (b) of this definition, such Permitted Incremental Equivalent Debt or Incremental Term Facility shall automatically be reclassified as having been incurred pursuant to clause (b) of this definition and thereafter shall not count as utilization of the Fixed Incremental Amount.
“Maximum Rate” shall have the meaning set forth in Section 12.18.
“Measurement Period” shall mean, at any date of determination, the most recently completed trailing four (4) Fiscal Quarters of Holdings (including, for periods prior to the Original Closing Date, fiscal quarters as if same had occurred (and consistent with Holdings’ Fiscal Year) for periods prior to the Original Closing Date) for which financial statements have been delivered.
“MFN Adjustment” shall have the meaning set forth in Section 2.15(a).
“Minimum Borrowing Amount” shall mean $250,000.
“Minimum Extension Condition” shall have the meaning set forth in Section 2.16(b).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, debenture or similar security instrument.
“Mortgaged Property” shall mean any Real Property owned by any Loan Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof, including the Initial Mortgaged Properties and the Additional Real Property, if any.
“Multiemployer Plan” shall mean a plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Holdings, the Borrower or any Commonly Controlled Entity or to which Holdings, the Borrower or a Commonly Controlled Entity has any direct or indirect liability or has within any of the preceding five years made or accrued an obligation to make contributions if liability to the Borrower remains.
“NAIC” shall mean the National Association of Insurance Commissioners.
“Net Cash” shall mean (i) Unrestricted cash and Cash Equivalents of Holdings and its Restricted Subsidiaries and (ii) cash and Cash Equivalents of Holdings and its Restricted Subsidiaries Restricted in

favor of the Collateral Agent or any Lender (which cash and Cash Equivalents may also secure other Indebtedness together with the Obligations).
“Net Cash Proceeds” shall mean (a) in connection with any Asset Sale, any Recovery Event or any other sale of assets, the proceeds thereof actually received in the form of cash and cash equivalents (including Cash Equivalents) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts (including the principal amount, any premium, penalty or interest) required to be applied (or to establish an escrow for the future repayment thereof) to the repayment of Indebtedness (including repayments of Indebtedness under any Permitted Incremental Equivalent Debt but only to the extent such repayment is required pursuant to the terms thereof) secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event or any other sale of assets, (iii) taxes paid and the Borrower’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by Holdings, the Borrower or any Restricted Subsidiary in connection with such Asset Sale or Recovery Event or any other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale or any other sale of assets owing by Holdings or any of its Restricted Subsidiaries in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to Holdings or any of its Restricted Subsidiaries from the sale price for such Asset Sale or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) in the case of a Recovery Event, costs of preparing assets for transfer upon a taking or condemnation and (vii) other customary fees and expenses actually incurred in connection therewith, and (b) in connection with any incurrence or issuance of Indebtedness or Capital Stock, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith, and any taxes paid or reasonably estimated to be actually paid in connection therewith.
“Net Worth” shall have the meaning set forth in Section 9.09.
“New York UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“Non‑Bank Certificate” shall have the meaning set forth in Section 4.04(b)(iv).
“Non-Core Asset Sale” shall mean a Disposition for cash of assets by any Loan Party or Subsidiary of a Loan Party to a Person (other than a Loan Party or any Subsidiary thereof) in accordance with the terms of Section 8.04(u), provided that such Loan Party or Subsidiary is not (in the opinion of the Borrower (acting reasonably)) reliant on such assets to conduct its business as conducted as of the date of such sale.
“Non‑Defaulting Lender” shall mean and include each Lender, other than a Defaulting Lender.
“Non‑Guarantor Subsidiary” shall mean any Restricted Subsidiary that is not a Subsidiary Guarantor; provided, that no Restricted Subsidiary of Holdings or the Borrower shall be a “Non‑Guarantor Subsidiary” if such Restricted Subsidiary is not a “Non‑Guarantor Subsidiary” (or comparable term) for purposes of the documents governing Indebtedness incurred pursuant to Section 8.01(d) or any Permitted Incremental Equivalent Debt.

“Non‑Restricted Persons” shall have the meaning set forth in Section 12.04(a)(iv)(H).
“Non‑U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Holdings, the Borrower or one or more Subsidiaries primarily for the benefit of employees of Holdings, the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code (other than any plan maintained or required to be contributed to by a Governmental Authority).
“Not Otherwise Applied” shall mean, with reference to any proceeds of any transaction or event or of Excess Cash Flow or the Available Amount that is proposed to be applied to a particular use or transaction, that such amount (a) was not required to prepay Loans pursuant to Section 4.02 and (b) has not previously been (and is not simultaneous being) applied or committed to be applied pursuant to clause (i), (j), (k), (l), (m) or (n) of the definition of Available Amount.
“Notes” shall mean Term Notes, Revolving Notes, Swing Line Notes and any other promissory notes evidencing any other Loans hereunder.
“Notice of Borrowing” shall have the meaning set forth in Section 2.03(a).
“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.07.
“Notice Office” shall mean the office of, as applicable, the Administrative Agent located at 520 Madison Avenue, New York, New York 10023, Attn: Account Officer - IEA (Fax: 212 284-3444) or the Revolving Agent located at Agency Services, OH-01-49-0362, 4900 Tiedeman Road, Brooklyn, OH 44144-2302 (Fax: 216-370-5733), or, in each case, such other office or person as the Administrative Agent or Revolving Agent, as applicable, may hereafter designate in writing as such to the other parties hereto.
“Obligations” shall mean (i) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any Guarantor, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding) the Loans, (ii) each payment required to be made by the Borrowers or any Guarantor under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations with respect to Letters of Credit, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or like proceeding, regardless of whether allowed in such proceeding) and obligations to provide Cash Collateral with respect thereto, and (iii) all other obligations and liabilities of the Borrower or any other Loan Party (including with respect to guarantees) to the Administrative Agent, the Revolving Agent, the Issuing Bank, the Swing Line Lender, any Lender, any other Secured Party or any Qualified Counterparty party to a Secured Swap Agreement or a Secured Party providing Secured Cash Management Obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Secured Swap Agreement or any document relating to Secured Cash Management Obligations, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent, the Revolving Agent, the Issuing Bank, the Swing Line Loan or to any Lender that are required to be paid by the Borrower or any Guarantor pursuant to any Loan Document), guarantee obligations or otherwise. Notwithstanding anything to the contrary herein, Obligations shall not include any Excluded Swap Obligation.
“OFAC” shall have the meaning set forth in Section 5.21(b)(v).
“Offer Price” shall have the meaning set forth in the definition of “Dutch Auction.”
“Open Market Purchase” shall have the meaning set forth in Section 12.04(a)(iii).
“Organizational Document” shall mean (i) relative to each Person that is a corporation, its charter and its by‑laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.
“Original Closing Date” shall mean the “Closing Date” under and as defined in the Original Credit Agreement.
“Original Credit Agreement” shall have the meaning set forth in the recitals hereto.
“Other Revolving Commitments” shall mean, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Revolving Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Revolving Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be reduced or increased from time to time in accordance with this Agreement.
“Other Revolving Loans” shall mean the Revolving Loans made pursuant to any Other Revolving Commitment.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible recording, filing or similar Taxes (excluding, for the avoidance of doubt, any Excluded Taxes) that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed on a Lender, the Administrative Agent, the Revolving Agent, or the Collateral Agent by a jurisdiction with which it has or had a connection (other than a connection resulting solely from the Loan Documents) with respect to an assignment, other than an assignment made pursuant to Section 2.14.
“Other Term Commitments” shall mean, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Term Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Term Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be reduced or increased from time to time in accordance with this Agreement.
“Other Term Loans” shall mean one or more Classes of Term Loans made pursuant to or that result from a Refinancing Amendment.

“Parent Company” shall mean any direct or indirect parent company of which Holdings is a Wholly Owned Subsidiary (other than investment funds that are Affiliates of the Sponsor).
“Pari Passu Intercreditor Agreement” shall mean a customary intercreditor agreement substantially in the form annexed hereto as Exhibit K-1 together with any changes thereto to the extent approved by the Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“Participant” shall have the meaning set forth in Section 12.04(b).
“Participant Register” shall have the meaning set forth in Section 12.04(b).
“Patriot Act” shall mean the USA PATRIOT Act, Pub. L. 107-56 (signed into law October 26, 2001), as amended by the USA PATRIOT Improvement and Reauthorization Act, Pub. L. 109-177 (signed into law March 9, 2006) (as amended from time to time).
“Payment Office” shall mean the office of, as applicable, the Administrative Agent located at 520 Madison Avenue, New York, New York 10023, Attn: Account Officer - IEA (Fax: 212 284-3444) or the Revolving Agent located at Agency Services, OH-01-49-0362, 4900 Tiedeman Road, Brooklyn, OH 44144-2302 (Fax: 216-370-5733), or, in each case, such other office or person as the Administrative Agent or Revolving Agent, as applicable, may hereafter designate in writing as such to the other parties hereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit N.
“Permitted Acquisition” shall have the meaning set forth in Section 8.06(e).
“Permitted Auction Purchaser” shall mean the Borrower, Holdings and any of their Subsidiaries.
“Permitted Holders” shall mean (1) the Investors and management and their respective Affiliates (other than any portfolio companies of any Investor), and (2) any Person with which the Persons described in clause (1) form a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 or any successor provision); provided that, in the case of such “group” under clause (2), the Investors have beneficial ownership of more than 50% of the economic interests and total voting power of such “group”.

“Permitted Incremental Equivalent Debt” shall mean Indebtedness issued, incurred or otherwise obtained by the Borrower, any Guarantor or any Restricted Subsidiary in respect of one or more series of senior unsecured notes, senior secured first lien or junior lien notes or subordinated notes (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing (and any Registered Equivalent Notes issued in exchange therefor)), junior lien or unsecured (but not senior secured first lien) loans or secured or unsecured mezzanine Indebtedness that, in each case, if secured, will be secured by Liens on the Collateral on an equal priority or a junior priority basis with the Liens on Collateral securing the Obligations, and that are issued or made in lieu of Incremental Term Facilities; provided that (i) the aggregate principal amount of all Permitted Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the Maximum Incremental Term Facilities Amount at such time, (ii) such Permitted Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Loan Party, (iii) in the case of Permitted Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, except to the extent permitted by clause (v) below, (iv) if such Permitted Incremental Equivalent Debt is secured by

Collateral, such Permitted Incremental Equivalent Debt shall be subject to an Intercreditor Agreement, (v) the aggregate principal amount of Permitted Incremental Equivalent Debt incurred by non-Loan Parties (together with any Indebtedness incurred under Section 8.01(aa)) shall not exceed the greater of $30,000,000 and 25% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period at such time, (vi) at the time of Incurrence, such Permitted Incremental Equivalent Debt has a final maturity date equal to or later than the Latest Maturity Date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the latest maturing class of Term Loans (excluding the effects of nominal amortization in the amount of no greater than one percent per annum of the original stated principal amount of such Indebtedness on the date of Incurrence thereof); provided that, this clause (vi), when aggregated with the Incremental Maturity Exception shall not apply to up to $25,000,000 in Permitted Incremental Equivalent Debt as selected by the Borrower, (vii) immediately before and after giving effect to such Permitted Incremental Equivalent Debt, no Default or Event of Default has occurred and is continuing or would result therefrom and the representations and warranties in Article V shall be true and correct in all material respects; provided that to the extent the proceeds of any such Permitted Incremental Equivalent Debt are intended to be applied to finance a Limited Condition Acquisition, if agreed to by the holders providing such Permitted Incremental Equivalent Debt, (x) the only representations and warranties that will be required to be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the applicable closing date for such Permitted Incremental Equivalent Debt shall be (A) customary “specified representations” with respect to the applicable acquired company or business and (B) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the holders, but only to the extent that Holdings or the applicable Subsidiary has the right to terminate its obligations under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, and (y) the only condition with respect to absence of a Default or Event of Default shall be the absence of a Default or Event of Default at the time such acquisition agreement is entered into, (viii) such Permitted Incremental Equivalent Debt is on market terms and such terms shall not provide for any mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the Latest Maturity Date at the time of incurrence, issuance or obtainment of such Permitted Incremental Equivalent Debt, other than customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, unpermitted debt incurrence event, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow, customary acceleration rights upon an event of default or to the extent such prepayment, repurchase or redemption or offer is accompanied by the prepayment of a pro rata portion of the outstanding principal of the Term Loans and (ix) such Permitted Incremental Equivalent Debt that is in the form of term loans and is pari passu in right of payment and security with the Term Loans hereunder shall be subject to the MFN Adjustment to the same extent as if such Permitted Incremental Equivalent Debt was incurred as an Incremental Term Facility hereunder.

“Permitted Incremental Equivalent Debt Documents” shall mean any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Loan Documents) issued or executed and delivered with respect to any Permitted Incremental Equivalent Debt by any Loan Party.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus original issue discount and other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, except that the outstanding principal amount (or accreted value, if applicable) thereof may be increased so long as the entire increase is Incurred, and permitted to be Incurred, pursuant to Section 8.01 (subject to any applicable conditions to the incurrence of such Indebtedness under Section 8.01), (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (excluding the effects of nominal amortization in the amount of no greater than one percent per annum of the original stated principal amount of such Indebtedness on the date of Incurrence thereof), (c) the terms of such modification, refinancing, refunding, renewal or extension do not provide for any scheduled amortization or mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation prior to the Latest Maturity Date in effect at the time of Incurrence, issuance or obtainment of such Permitted Refinancing, other than (X) customary prepayments, repurchases or redemptions of or offers to prepay, redeem or repurchase upon a change of control, unpermitted debt incurrence event, asset sale event or casualty or condemnation event, customary prepayments, redemptions or repurchases or offers to prepay, redeem or repurchase based on excess cash flow (in the case of loans), customary acceleration rights upon an event of default or, (Y) in the case of the Permitted Refinancing of Term Loans, any prepayment that is accompanied by the prepayment of a pro rata portion of the outstanding principal of the Term Loans, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 8.01(d), (e), (g), (i), (p), (r) or (aa) or Permitted Incremental Equivalent Debt, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders, taken as a whole, as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) to the extent Liens securing such Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to, or (but only if, and to the extent, the Indebtedness being modified, refinanced, refunded, renewed or extended was secured equally and ratably with the Obligations) secured equally and ratably with, Liens securing the Obligations, the Liens, if any, securing such modification, refinancing, refunding, renewal or extension are secured equally and ratably with, the Liens securing the Obligations, and the holders of such Indebtedness or the Representative acting on behalf of the holders of such Indebtedness shall have, unless the respective Permitted Refinancing is unsecured, entered into such subordination and/or intercreditor agreements as are consistent with those which applied to the Indebtedness being modified, refinanced, refunded, renewed or extended (with such changes as may be reasonably satisfactory to the Administrative Agent) such Indebtedness may not have guarantors, obligors or security in any case more extensive than that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding and (iv) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions and financial covenants) are either (I) substantially identical to the Indebtedness being refinanced, (II) (taken as a whole) not materially more favorable (as determined by the Borrower) to the providers of such Permitted Refinancing than those applicable to the Indebtedness being refinanced or (III) on market terms and conditions customary for Indebtedness of the type being Incurred pursuant to such Permitted Refinancing as of the time of Incurrence of such Indebtedness (as determined by the Borrower), except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

“Plan” shall mean, at a particular time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning set forth in Section 7.02(a).
“Prepayment Fees” shall have the meaning set forth in Section 4.01(c).
“Prime Lending Rate” shall mean, at any time, the rate of interest publicly quoted from time to time by The Wall Street Journal as the U.S. “Prime Rate”; provided that if the Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Lending Rate” shall mean the prime lending rate set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates). Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The Prime Lending Rate is not necessarily the lowest rate charged by any financial institution to its customers.
“Private Lender Information” shall mean any information and documentation that is not Public Lender Information.
“Pro Forma Basis” shall mean, with respect to the calculation of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the amount of Consolidated EBITDA or Consolidated Total Assets or for any other specified purpose hereunder, and for purposes of determining compliance with the covenant under Section 8.13, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and, except as set forth in the proviso below, during the period immediately following the applicable date of determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of Holdings and/or any of the Restricted Subsidiaries, calculated as if the Transactions, or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto; provided that, notwithstanding anything in this definition to the contrary, when calculating the First Lien Net Leverage Ratio for purposes of the definition of “ECF Percentage” and when calculating the First Lien Net Leverage Ratio for purposes of determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 8.13, in each case, the events described in this definition that occurred after the applicable date of determination shall not be given pro forma effect.
Whenever pro forma effect is to be given to the Transactions or a Specified Transaction, the pro forma calculations shall be made in good faith by a financial officer of the Borrower (including adjustments for costs and charges arising out of the Transactions or the proposed Specified Transaction and the “run rate” cost savings and synergies resulting from the Transactions or such Specified Transaction that have been or are reasonably anticipated to be realizable (“run rate” shall mean the full recurring benefit for a Measurement

Period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such Measurement Period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent Measurement Periods in which the effects thereof are expected to be realizable); provided that (A) such amounts are (i) projected by the Borrower in good faith to result from actions taken, or with respect to which substantial steps are reasonably expected to have been taken, within twenty-four (24) months after, without duplication, the end of the Measurement Period in which the Transactions or applicable Specified Transaction is initiated or a plan for realization thereof shall have been established, (ii) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Exchange Act of 1934 and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency) or (iii) set forth in a quality of earnings report provided to the Administrative Agent and prepared by financial advisors that are reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable to the Administrative Agent) and (B) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such Measurement Period or would not be permitted to be added as a result of any cap.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire Measurement Period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a financial officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the applicable Borrower or the applicable Restricted Subsidiary may designate.
“Pro Forma Financial Information” shall have the meaning set forth in Section 5.01(a).
“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided that for purposes of Section 2.14(c), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its LC Exposure and Swing Line Exposure is reallocated to the Non-Defaulting Lenders) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.
“Projections” shall mean the projections that are contained in the Lender Presentation dated August 22, 2018 and that were prepared by or on behalf of Holdings in connection with the Transactions and delivered to the Administrative Agent and the Lenders prior to the Original Closing Date.
“Properties” shall have the meaning set forth in Section 5.17(a).
“Public Lender Information” shall mean information and documentation that is either exclusively (i) of a type that would be publicly available if the Borrower, Holdings and their respective Subsidiaries were public reporting companies or (ii) not material with respect to any of the Borrower, Holdings or any of their respective Subsidiaries or any of their respective securities for purposes of foreign, United States Federal and state securities laws.
“Purchase” shall have the meaning set forth in the definition of “Dutch Auction.”
“Purchase Notice” shall have the meaning set forth in the definition of “Dutch Auction.”
“Purchaser” shall have the meaning set forth in the definition of “Dutch Auction.”
“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.
“Qualified Counterparty” shall mean, with respect to any Secured Swap Agreement, any counterparty thereto that, at the time such Secured Swap Agreement was entered into was the Administrative Agent, the Revolving Agent, a Lead Arranger or a Lender at such time or an Affiliate of the Administrative Agent, the Revolving Agent, a Lead Arranger or a Lender at such time.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Bid” shall have the meaning set forth in the definition of “Dutch Auction.”
“Qualifying Lenders” shall have the meaning set forth in the definition of “Dutch Auction.”
“Qualifying Loans” shall have the meaning set forth in the definition of “Dutch Auction.”
“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December after the Original Closing Date.
“RCF Register” shall have the meaning set forth in Section 12.15(b).
“Real Property” shall mean, with respect to any Person, all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.
“Recovery Event” shall mean any settlement of or payment in excess of an amount equal to $2,500,000 in respect of any property or casualty insurance (excluding business interruption insurance) claim or any condemnation, eminent domain or similar proceeding relating to any asset of Holdings or any of its Restricted Subsidiaries.
“Refinance” shall mean, in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, or convert any Indebtedness into any other, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinanced Debt” shall have the meaning set forth in the definition of Credit Agreement Refinancing Indebtedness.
“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower,

(b) the Administrative Agent and (c) each Additional Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.17.
“Refund” shall have the meaning set forth in Section 4.04(e).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation D” shall mean Regulation D of the Board.
“Reimbursement Obligations” shall mean the Borrower’s obligations under Section 2.01(f)(v) and applicable law to reimburse LC Disbursements.
“Rejection Notice” shall have the meaning set forth in Section 4.02(h).
“Related Party” shall have the meaning set forth in Section 10.01(i).
“Release” shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating into, through or upon the environment, including any land, water or air.
“Remaining Declined Proceeds” shall have the meaning set forth in Section 4.02(h).
“Replaced Lender” shall have the meaning set forth in Section 2.14.
“Replacement Lender” shall have the meaning set forth in Section 2.14.
“Reply Amount” shall have the meaning set forth in the definition of “Dutch Auction.”
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA with respect to a Plan, other than those events as to which the thirty day notice period is waived by regulation.
“Representative” shall mean, with respect to any series of Indebtedness permitted under Section 8.01(d) or Permitted Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, collateral trustee, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Repricing Transaction” shall mean, other than in the context of a transaction involving a Change of Control, sale of all or substantially all of the assets of Holdings and its Restricted Subsidiaries or a Transformative Acquisition, the prepayment, refinancing, conversion, substitution or replacement of all or a portion of the Term Loans with the incurrence by Holdings, the Borrower or any Subsidiary (or which occurs substantially concurrently with the receipt by Holdings and its Subsidiaries) of any term loans having an effective interest rate or weighted average yield at the time of incurrence thereof (with the comparative determinations to be made by the Administrative Agent in good faith in consultation with the Borrower in a manner consistent with the definition of “Yield”) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of such Term Loans at the time of incurrence thereof, including, without limitation, as may be effected through any amendment to this

Agreement the primary purpose of which is to, directly or indirectly, reduce the interest rate for, or weighted average yield of, such Term Loans.
“Required Lenders” shall mean, at any time, Non‑Defaulting Lenders holding at least a majority of the sum of all outstanding Loans, LC Exposure and unused Commitments; provided, that for any Required Lenders’ vote, (x) Affiliated Lenders may not, in the aggregate, account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment or waiver and (y) Term Loans held by Restricted Affiliated Lenders shall be treated in accordance with Section 12.04(a)(iv)(B).
“Required Revolving Lenders” shall mean, at any time, Non-Defaulting Lenders holding at least a majority of the sum of all Revolving Commitments or, after the Revolving Commitments have terminated, at least a majority of the Revolving Exposure.
“Requirement of Law” shall mean, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restatement Agreement” shall have the meaning set forth in the recitals hereto.
“Restatement Effective Date” shall have the meaning set forth in the Restatement Agreement.
“Restatement Effective Date Acquisition” shall have the meaning set forth in the Restatement Agreement.
“Restatement Effective Date Acquisition Agreement” shall have the meaning set forth in the Restatement Agreement.
“Restricted” shall mean, when referring to cash or Cash Equivalents of Holdings and its Restricted Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on the consolidated balance sheet of Holdings (unless such appearance is related to the Liens created under the Loan Documents or any Permitted Incremental Equivalent Debt to the extent permitted hereunder).
“Restricted Affiliated Lender” shall mean any Affiliated Lender (excluding any Affiliated Investment Fund and any natural person).
“Restricted Affiliated Lender Amendment” shall have the meaning set forth in Section 12.04(iv)(B).
“Restricted Payments” shall have the meaning set forth in Section 8.05.
“Restricted Subsidiary” shall mean any Subsidiary of Holdings (other than any Unrestricted Subsidiary). For the avoidance of doubt, the Borrower shall at all times constitute a Restricted Subsidiary.
“Return Bid” shall have the meaning set forth in the definition of “Dutch Auction.”
“Revolving Agent” shall mean KeyBank, in its capacity as administrative agent for the Revolving Lenders hereunder and under the other Loan Documents, and shall include any successor to the Revolving Agent appointed pursuant to Section 11.09.
“Revolving Availability Period” shall mean (a) for the Initial Revolving Commitments made available on the Original Closing Date, the period from and including the Original Closing Date to but excluding the earlier of (i) the Business Day preceding the Initial Revolving Loan Maturity Date and (ii) the date of termination of the Revolving Commitments and (b) for the Initial Revolving Commitments made available on the Restatement Effective Date, the period from and including the Restatement Effective Date to but excluding the earlier of (i) the Business Day preceding the Initial Revolving Loan Maturity Date and (ii) the date of termination of the Revolving Commitments.
“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Commitment” shall mean, with respect to each Lender, (i) the amount set forth opposite such Lender’s name on Schedule I directly below the column entitled “Initial Revolving Commitments” as terminated or increased in accordance with the terms hereof, (ii) the commitment hereunder to acquire participations in Letters of Credit, (iii) the commitments in connection with the Incremental Revolving Facility, if any, issued after the Restatement Effective Date pursuant to Section 2.15 or (iv) the Other Revolving Commitments, if any, issued after the Original Closing Date pursuant to Section 2.17, as each may be modified pursuant to Section 2.16 or terminated or reduced in accordance with the terms hereof.
“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swing Line Exposure.
“Revolving Facility” shall mean the Initial Revolving Facility and any Incremental Revolving Facility.
“Revolving Lead Arrangers” shall mean the Revolving Lead Arrangers listed on the cover page hereof.
“Revolving Lender” shall mean a Lender with a Revolving Commitment or who holds a Revolving Loan.
“Revolving Loan” shall mean a Loan made by Lenders to the Borrower pursuant to Section 2.01(c), including, unless the context shall otherwise require, any Incremental Revolving Loans made pursuant to Section 2.15 after the Restatement Effective Date and Other Revolving Loans, if any, made pursuant to Section 2.17 after the Restatement Effective Date.
“Revolving Note” shall have the meaning set forth in Section 2.06(a).
“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw‑Hill, Inc.
“Sale Leaseback Transaction” shall mean any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, a Loan Party acquires, leases or licenses back the right to use all or a material portion of such property.
“Sanctions” shall have the meaning set forth in Section 5.21(b)(iv).
“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.
“Second Acquired Business” shall mean the Acquired Companies (as defined in the Restatement Effective Date Acquisition Agreement).
“Secured Cash Management Agreement” shall have the meaning set forth in Section 12.19.

“Secured Cash Management Obligations” shall mean the Cash Management Obligations with respect to any Secured Cash Management Agreement.
“Secured Parties” shall mean the collective reference to the Administrative Agent, the Revolving Agent, the Collateral Agent, the Lenders, each Issuing Bank, any Qualified Counterparties, the Lead Arrangers or a Lender or an Affiliate of the Administrative Agent, the Revolving Agent, the Lead Arrangers or a Lender providing Secured Cash Management Obligations and each co-agent or sub-agent appointed by the Administrative Agent or Revolving Agent from time to time pursuant to Article XI.
“Secured Swap Agreement” shall have the meaning set forth in Section 12.19.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” shall mean the Security Agreement in the form of Exhibit E, as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended or renewed from time to time in accordance with the terms thereof and hereof.
“Security Document” shall mean and include each of the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document and each Intercreditor Agreement (if any).
“Significant Event of Default” shall mean an Event of Default under Section 10.01(a) or (f).
“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, other than a Multiemployer Plan, that is maintained or contributed to by Holdings, the Borrower or any Commonly Controlled Entity or to which Holdings, the Borrower or a Commonly Controlled Entity has any direct or indirect liability or could reasonably be expected to have liability under Section 4069 of ERISA in the event that such plan has been or were to be terminated.
“Solvent” shall mean, with respect to any Person and its Subsidiaries on a consolidated basis, that as of any date of determination, (i) the sum of the Indebtedness (including contingent liabilities) of such Person and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the assets of such Person and its Subsidiaries, on a consolidated and going concern basis; (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated and going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured in the ordinary course; (iii) the capital of such Person and its Subsidiaries, on a consolidated and going concern basis, is not unreasonably small in relation to the business of such Person and its Subsidiaries, on a consolidated basis, contemplated on the date thereof; and (iv) such Person and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Equity Contribution” shall have the meaning set forth in Section 10.04(a).
“Specified Representations” shall mean the representations and warranties set forth in Section 5.03(a), Section 5.04, Section 5.06(iii), Section 5.12(f), Section 5.15, Section 5.19(a), Section 5.20 and Section 5.21(a), (c) and (d).

“Specified Transactions” shall mean (a) any acquisition or other Investment or the sale, transfer or other disposition of all or substantially all equity interests in or assets of any Restricted Subsidiary of Holdings or any division, business unit, line of business or facility used for operations of Holdings or any of its Subsidiaries (in each case, to a Person other than Holdings or any Subsidiary), consolidations, recapitalizations, equity issuances, operating improvements, business optimization projects, restructurings, cost saving initiatives and other similar initiatives and specified transactions and (b) any incurrence or retirement, extinguishment or repayment of Indebtedness, restricted payment or other event, that by the terms hereof requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
“Sponsor” shall mean, collectively, Oaktree Power Opportunities Fund IV (Delaware) Holdings, L.P. and its Controlled Investment Affiliates and associated funds.
“Sponsor Model” shall mean the model delivered to the Lead Arrangers on August 2, 2018.
“Standby Letter of Credit” shall mean any standby letter of credit.
“Subordinated Indebtedness” shall mean, with respect to the Obligations, any Indebtedness of the Borrower or any Guarantor which is by its terms subordinated in right of payment to the Obligations (including, in the case of a Guarantor, Obligations of such Guarantor under its Guarantee).
“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Capital Stock having ordinary voting power (other than stock or such other Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings.
“Subsidiary Designation” shall have the meaning set forth in Section 7.11.
“Subsidiary Guarantor” shall mean each Wholly Owned Domestic Subsidiary of Holdings (other than (i) the Borrower, (ii) any Unrestricted Subsidiaries, (iii) any FSHCO, (iv) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (v) any Subsidiary which is a corporation which is exempt from U.S. federal income tax described in Section 501(c) of the Code, (vi) any Subsidiary of the Borrower acquired or formed after the Original Closing Date pursuant to an Investment permitted under this Agreement which, at the time of such acquisition, is not a Wholly Owned Subsidiary; provided that such Subsidiary shall become a Subsidiary Guarantor at the time such Subsidiary becomes a Wholly Owned Domestic Subsidiary, (vii) any Immaterial Subsidiary that has not entered into a Guarantee, (viii) any Subsidiary which is a captive insurance company and (ix) any Subsidiary which is a special purpose vehicle) and each other Domestic Subsidiary designated as a “Subsidiary Guarantor” by the Borrower, in each case, whether existing on the Original Closing Date or established, created or acquired after the Original Closing Date, unless and until such time as the respective Subsidiary is released from all of its obligations in accordance with the terms and provisions of this Agreement; provided, that “Subsidiary Guarantor” shall not include (i) any Subsidiary prohibited from guaranteeing the Obligations (x) by applicable law, rule regulation or by any contractual obligation (to the extent not created for such purpose) existing on the Original Closing Date or (y) by applicable law, rule, regulation or by any contractual obligation (to the extent not created for such purpose) existing at the time of acquisition of such Subsidiary after the Original Closing Date, for so long as such prohibition exists, (ii) any Subsidiary which would require governmental or regulatory consent, approval, license or authorization to provide a guarantee, unless such consent, approval, license or authorization has been received,

(iii) any Subsidiary to the extent such guarantee could reasonably be expected to result in adverse tax consequences that are not de minimis (as reasonably determined by the Borrower) and (iv) any Subsidiary where the cost and/or burden of providing such guarantee is excessive in relation to the value afforded thereby (as reasonably determined by the Borrower and the Administrative Agent), it being understood and agreed that if a Subsidiary executes this Agreement as a “Subsidiary Guarantor” then it shall constitute a “Subsidiary Guarantor”; provided further, notwithstanding the above, no Subsidiary shall be excluded as a “Subsidiary Guarantor” if such Subsidiary enters into, or is required to enter into, a guarantee of (or becomes, or is required to become, a borrower or other obligor under) any Indebtedness incurred pursuant to Section 8.01(c) or any Permitted Incremental Equivalent Debt (solely to the extent such “Subsidiary” is a Domestic Subsidiary).
“Swap Agreement” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (including, without limitation, any Interest Rate Protection Agreement).
“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” shall mean, in respect of any one or more Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) for any date on or after the date such Swap Agreement has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark‑to‑market value(s) for such Swap Agreement, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Agreement (which may include a Lender or any Affiliate of a Lender).
“Swing Line Commitment” shall mean the commitment of the Swing Line Lender to make loans pursuant to Section 2.01(e), as the same may be reduced from time to time pursuant to Section 3.02. The aggregate principal amount of the Swing Line Commitment shall be $20,000,000 on the Restatement Effective Date, and the Swing Line Commitment shall in no event exceed the Revolving Commitment. The Swing Line Commitment is part of, and not in addition to, the Revolving Commitment.
“Swing Line Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swing Line Loans. The Swing Line Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swing Line Exposure at such time.
“Swing Line Lender” shall mean, in its capacity as Swing Line Lender hereunder, KeyBank or, upon the resignation of KeyBank as Revolving Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Revolving Agent (or, if there is no such successor Agent, the Required Lenders) and the Borrower, to act as the Swing Line Lender hereunder.
“Swing Line Loan” shall mean any loan made by the Swing Line Lender pursuant to Section 2.01(e)(i).
“Swing Line Note” shall have the meaning given to that term in Section 2.06(a).
“Syndication Amendment” shall have the meaning given to that term in Section 7.17.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under a so‑called synthetic, off‑balance sheet or tax retention lease.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings (including backup withholding) or other charges in the nature of taxation now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect to such taxes, levies, imposts, duties, fees, assessments or other charges.
“Term Facility” shall mean any Tranche (or all Tranches) of Term Loans, as the context may require.
“Term Lead Arrangers” shall mean the Term Lead Arrangers listed on the cover page hereof.
“Term Lender” shall mean a Lender with a Term Loan Commitment or who holds a Term Loan.
“Term Loan Commitment” shall mean, for each Lender, (i) the Initial Term Loan Commitment, (ii) the commitments in respect of Incremental Term Loans, if any, issued after the Original Closing Date pursuant to Section 2.15 or (iii) the Other Term Commitments, if any, issued after the Original Closing Date pursuant to Section 2.17, as each may be modified pursuant to Section 2.16 or terminated or reduced in accordance with the terms hereof.
“Term Loans” shall mean, collectively, the Initial Term Loans and, unless the context otherwise requires, any Incremental Term Loans and any Other Term Loans.
“Term Loan Register” shall have the meaning set forth in Section 12.15(a).
“Term Note” shall have the meaning set forth in Section 2.06(a).
“Termination Date” shall mean the first date on which each of the following conditions are satisfied:
(a)    the full cash payment of the Obligations under the Loan Documents (other than unasserted contingent indemnification and reimbursement obligations and other than obligations in respect of Letters of Credit which have been Cash Collateralized or backstopped);
(b)    the termination or expiration of all Commitments; and
(c)    the full cash payment of the Obligations under the Secured Swap Agreements, to the extent due and payable or that would be due and payable pursuant to the Secured Swap Agreement upon the release of the pledge and security interests granted under the Security Documents (other than any Obligations relating to Swap Agreements that, at such time, are allowed by the applicable provider of such Swap Agreements to remain outstanding without being required to be repaid).
“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.
“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the excess of (i) Consolidated Total Debt as at such date (after giving effect to any Incurrence, repayment, repurchase, redemption, defeasance, retirement or discharge of Indebtedness on such date) over (ii) Net Cash as at such date, to (b) Consolidated EBITDA, calculated on a Pro Forma Basis, for the most recently completed Measurement Period.

“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.
“Tranche” shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two Tranches of Commitments on the Restatement Effective Date, i.e., Initial Term Loan Commitments and Initial Revolving Commitments. Each Class of Loans or Commitments shall constitute a separate Tranche hereunder. Additional Tranches may be added after the Restatement Effective Date pursuant to Section 2.15, 2.16 or 2.17.
“Transactions” shall mean (i) the Closing Date Acquisition, (ii) the Incurrence of Initial Term Loans and Initial Revolving Commitments on the Original Closing Date pursuant to the terms of the Original Credit Agreement, (iii) the refinancing, repayment or redemption, as applicable, in full of (x) that certain Credit Agreement, dated as of March 26, 2018, by and among Wind Merger Sub I, Inc., IEA Energy Services LLC, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the other lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time), (y) that certain Loan and Security Agreement, dated as of January 27, 2015, by and among the parties thereto as borrowers, the financial institutions party thereto as lenders and SJC DLF II-E, LLC as agent and (z) that certain Loan and Security Agreement, dated as of January 27, 2015, by and among Consolidated Construction Solutions I LLC, as initial borrower, the financial institutions party thereto as lenders and LBC Credit Partners II, L.P. as agent (as amended, restated, supplemented or otherwise modified from time to time), the termination or release of all commitments and guarantees in respect thereof and the termination of any and all liens on the assets of the Loan Parties securing the foregoing obligations, in each case, on or prior to the Original Closing Date, (iv) the Restatement Effective Date Acquisition, (v) the Incurrence of Initial Term Loans and Initial Revolving Commitments on the Restatement Effective Date, (vi) the refinancing, repayment or redemption, as applicable, in full of that certain Loan and Security Agreement, dated as of August 4, 2014, by an among William Charles Ltd., William Charles Construction Company, LLC and Ragnar Benson, LLC, each as a borrower thereunder and First National Bank of Omaha, as lender (as amended, restated, amended and restated or otherwise modified from time to time), the termination or release of all commitments and guarantees in respect thereof and the termination of any and all liens on the assets of the Loan Parties securing the foregoing obligations, on or prior to the Restatement Effective Date, (vii)  the payment of all fees (including any original issue discount), costs and expenses in connection with the foregoing (such fees, costs and expenses being, the “Transaction Costs”), (viii) the entry into the Restatement Agreement and (ix) the consummation of the other transactions on the Original Closing Date or the Restatement Effective Date, as applicable related to the foregoing.
“Transaction Costs” has the meaning set forth in the definition of Transactions.
“Transformative Acquisition” shall mean any acquisition (a) with a purchase price in excess of $200,000,000, (b) that is not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (c) that if permitted by the terms of this Agreement immediately prior to the consummation of such acquisition, would not provide Holdings and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.
“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a LIBOR Loan.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Undisclosed Administration” shall mean, in relation to a Lender or its parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“United States” and “U.S.” shall each mean the United States of America.
“Unrestricted” shall mean, when referring to cash or Cash Equivalents, that such cash or Cash Equivalents are not Restricted.
“Unrestricted Subsidiary” shall mean:
(a)    any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 7.11 subsequent to the Original Closing Date but only to the extent that such Subsidiary:
(i)    is not, after giving effect to such designation, a party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower;
(ii)    is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (I) to subscribe for additional Capital Stock or (II) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(iii)    has not guaranteed or otherwise directly or indirectly provided credit support for any then outstanding Indebtedness of Holdings or any of its Restricted Subsidiaries; and
(iv)    does not own or have any rights to any material Intellectual Property; and
(b)    any Subsidiary of an Unrestricted Subsidiary.
“Unused Commitment Fee” shall have the meaning given to that term in Section 3.01(e).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Domestic Subsidiary” shall mean, with respect to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.
“Wholly Owned Subsidiary” shall mean, with respect to any Person, (i) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and (ii), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yield” shall mean, with respect to any Loan, Commitment, or other applicable transaction, as the case may be, on any date of determination as calculated by the Administrative Agent, (a) any interest rate margin, (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to the Term Loans would cause an increase in the interest rate then in effect with respect thereto at the time of determination hereunder, and, in such case, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such Term Loans shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees paid to any Person, (with original issue discount and upfront fees being equated to interest based on assumed four-year life to maturity or, if less, the remaining life to maturity), but exclusive of any arrangement, commitment structuring, underwriting or similar fee paid to any Person in connection therewith that are not paid to all of the Lenders providing such Loans and Commitments.
Section 1.02    Other Interpretive Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(a)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms not defined in Section 1.01 shall have the respective meanings given to them under GAAP (but subject to the terms of Section 12.07, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) unless the context otherwise requires, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (iv) the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (v) unless the context otherwise requires, any reference herein (A) to any Person shall be construed to include such Person’s successors and assigns and (B) to Holdings, the Borrower or any other Loan Party shall be construed to include Holdings, the Borrower or such Loan Party as debtor and debtor‑in‑possession and any receiver or trustee for Holdings, the Borrower or any other Loan Party, as the case may be, in any insolvency or liquidation proceeding.
(b)The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to the Articles, Sections and Schedules of and Exhibits to this Agreement unless otherwise specified and shall include all amendments, restatements, supplements and/or modifications thereto from time to time, including on the Restatement Effective Date pursuant to the Restatement Agreement.
(c)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)Notwithstanding anything herein or any other Loan Document to the contrary, whenever any document, agreement or other item is required by any Loan Document to be delivered, or subject to Section 2.10(d), payment is required to be made, on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.

(e)Any reference herein and in the other Loan Documents to the “payment in full” of the Obligations and words of similar import shall mean the occurrence of the Termination Date.
(f)Any financial ratios required to be maintained by Holdings or the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
(g)Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Loan Documents) and other contractual instruments herein or in the Loan Documents shall be deemed to include all subsequent amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, replacements, extensions, renewals, refinancings, restructurings and other modifications are not prohibited hereby; (b) all references to leases and licenses herein or in the Loan Documents will include sub-leases and sub-licenses, as applicable, and (c) references to any law or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law or regulation and, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
(h)All references to “knowledge” or “awareness” of any Loan Party or a Restricted Subsidiary thereof mean the actual knowledge of an Authorized Officer of a Loan Party or such Restricted Subsidiary.
(i)The word “or” is not exclusive.
(j)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including pro forma compliance with Section 8.13 hereof, any First Lien Net Leverage Ratio test, or Total Net Leverage Ratio test) (any such amounts, the "Fixed Amounts") substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the "Incurrence-Based Amounts"), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence and shall be calculated for the most recent twelve consecutive month period ending prior to the date of such determination for which consolidated financial statements of Holdings have been (or were required to be) delivered. In the event that any transaction permitted pursuant to Article VIII (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article VIII (within the same negative covenant), the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such transaction and shall only be required to include the amount and type of such transaction in one of such clauses.
(k)All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by any such Person in his or her capacity solely as an officer or representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
(l)If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

(m)For purposes of determining compliance with Section 8.01, 8.02, 8.04, 8.05, 8.06, or 8.07, in the event that any Indebtedness, Liens, Disposition, Restricted Payment, Investments or prepayment of Indebtedness is in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Disposition, Restricted Payment, Investments or prepayment of Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Disposition, Restricted Payment, Investments or prepayment of Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Disposition, Restricted Payment, Investments or prepayment of Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.
(n)With respect to any period during which the Transactions or any Specified Transaction occurs, the calculation of the Total Net Leverage Ratio, First Lien Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income and Consolidated Total Assets or for any other purpose hereunder, with respect to such period shall be made on a Pro Forma Basis. For the avoidance of doubt, Excess Cash Flow shall not be calculated on a Pro Forma Basis.
(o)Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents.
(p)Notwithstanding anything herein to the contrary, for purposes of (i) measuring the relevant ratios and baskets with respect to the incurrence of any Indebtedness or Liens or the making of any acquisitions or other Investments, Restricted Payments, prepayments of subordinated or junior Indebtedness, Asset Sales or fundamental changes or the designation of any Restricted Subsidiaries or (ii) determining compliance with representations and warranties or the occurrence of any default or Event of Default, in each case, in connection with a Limited Condition Acquisition, the date of determination of whether any such action is permitted hereunder, shall at Borrower’s option be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, the Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratio, basket, representation or warranty, such ratio, basket, representation or warranty shall be deemed to have been complied with. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket with respect to a transaction described in clause (i) of the previous sentence, on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated and tested both on (A) a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) has been consummated and (B) on a standalone basis assuming such Limited Condition Acquisition, and the other transactions in connection therewith, have not been consummated, until such time as such Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated or expires.
(q)Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with an Incremental Facility, Credit Agreement Refinancing Indebtedness or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

ARTICLE II
AMOUNT AND TERMS OF CREDIT

Section 2.01    Amounts and Terms of The Commitments.

(a)Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment on the Original Closing Date made an Initial Term Loan on the Original Closing Date in the aggregate principal amount of its Initial Term Loan Commitment on the Original Closing Date; provided that such Initial Term Loans (A) were incurred pursuant to a single drawing on the Original Closing Date in an aggregate principal amount of $275,000,000, (B) are denominated in Dollars, and (C) except as hereinafter provided, shall, at the option of the Borrower, be maintained as, and/or converted into Base Rate Loans or LIBOR Loans. Subject to and upon the terms and conditions set forth herein and in the Restatement Agreement, each Lender with an Initial Term Loan Commitment severally agrees to make an Initial Term Loan on the Restatement Effective Date in an amount equal to the remainder of (i) the aggregate principal amount of its Initial Term Loan Commitment on the Restatement Effective Date less (ii) the amount of Initial Term Loans of such Lender on the Restatement Effective Date (immediately prior to giving effect thereto); provided that such Initial Term Loans (A) will be incurred pursuant to a single drawing on the Restatement Effective Date, (B) will be denominated in Dollars, (C) will initially be of the same Type and will have the same Interest Period as the Initial Term Loans outstanding immediately prior to the Borrowing of Initial Term Loans on the Restatement Effective Date and (D) bear interest, until the last day of such initial Interest Period, at the same rate as the Initial Term Loans outstanding immediately prior to the Borrowing of Initial Term Loans on the Restatement Effective Date. For the avoidance of doubt, all Initial Term Loans shall be treated as a single Class for all purposes, except that interest on the Initial Term Loans funded on the Restatement Effective Date shall commence to accrue from the Restatement Effective Date.
(b) [Reserved].
(c)Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make a revolving loan or revolving loans (each, an “Initial Revolving Loan” and, collectively, the “Initial Revolving Loans”) to the Borrower, at any time and from time to time on or after the Original Closing Date until the earlier of the applicable Latest Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment.
(d)After the Restatement Effective Date, subject to and upon the terms and conditions set forth herein and in the Incremental Amendment or Refinancing Amendment applicable to the Tranche of Loans (other than an Initial Term Loan Commitment) then being made pursuant to this clause (d), each Lender with a Commitment with respect to such Tranche of Loans severally agrees to make a Loan under such Tranche to the Borrower, which Loans under such Tranche (i) shall be incurred pursuant to a single drawing on the date set forth for such incurrence in the Incremental Amendment or Refinancing Amendment, as the case may be, (ii) shall be denominated in Dollars, and (iii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or LIBOR Loans, provided that except as otherwise specifically provided in Section 2.11(b), all Term Loans under a Tranche comprising the same Borrowing shall at all times be of the same Type. Once repaid, Term Loans incurred hereunder may not be reborrowed. Within the limits set forth in this clause (d) above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.
(e)Swing Line Loans.
(i)Swing Line Commitment. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.01(e), agrees to make swing line loans in Dollars (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time on any Business Day during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (and upon each such Borrowing of Swing Line Loans, the Borrower shall be deemed to represent and warrant that such Borrowing will not result in) (i) the aggregate principal amount of outstanding Swing Line Loans exceeding the Swing Line Commitment, or (ii) the sum of the total Revolving Exposures exceeding the Total Revolving Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance, in whole or in part, an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby, irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Percentage times the amount of such Swing Line Loan.
(ii)Swing Line Loans. To request a Swing Line Loan, the Borrowers shall deliver, by hand delivery or facsimile transmission (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Swing Line Lender), a duly completed and executed Notice of Borrowing to the Swing Line Lender, not later than 12:00 noon, New York City time (or such later time as the Revolving Agent may agree in its sole discretion), on the Business Day of a proposed Swing Line Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swing Line Loan. Each Swing Line Loan shall be a Base Rate Loan. The Swing Line Lender shall make each Swing Line Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swing Line Lender, if any, or otherwise to an account as directed by the Borrower in the applicable Notice of Borrowing (or, in the case of a Swing Line Loan made to finance the reimbursement of an LC Disbursement, by remittance to the Issuing Bank). The Swing Line Lender shall endeavor to fund each Swing Line Loan by 3:00 p.m., New York City time and shall in all events fund each Swing Line Loan by no later than 5:00 p.m., New York City time, on the requested date of such Swing Line Loan. The Borrower shall not request a Swing Line Loan unless the conditions set forth in Section 6.02 shall have been satisfied. Swing Line Loans shall be made in minimum amounts of $100,000.
(iii)Prepayment. The Borrower shall have the right at any time and from time to time to repay, without prepayment or penalty, any Swing Line Loan, in whole or in part, upon giving written notice to the Swing Line Lender and the Revolving Agent before 1:00 p.m., New York City time, on the proposed date of repayment.
(iv)Participations. The Swing Line Lender (x) may at any time in its discretion and (y) shall, no less frequently than weekly when any Swing Line Loan is outstanding, by written notice given to the Revolving Agent (provided such notice requirement shall not apply if the Swing Line Lender and the Revolving Agent are the same entity) not later than 12:00 noon, New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swing Line Loans then outstanding. Such notice shall specify the aggregate amount of Swing Line Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Revolving Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swing Line Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Revolving Agent, for the account of the Swing Line Lender, such Lender’s Pro Rata Percentage of such Swing Line Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or a reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Revolving Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Lenders; provided, that the Revolving Lender who is the Swing Line Lender shall be deemed to have funded its Pro Rata Percentage automatically without further funding. The Revolving Agent shall notify the Borrower of any participations in any Swing Line Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swing Line Loan shall be made to the Revolving Agent and not to the Swing Line Lender. Any amounts received by the Swing Line Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Revolving Agent. Any such amounts received by the Revolving Agent shall be promptly remitted by the Revolving Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(v)Resignation or Removal of the Swing Line Lender. The Swing Line Lender may resign as Swing Line Lender hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Revolving Agent and the Borrower. Following such notice of resignation from the Swing Line Lender, the Swing Line Lender may be replaced at any time by written agreement among the Borrower (with the Borrower’s agreement not to be unreasonably withheld, delayed or conditioned), the Revolving Agent and the successor Swing Line Lender. The Revolving Agent shall notify the Lenders of any such replacement of the Swing Line Lender. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees and interest accrued for the account of the replaced Swing Line Lender. From and after the effective date of any such resignation or replacement, (i) the successor Swing Line Lender shall have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans to be made by it thereafter and (ii) references herein and in the other Loan Documents to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lenders, or to such successor and all previous Swing Line Lenders, as the context shall require. After the resignation or replacement of the Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to such resignation or replacement, but shall not be required to make additional Swing Line Loans.
(vi)Payments of Principal and Interest. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
(f)Letters of Credit.
(i)General. Subject to the terms and conditions set forth herein, the Borrower may request the Issuing Banks, and the Issuing Banks agree, to issue Letters of Credit in Dollars for the account of the Borrower or any other Loan Party in a form reasonably acceptable to the Issuing Bank and the Revolving Agent, at any time and from time to time prior to the Letter of Credit Expiration Date (provided that the Borrower shall be a co-applicant, and be jointly and severally liable hereunder, with respect to each Letter of Credit issued for the account of any Loan Party). The Issuing Bank shall have no obligation to issue, and the Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance the total of the Revolving Exposures of the Lenders would exceed the Total Revolving Commitment or the LC Exposure of any Issuing Bank would exceed the Revolving Commitments of such Issuing Bank (or its applicable affiliate that is a Revolving Lender). In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any LC Request or other agreement submitted by or on behalf of the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(ii)Request for Issuance, Amendment, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment or extension of an outstanding Letter of Credit, the Borrowers shall deliver (or request by facsimile) by hand, or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Revolving Agent not later than 12:00 noon New York City time on the third Business Day preceding the requested date of issuance, amendment or extension (or such later date and time as is acceptable to the Issuing Bank).
A request for an initial issuance of a Letter of Credit shall specify, in form and detail reasonably satisfactory to the Issuing Bank:
(A)the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(B)the stated or “face” amount thereof;
(C)the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);
(D)the name and address of the beneficiary thereof;
(E)whether the Letter of Credit is to be issued for the account of the Borrower or for the account of one of the other Loan Parties (provided that the Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of any Loan Party);
(F)the documents to be presented by such beneficiary in connection with any drawing thereunder;
(G)the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(H)such other matters as the Issuing Bank may reasonably require.
A request for an amendment or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:
(I)the Letter of Credit to be amended or extended;
(J)the proposed date of amendment or extension thereof (which shall be a Business Day);
(K)the nature of the proposed amendment or extension; and
(L)such other matters as the Issuing Bank reasonably may require.
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for the issuance of a Letter of Credit or any amendment thereto. A Letter of Credit shall be issued, amended or extended only if (and, upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the total of the Revolving Exposures of the Lenders shall not exceed the Total Revolving Commitment and (ii) the conditions set forth in Section 6.02 in respect of such issuance, amendment or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.
Upon the issuance, amendment or extension of any Letter of Credit, the Issuing Bank shall promptly notify the Revolving Agent (and in the case of an issuance of a Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the Revolving Agent shall promptly notify each Revolving Lender, thereof) (and in the case of an issuance of a Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the notice to each Revolving Lender shall include a copy of such Letter of Credit and shall set forth the amount of each such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.01(f)(iv)).
(iii)Expiration Date.
(A)Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date which is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (y) five (5) Business Days prior to the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any extension thereof, 180 days after such extension) and (y) the Letter of Credit Expiration Date; provided, however, the Issuing Bank, in its sole discretion, may agree to extend such Letter of Credit beyond such date (the “LC Extension”) upon the Borrower either (i) Cash Collateralizing such Letter of Credit or (ii) backstopping such Letter of Credit, in each case unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days (or such longer period as may be specified in such Letter of Credit) prior to the then applicable expiration date that such Letter of Credit will not be extended.
(B)If the Borrower so request in any LC Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each 12 month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such 12 month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank in such Auto-Extension Letter of Credit, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such extension and (ii) the Letter of Credit Expiration Date, unless otherwise extended pursuant to the LC Extension; provided that the Issuing Bank shall not permit any such extension if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.01(f)(xiii) or otherwise), or (y) it has received notice on or before the day that is two (2) Business Days before the date which has been agreed upon pursuant to the proviso to the first sentence of this paragraph, (1) from the Revolving Agent that any Revolving Lender directly affected thereby has elected not to permit such extension or (2) from the Revolving Agent, any Lender or, if no Default or Event of Default has occurred and is continuing, the Borrower that one or more of the applicable conditions specified in Section 6.02 are not then satisfied.
(iv)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Revolving Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.01(f)(v), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any defense, offset, abatement, withholding or reduction whatsoever.
(v)Reimbursement.
(A)If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if the Borrowers shall have received notice of such LC Disbursement prior to 12:00 noon, New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 1:00 p.m., New York City time, on the Business Day immediately following the day that the Borrowers receive such notice; provided that the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with Revolving Loans bearing interest at the Base Rate in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loans bearing interest at the Base Rate.
(B)If the Borrower fails to make any such payment when due, the Issuing Bank shall notify the Revolving Agent and the Revolving Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Revolving Agent not later than 3:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.05 with respect to Revolving Loans made by such Revolving Lender, and the Revolving Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Revolving Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Revolving Agent from the Borrower thereafter will be promptly remitted by the Revolving Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.
(C)If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Revolving Agent as provided above, each of such Revolving Lender and the Borrower agrees to pay interest on such amount, for each day from and including the date such LC Disbursement was made to but excluding the date such LC Disbursement is reimbursed, to the Revolving Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the rate per annum set forth in (viii) below and (ii) in the case of such Lender, at a rate determined by the Revolving Agent in accordance with banking industry rules then in effect or practices on interbank compensation.
(vi)Obligations Absolute. The Reimbursement Obligation of the Borrower as provided in Section 2.01(f)(v) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement, or any other Loan Document, or any term or provision therein or herein; (ii) whether any other Person shall at any time have guaranteed or otherwise agreed to be liable for any of the Obligations or granted any security therefor, and if so, regardless of the termination of or any other change in the time, manner or place of payment of or any other term of any such guarantee or other obligations of such other Person, (iii) any exchange, change, waiver or release of, or failure of perfection of any Lien on, any Collateral for, or any other Person’s guarantee of or other liability for, any of the Obligations, (iv) the existence of any claim, setoff, defense or other right that the Borrower or any other Person may at any time have against any beneficiary of any Letter of Credit, any assignee of proceeds of any Letter of Credit, the Issuing Bank, or any other Person, (v) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (vi) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (vii) the fact that a Default or Event of Default shall have occurred and be continuing; (viii) any material adverse change in the business, property, results of operations, prospects or conditions, financial or otherwise, of the Borrower and its Restricted Subsidiaries, (ix) any merger, amalgamation, consolidation, sale of assets, or any other transaction involving any Loan Party, or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.01(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder. None of the Revolving Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential, special, indirect, exemplary, incidental or punitive damages, claims in respect of which are hereby waived by the Borrower to the fullest extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction (which is not subject to appeal)), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(vii)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Revolving Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of their Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of payment of such Reimbursement Obligation set forth in Section 2.01(f)(v)).
(viii)Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburse such LC Disbursement, at the Base Rate plus the Applicable Margin for a period of three (3) Business Days from the date of such LC Disbursement, and at the rate per annum determined pursuant to Section 2.09(d) thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.01(f)(v) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(ix)Cash Collateralization. If (1) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Revolving Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of Cash Collateral pursuant to this paragraph, (2) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding or (3) there shall exist a Defaulting Lender, then the Borrower shall immediately (or, in the case of clause (3), upon the reasonable request of the Revolving Agent) deposit on terms and in accounts satisfactory to the Revolving Agent and the Issuing Bank, in the name of the Collateral Agent and for the benefit of the Revolving Lenders and the Issuing Bank, an amount in cash equal to 103% of the LC Exposure as of such date (giving effect to any scheduled increases in the amount of such Letter of Credit, whether or not any conditions to such scheduled increases have been satisfied) plus any accrued and unpaid interest thereon and any other amounts due in connection therewith; provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence and during the continuance of any Event of Default under Section 10.01(f). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and pay accrued interest thereon and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the existence and continuance of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(x)Additional Issuing Banks. The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an Issuing Bank hereunder. Any Revolving Lender consenting in writing to such designation shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit. The Borrower shall promptly notify the Revolving Agent of the addition of an Issuing Bank pursuant to this paragraph (x) and the Revolving Agent shall promptly notify each other Issuing Bank and the Lenders thereof.
(xi)Resignation or Removal of the Issuing Bank. Each Issuing Bank may resign as an Issuing Bank hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Revolving Agent and the Borrower. An Issuing Bank may be replaced at any time by the Borrower. The Borrower shall promptly notify the Revolving Agent and the Revolving Agent shall promptly notify the Issuing Banks and the Lenders of any such replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.01(b) and, if an to the extent requested by the replaced Issuing Bank (and as a condition to the effectiveness of such resignation or replacement), any Letter of Credit issued by such replaced Issuing Bank shall have expired in accordance with its terms or shall have been cancelled at the request of the beneficiary(ies) thereof, in each case without any pending drawing thereon, or shall have been Cash Collateralized or backstopped, as so requested. From and after the effective date of any such resignation or replacement, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such additional or to any previous Issuing Bank, or to such successor or such additional and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced

Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue, amend or extend any Letter of Credit.
(xii)Issuing Bank. The Issuing Bank shall have all of the benefits and immunities (A) provided to the Revolving Agent in Section 11.06 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Revolving Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(xiii)Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital or liquidity requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Original Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Original Closing Date and which the Issuing Bank in good faith deems material to it; or
(B)the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank now or hereafter in effect. The Issuing Bank shall be under no obligation to amend any Letter of Credit if (1) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (2) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(xiv)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party other than the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit and shall be obligated to pay to the Issuing Bank any interest, fees or other amounts due and payable in connection with such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of such Loan Party inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the issuance of such Letters of Credit and the businesses of such Loan Party.

Section 2.02    Minimum Amount of Each Borrowing. TThe aggregate principal amount of each Borrowing of Loans under a respective Class shall not be less than the Minimum Borrowing Amount applicable to such Class. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (or such greater number as may be agreed by the Administrative

Agent or, with respect to the Revolving Loans only, the Revolving Agent) Borrowings of LIBOR Loans in the aggregate for all Classes of Loans.

Section 2.03    Notice of Borrowing.

(a)If the Borrower desires to incur the Loans (or portions thereof) as (x) LIBOR Loans hereunder, the Borrower shall give the Administrative Agent (and, with respect to Revolving Loans only, the Revolving Agent) at the Notice Office at least three Business Days (or, with respect to LIBOR Loans to be made on the Restatement Effective Date, such shorter period as shall be acceptable to the Administrative Agent) prior notice of the LIBOR Loans to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s (or, with respect to Base Rate Loans to be made on the Restatement Effective Date, such shorter period as shall be acceptable to the Administrative Agent) prior notice of the Base Rate Loans to be incurred hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York City time) on such day. Each such notice (the “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, substantially in the form of Exhibit F, appropriately completed to specify: (i) the aggregate principal amount of such Borrowing and whether it is to be a Borrowing of Revolving Loans or Term Loans, (ii) the Class of the Loans to be incurred pursuant to such Borrowing, (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto and (v) the applicable account details for the Borrower. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Class specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(b)Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(c)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Latest Maturity Date.

Section 2.04    Repayment of Loans.

(a)The principal amount of the Loans of each Lender shall be repaid (i) in the case of the Initial Term Loans, (X) on each Quarterly Payment Date, commencing with the last Business Day of the first full Fiscal Quarter of the Borrower and its Subsidiaries following the Restatement Effective Date, in an amount equal to 2.50% of the aggregate principal amount of the Initial Term Loans incurred on or prior to the Restatement Effective Date (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with this Section 2.04, Section 4.01, Section 4.02 or purchases in accordance with Section 12.04(a)(iv) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.15) and (Y) on the Initial Term Loan Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment, (ii) in the case of Initial Revolving Loans, on the Initial Revolving Loan Maturity Date and (iii) in the case of Swing Line Loans, on the earlier of (x) the Initial Revolving Loan Maturity Date and (y) the first date after such Swing Line Loan is made that is the 15th or last Business Day of a calendar month and is at least two Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swing Line Loans that were outstanding on the date such Revolving Borrowing was requested.
(b)[Reserved].
(c)The principal amount of Incremental Term Loans of each Additional Incremental Lender shall be repaid as provided in the respective Incremental Amendment, subject to the requirements of Section 2.15. To the extent not previously paid, each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan.
(d)The principal amount of any Loans extended pursuant to an Extension shall be repaid as provided in the respective Extension, subject to the requirements of Section 2.16. To the extent not previously paid, each Loan under a Tranche extended pursuant to an Extension shall be due and payable on the Maturity Date applicable to such Loan as provided in the respective Extension, subject to the requirements of Section 2.16.
(e)The principal amount of any Other Term Loans or Other Revolving Loans, as applicable, shall be repaid as provided in the respective Refinancing Amendment, subject to the requirements of Section 2.17. To the extent not previously paid, each Other Term Loan or Other Revolving Loan, as applicable, shall be due and payable on the Maturity Date applicable to such Other Term Loan or Other Revolving Loan, as applicable, as provided in the respective Refinancing Amendment, subject to the requirements of Section 2.17.

Section 2.05    Disbursement of Funds. No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.08) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office, or to such other account as the Borrower may specify in writing to the Administrative Agent, the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.09. Nothing in this Section 2.05 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.

Section 2.06    Promissory Notes.

(a)The Borrower’s obligation to pay the principal of, and interest on, the Loans of any Class under a Tranche made by each Lender shall be evidenced in the Term Loan Register maintained by the Administrative Agent pursuant to Section 12.15(a) or the RCF Register maintained by the Revolving Agent pursuant to Section 12.15(b), as applicable, and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and promptly delivered by the Borrower substantially in the form of Exhibit G-1 (each, a “Term Note” and, collectively, the “Term Notes”), Exhibit G-3 (each, a “Revolving Note” and, collectively, the “Revolving Notes”) or Exhibit G-4 (each, a “Swing Line Note” and, collectively, the “Swing Line Notes”), as the case may be.
(b)Each Lender will note on its internal records the amount of each Loan of any Class under a Tranche made by it and each payment in respect thereof and prior to any transfer of any of its Notes with respect to such Loans will endorse on the reverse side thereof the outstanding principal amount of such Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.
(c)Notwithstanding anything to the contrary contained above in this Section 2.06 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans under a Tranche to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans under such Tranche (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Loan Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans under a Tranche, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

Section 2.07    Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.11(b) or unless the Borrower complies with the provisions of Section 2.12, LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of such LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Significant Event of Default, Base Rate Loans may not be converted into LIBOR Loans, and (iii) no conversion pursuant to this Section 2.07 shall result in a greater number of Borrowings of LIBOR Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at the Notice Office prior to 1:00 p.m. (New York City time) at least (x) in the case of conversions of Base Rate Loans into LIBOR Loans, three Business Days’ prior notice and (y) in the case of conversions of LIBOR Loans into Base Rate Loans, one Business Day’s prior notice (each, a “Notice of Conversion/Continuation”), in each case substantially in the form of Exhibit H, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.

Section 2.8    Pro Rata Borrowings. Except in the case of a Borrowing comprised of Swing Line Loans and subject to the reallocation rules set forth in Section 2.14(c), all Borrowings of any Tranche of Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments applicable to such Tranche of Loans. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.09    Interest.

(a)The Borrower agrees to pay interest in respect of the unpaid principal amount of each Initial Term Loan and/or Initial Revolving Loan maintained as a Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a LIBOR Loan pursuant to Section 2.07 or 2.10, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.
(b)The Borrower agrees to pay interest in respect of the unpaid principal amount of each Initial Term Loan and/or Initial Revolving Loan maintained as a LIBOR Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such LIBOR Loan to a Base Rate Loan pursuant to Section 2.07, 2.10 or 2.11, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the LIBOR Rate for such Interest Period.
(c) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Incremental Loan as provided in the respective Incremental Amendment, subject to the requirements of Section 2.15. The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan extended pursuant to an Extension as provided in the respective Extension, subject to the requirements of Section 2.16. The Borrower agrees to pay interest in respect of the unpaid principal amount of any Credit Agreement Refinancing Indebtedness as provided in the respective Refinancing Amendment, subject to the requirements of Section 2.17.
(d)Upon the occurrence and during the continuance of a Significant Event of Default, overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and all other overdue amounts shall, in each case, bear interest at a rate per annum equal to (x) in the case of overdue principal, the rate which is 2.00% in excess of the rate then borne by such Loans, (y) in the case of unreimbursed LC Disbursements, the Base Rate plus the Applicable Margin plus 2%, or

(z) in the case of all other overdue amounts (including, to the extent permitted by law, overdue interest) payable hereunder and under any other Loan Document, the rate which is 2.00% in excess of the rate applicable to Loans that are maintained as Base Rate Loans from time to time. Interest that accrues under this Section 2.09(d) shall be payable on written demand.
(e)Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans, and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each LIBOR Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand
(f)Upon each Interest Determination Date, the Administrative Agent shall determine the LIBOR Rate for each Interest Period applicable to the respective LIBOR Loans and shall promptly notify the Borrower and the Lenders of such LIBOR Loans thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

Section 2.10    Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBOR Loan (in the case of the initial Interest Period applicable thereto) or prior to 1:00 p.m. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBOR Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBOR Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, if approved by each Lender of such LIBOR Loan, twelve month period or any period shorter than one month, provided that (in each case):
(a)all LIBOR Loans comprising a Borrowing shall at all times have the same Interest Period;
(b)the initial Interest Period for any LIBOR Loan shall commence on the date of Borrowing of such LIBOR Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;
(c)if any Interest Period for a LIBOR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
(d)if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
(e)upon notice to the Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Significant Event of Default, no Interest Period may be selected; and
(f)no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date for such Tranche of Loans.

If by 1:00 p.m. (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected to continue such LIBOR Loans as LIBOR Loans with an Interest Period of one month effective as of the expiration date of such current Interest Period; provided that, if the Borrower is not permitted to elect a new Interest Period to be applicable to such LIBOR Loans as provided above, the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.
Section 2.11    Increased Costs, Illegality, etc.

(a)In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by the Administrative Agent):
(A)on any Interest Determination Date that, by reason of any changes in any Requirement of Law arising after the Original Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or
(B)at any time, that such Lender shall incur increased costs, Taxes (other than Excluded Taxes and Indemnified Taxes which are otherwise provided for in Section 4.04) or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan because of (x) any change since the Original Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate and/or (y) other circumstances arising since the Original Closing Date affecting such Lender, the London interbank market or the position of such Lender in such market (including that the LIBOR Rate with respect to such LIBOR Loan does not adequately and fairly reflect the cost to such Lender of funding such LIBOR Loan); or
(C)at any time, that the making or continuance of any LIBOR Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Original Closing Date which materially and adversely affects the London interbank market; then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (A) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (A) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (A) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to LIBOR Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (B) above, the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (C) above, the Borrower shall take one of the actions specified in Section 2.11(b) as promptly as possible and, in any event, within the time period required by law.
(b)At any time that any LIBOR Loan is affected by the circumstances described in Section 2.11(a)(B), the Borrower may, and in the case of a LIBOR Loan affected by the circumstances described in Section 2.11(a)(C), the Borrower shall, either (x) if the affected LIBOR Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.11(a)(B) or (C) or (y) if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.11(b).
(c)If any Lender determines that after the Original Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, liquidity, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Loans or Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 2.11(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts, will be payable pursuant to this Section 2.11(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.11(c) upon the subsequent receipt of such notice.
(d)Notwithstanding anything in this Agreement to the contrary, (x) the Dodd‑Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the Original Closing Date in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 2.11).
(e)For the avoidance of doubt, this Section 2.11 shall not apply to any Excluded Taxes, or to any Indemnified Taxes, which are otherwise provided for in Section 4.04.
(f)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that either (A) the circumstances set forth in subsection (a) of this Section 2.11 have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in subsection (a) of this Section 2.11 have not arisen but the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (in the case of either such clause (A) or (B), an “Alternative Interest Rate Election Event”), the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 12.12, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the date notice of such alternate rate of interest is provided to the Lenders, a written notice from Required Lenders stating that they object to such amendment (which amendment shall not be effective prior to the end of such five (5) Business Day notice period). To the extent an alternate rate of interest is adopted as contemplated hereby, the approved rate shall be applied in a manner consistent with prevailing market convention and contain a 0% floor; provided that, to the extent such prevailing market convention is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and the Borrower. From such time as an Alternative Interest Rate Election Event has occurred and continuing until an alternate rate of interest has been determined in accordance with the terms and conditions of this paragraph, (x) any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Loan shall be ineffective, and (y) if any Notice of Borrowing requests a LIBOR Loan, such Borrowing shall be made as an Base Rate Loan; provided that, to the extent such Alternative Interest Rate Election Event is as a result of clause (B) above in this subparagraph (f), then clauses (x) and (y) of this sentence shall apply during such period only if the LIBOR Rate for such Interest Period is not available or published at such time on a current basis. Notwithstanding anything contained herein to the contrary, if such alternate rate of interest as determined in this subparagraph (f) is determined to be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 2.12    Compensation.
(a)The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all actual losses, reasonable and documented out‑of‑pocket expenses and liabilities (including, without limitation, any actual loss, reasonable and documented out‑of‑pocket expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent (or, if applicable the Revolving Agent)) a Borrowing of, or conversion from or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.11(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Article X) or conversion of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the

Borrower to repay LIBOR Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.11(b).
(b)With respect to any Lender’s claim for compensation under Section 2.11 or 2.12, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.
(c)The Borrower shall make such compensation under Section 2.11 or 2.12 within 30 days after receipt of written request therefor.

Section 2.13    Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(c) or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no legal, regulatory or unreimbursed economic disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.13 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.11 and 4.04.

Section 2.14    Replacement of Lenders; Defaulting Lenders.

(a)(x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 2.11(a)(B) or (C), Section 2.11(c) or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement that requires the consent of each Lender or each directly and adversely affected Lender which has been approved by the Required Lenders as (and to the extent) provided in Section 12.12(a), the Borrower shall have the right, if no Event of Default then exists or would exist after giving effect to such replacement, by written notice, (I) to terminate all Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (II) in accordance with Section 12.04 to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of which shall be reasonably acceptable to the Administrative Agent and/or Revolving Agent (to the extent the consent of the Administrative Agent and/or Revolving Agent would be required under Section 12.04); provided that in the case of this clause (II):
(i)at the time of any replacement pursuant to this Section 2.14, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 12.04 (and with all fees payable pursuant to said Section 12.04 to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments, outstanding Loans and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender; and

(ii)all obligations of the Borrower then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.12) shall be paid in full to such Replaced Lender concurrently with such replacement.
(b)Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.14, the Administrative Agent or the Borrower shall be entitled (but not obligated) and is authorized (which authorization is coupled with an interest) to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.14 and Section 12.04. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above (and, if so required by the Administrative Agent, the assignment fee referred to in Section 12.04 (which shall be payable by the Borrower or the Replacement Lender)), recordation of the assignment on the Term Loan Register by the Administrative Agent pursuant to Section 12.15(a) or the RCF Register by the Revolving Agent pursuant to Section 12.15(b) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Section 2.11, 2.12, 4.04, 11.06, 12.01 and 12.06), which shall survive as to such Replaced Lender. In the case of the substitution of a Lender pursuant to this Section, if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the Replacement Lender executed and delivers such Assignment and Assumption and/or such other documentation and (y) the date as of which all obligations of the Borrower required to be paid to the Replaced Lender pursuant to this Section, then the Replaced Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Administrative Agent and the Borrower shall each be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Replaced Lender. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(c)If any Swing Line Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)all or any part of such Defaulting Lender’s participation in Swing Line Exposure and LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only (y) to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment and (z) if requested in writing by the Revolving Agent, the Borrower shall have confirmed that the conditions set forth in Section 6.02 are satisfied at the time of such reallocation and if the Borrower cannot confirm such conditions have been satisfied (which shall not constitute a Default or an Event of Default) and such conditions have not otherwise been waived by the Required Revolving Lenders, then clause (ii) below shall apply;
(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Revolving Agent, (a) prepay such Swing Line Exposure of such Defaulting Lender and (b) Cash Collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.01(f)(ix) for so long as such LC Exposure is outstanding;

(iii)if any portion of such Defaulting Lender’s LC Exposure is Cash Collateralized pursuant to clause (ii) above, the Borrower shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is Cash Collateralized;
(iv)if any portion of such Defaulting Lender’s LC Exposure is reallocated to the Non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the Non-Defaulting Lenders in accordance with their Pro Rata Percentages;
(v)if any portion of such Defaulting Lender’s LC Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.14(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the fee that otherwise would have been payable to such Defaulting Lender pursuant to Section 3.01(c) (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is Cash Collateralized and/or reallocated;
(vi)so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be at least 100% covered by the Revolving Commitments of the Non-Defaulting Lenders and/or Cash Collateralized in accordance with this Section 2.14(c), and participations in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and
(vii)any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to this Section 2.14) may, in lieu of being distributed to such Defaulting Lender, be retained by the Collateral Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Collateral Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Collateral Agent and Revolving Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder, (iii) third, to the funding of any Loan or the funding or Cash Collateralization of any participation in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Revolving Agent, (iv) fourth, if so determined by the Revolving Agent and the Borrower, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower, the Issuing Bank, the Swing Line Lender or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, the Issuing Bank, the Swing Line Lender, the Revolving Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded in respect of its participation obligations and (y) made at a time when the conditions set forth in Section 6.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting

Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the Unused Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender and such Defaulting Lender shall not be entitled to receive any Unused Commitment Fee pursuant to Section 3.01(e). If the Borrower, the Administrative Agent, the Revolving Agent, each Swing Line Lender and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Revolving Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Revolving Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the applicable Commitments (without giving effect to Section 2.14(d)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.15    Incremental Loan Commitments.

(a)At any time and from time to time after the Restatement Effective Date and prior to the Latest Maturity Date, subject to the terms and conditions set forth herein, the Borrower may by prior notice to the Administrative Agent, request to add one or more new credit facilities (each, an “Incremental Facility”) denominated in Dollars and consisting of (x) one or more additional tranches of term loans (each, an “Incremental Term Facility” and the term loans extended thereunder, the “Incremental Term Loans”) or (y) one or more additional tranches of revolving loans or an increase in Commitments under the then existing Revolving Facility (each, an “Incremental Revolving Facility” and the revolving loans extended thereunder, the “Incremental Revolving Loans”) in an aggregate amount not to exceed $50,000,000 for all such Incremental Revolving Loans, or a combination thereof, provided that (i) immediately before and after giving effect to each Incremental Amendment and the applicable Incremental Facility, no Default or Event of Default has occurred and is continuing or would result therefrom and the representations and warranties in Article V shall be true and correct in all material respects; provided that to the extent the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Acquisition, if agreed to by the Additional Incremental Lenders providing such Incremental Facility, (x) the only representations and warranties that will be required to be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of the applicable closing date for such Incremental Facility shall be (A) customary “specified representations” with respect to the applicable acquired company or business and (B) such of the representations and warranties made by or on behalf of the applicable acquired company or business in the applicable acquisition agreement as are material to the interests of the Additional Incremental Lenders, but only to the extent that Holdings or the applicable Subsidiary has the right to terminate its obligations under such acquisition agreement or not consummate such acquisition as a result of a breach of such representations or warranties in such acquisition agreement, and (y) the only condition with respect to absence of a Default or Event of Default shall be the absence of a Default or Event of Default at the time such acquisition agreement is entered into, (ii) the amount of Incremental Term

Facilities and Permitted Incremental Equivalent Debt as of such date shall not be greater than the Maximum Incremental Term Facilities Amount permitted to be incurred on such date, (iii) no Incremental Loans shall benefit from any Guarantees or Collateral that do not ratably benefit the Loans and (iv) in the event that the Yield for any Incremental Term Loans that are pari passu in right of payment and with respect to security with the then existing Term Loans is higher than the Yield for the then existing Term Loans by more than 50 basis points, then the Applicable Margin for the then existing Term Loans shall be increased to the extent necessary so that the Yield for such then existing Term Loans is equal to the Yield for such Incremental Term Loans minus 50 basis points (the “MFN Adjustment”). Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000, provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above. Any Lenders participating in an Incremental Revolving Facility, unless then a Revolving Lender, shall be reasonably acceptable to the Swing Line Lender and the Issuing Bank, in each case under such Incremental Revolving Facility set forth above.
(b)Each Incremental Facility (i) shall rank (A) pari passu in right of payment and in respect of the Collateral with the Obligations in respect of the Revolving Commitments and the Term Loans made available to the Borrower (subject to the applicable Intercreditor Agreement if incurred under documentation outside of the Loan Documents) or (B) junior in right of payment and in respect of the Collateral with the Obligations in respect of the Revolving Commitments and the Term Loans made available to the Borrower or unsecured (and if secured, subject to the applicable Intercreditor Agreement, and if unsecured, shall be established as a separate facility under documentation outside of the Loan Documents), (ii) for purposes of prepayments, shall be treated no more favorably than the Initial Term Loans, in the case of an Incremental Term Facility, or the Initial Revolving Loans, in the case of an Incremental Revolving Facility, in each case except those that only apply after the then existing Latest Maturity Date, (iii) except as otherwise required or permitted in this Section 2.15, shall have such terms, if not consistent with the terms of the Initial Term Loans, in the case of an Incremental Term Facility, or Revolving Loans, in the case of an Incremental Revolving Facility, as shall be agreed by the Borrower and the Additional Incremental Lenders providing such Incremental Term Facility or Incremental Revolving Facility; provided that to the extent such terms and documentation are not consistent with the then existing Term Loans or Revolving Loans (except to the extent relating to maturity, yield, use of proceeds or availability), they shall be reasonably satisfactory to the Administrative Agent (except for covenants or other provisions applicable only to the periods after the Latest Maturity Date of any then existing Term Loans or Incremental Term Loans or Revolving Loans or Incremental Revolving Loans) (it being understood to the extent that any financial maintenance covenant is added for the benefit of any Incremental Term Loans or Incremental Revolving Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such financial maintenance covenant is also added for the benefit of any corresponding existing Term Loans or Revolving Loans, as applicable, or if such financial maintenance covenant applies only after the payment in full of any then existing Term Loans); provided further that (A) no Incremental Term Facility shall have a final maturity date earlier than the Latest Maturity Date, (B) no Incremental Term Facility shall have a weighted average life that is shorter than the weighted average life of the latest maturing class of then-existing Term Loans (provided that, the immediately foregoing proviso shall not apply to up to $25,000,000 in Incremental Term Loans as selected by the Borrower (the “Incremental Maturity Exception”)) and (C) no Incremental Revolving Facility shall have a final maturity date earlier than the Initial Revolving Loan Maturity Date; provided, further, that to the extent any Incremental Facility is not pari passu in right of payment and in respect of the Collateral with the Obligations, it shall (except in the case of any Incremental Term Facility that is incurred as a last-out tranche) be documented pursuant to documentation other than the Loan Documents.

(c)Each notice from the Borrower pursuant to this Section 2.15 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to provide Commitments under an Incremental Facility shall be reasonably satisfactory to (i) the Borrower and, (ii) if Administrative Agent, the Revolving Agent or the Issuing Bank would have consent rights with respect to such new lender under Section 12.04 herein were such new lender to take an assignment of Loans hereunder, the Administrative Agent, the Revolving Agent or the Issuing Bank, as applicable (such consent of the Administrative Agent, the Revolving Agent or the Issuing Bank, as applicable, not to be unreasonably withheld) (any such bank, financial institution, existing Lender or other Person being called an “Additional Incremental Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, such Additional Incremental Lender (in the case of this Agreement and, as appropriate, any other Loan Document, as applicable) and (to the extent it affects the rights or increases the obligations of the Administrative Agent or Revolving Agent), the Administrative Agent or Revolving Agent, as applicable). No Lender shall be obligated to provide any Commitments under an Incremental Facility, unless it so agrees (and any Lender that does not respond shall be conclusively presumed not to agree to provide additional Commitments). Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Incremental Lenders comparable to the provisions of Section 12.12 or any changes to Section 2.04 necessary to ensure such Incremental Term Facilities are fungible with the existing Term Loans if such Incremental Term Facility is intended to be of the same Class as the relevant existing Term Loans). The proceeds of any Loans under an Incremental Facility will be used, directly or indirectly, for working capital and/or general corporate purposes and/or any other purposes not prohibited hereunder (including, without limitation, Restricted Payments and acquisitions).
(d)This Section 2.15 shall supersede any provisions in Section 2.08 or 12.12 to the contrary.

Section 2.16    Loan Modification Offers.

(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Loan Modification Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or Revolving Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and offered on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Loan Modification Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Loan Modification Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying (without increasing the Weighted Average Life to Maturity) the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans, in each case as so extended, as well as the Term Loans or Revolving Commitments, as applicable, in each case, not so extended, being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied:
(i)except as to interest rates, fees, premiums and final maturity (which shall be determined by the Borrower and set forth in the relevant Loan Modification Offer), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment (an “Extending Revolving Loan Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment” and the loans made pursuant thereto, the “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with applicable terms prior to the maturity date of the Initial Revolving Loans no more favorable, in any material respect, taken as a whole, to the Extending Revolving Loan Lenders than the terms of the Initial Revolving Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) all Letters of Credit and Swing Line Loans shall be participated on a pro rata basis by all Lenders with Revolving Commitments in accordance with their percentage of the Revolving Commitments, (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later maturity date than such Class, (4) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans, (5) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any Initial Revolving Commitments) which have more than four different maturity dates and (6) except as the Swing Line Lender may otherwise agree, Swing Line Loans shall be required to be paid in full on the maturity date of the non-extended Revolving Commitments (and may, for the avoidance of doubt, be re-borrowed pursuant to the terms hereof after such maturity date),
(ii)the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall be a Term Loans which shall be extended pursuant to a Loan Modification Offer and shall have terms substantially identical to, or taken as a whole, no more favorable to the Extending Term Lenders, as the original Term Loans except as to interest rates, fees, final maturity and, after the Latest Maturity Date that is in effect on the effective date of such Extended Term Loans (immediately prior to the establishment of such Extended Term Loans) with respect to Term Loans, any other covenants and provisions (which shall be determined by the Borrower and the Extending Term Lenders and set forth in the relevant Loan Modification Offer); provided that (A) the final maturity date of any Extended Term Loans shall be no earlier than the Latest Maturity Date then in effect in respect of then existing Term Facilities, (B) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (C) no Extended Term Loans may be optionally or mandatorily prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including existing Term

Loans from which they were amended) are repaid in full, unless such optional or mandatory prepayment is accompanied by a pro rata optional or mandatory prepayment (subject to any right of the relevant Lenders to decline the same) of such other Term Loans, (D) any such Extended Term Loans (and the Liens securing the same) shall be subject to the terms of any Intercreditor Agreement then in effect and (E) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) (subject to any right of the relevant Lenders to decline the same) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Loan Modification Offer,
(iii)if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Loan Modification Offer, then the Term Loans or Revolving Loans, as the case may be, of such term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Loan Modification Offer,
(iv)all documentation in respect of such Extension shall be consistent with the foregoing, and
(v)any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section 2.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 4.01 or 4.02 and (ii) no Loan Modification Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Loan Modification Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.16. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(c)No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof), (ii) with respect to any Extension of the Revolving Commitments, the consent of the Revolving Agent, each Issuing Bank and the Swing Line Lender (except to the extent such Swing Line Loan has been terminated by the Borrower), and (iii) to the extent affecting the rights or increasing the obligations of the Administrative Agent or the Collateral Agent beyond those of the type already required to perform under the Loan Documents, the Administrative Agent or the Collateral Agent, as applicable, which consent shall not be unreasonably withheld or delayed; provided, the Borrower will promptly notify the Administrative Agent and the Collateral Agent of any such Extensions. All Extended Term Loans,

Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and, to the extent applicable, the Collateral Agent, to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower and other Loan Parties as may be necessary in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.16, and the effectiveness of any Extension Amendment shall be subject to the satisfaction (or waiver in accordance with such Extension Amendment) on the date thereof of each of the conditions set forth in Section 6.02 and, to the extent reasonably requested by the Administrative Agent or the Collateral Agent, receipt by the Administrative Agent and the Collateral Agent of (i) legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent or the Collateral Agent in order to ensure that the Extended Term Loans, as applicable, are provided with the benefit of the applicable Loan Documents. In addition, any such amendment shall provide that, to the extent consented to by each relevant Issuing Bank, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extended Revolving Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving Commitments are available to participate in any such Letters of Credit. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent and Collateral Agent are hereby directed to amend) any Mortgage that has a maturity date prior to the latest termination date of any Extended Term Loans or Extended Revolving Commitments so that such maturity date is extended to the latest termination date of any Extended Term Loans or Extended Revolving Commitments (or such later date as may be advised by local counsel to the Administrative Agent and the Collateral Agent). No Lender shall be required to participate in any Extension. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ and not more than thirty Business Days’ (or such other period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.

This Section 2.16 shall supersede any provisions in Section 2.08 or 12.12 to the contrary and no conversion of Loans pursuant to any Extension in accordance with this Section 2.16 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

Section 2.17    Refinancing Amendments.At any time after the Restatement Effective Date, the Borrower may, subject to the third from last sentence of this Section, obtain from any existing Lender or any other Eligible Assignee reasonably satisfactory to the Borrower and, in the case of any Other Revolving Commitments, the Revolving Agent, the Swing Line Lender and the Issuing Bank (any such existing Lender or other Person being called an “Additional Refinancing Lender”) Credit Agreement Refinancing Indebtedness under this Agreement in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Commitments (including the corresponding portion of the Revolving Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Commitments (including the corresponding portion of the Other Revolving Loans), in the form of (x) Other Term Loans or Other Term Commitments, in the case of clause (a) or (y) Other Revolving Loans or Other Revolving Commitments in the case of clause (b), in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will (A) rank pari passu in right of payment and of security or (B) be unsecured and rank pari passu or junior in right of payment, in each case, with the other Loans and Commitments hereunder, (ii) have such pricing, interest, fees, premiums and optional prepayment terms as may be agreed by Borrower and the Additional Refinancing Lenders thereof, (iii) not be secured by any assets that do not constitute Collateral, (iv) will be borrowed by the Borrower and guaranteed solely by Holdings and the Subsidiary Guarantors (or a person that becomes a Subsidiary Guarantor at the time of incurrence of such Credit Agreement Refinancing Indebtedness), (v) shall provide that each Class of Credit Agreement Refinancing Indebtedness shall be prepaid and repaid (or offered to be repaid, as applicable) on a pro rata basis with all voluntary prepayments and mandatory prepayments (other than amortization payments) of the corresponding Class of Refinanced Debt (or, as may be agreed to by the Lenders and Additional Refinancing Lenders providing such Credit Agreement Refinancing Indebtedness in the respective Refinancing Amendment, otherwise provide for more favorable prepayment treatment for such other Classes of Refinanced Debt), (vi) will not have a shorter final maturity (or a shorter Weighted Average Life to Maturity), than the respective Class of Refinanced Debt, (vii) shall, if the Refinanced Debt is subordinated in right of payment to, or to the Lien securing, the Obligations, be subordinated in right of payment to, or to the Liens securing, the Obligations, as applicable, on terms (a) at least as favorable (taken as a whole) (as reasonably determined by the Borrower) to the Lenders as those contained in the documentation governing the Refinanced Debt or (b) otherwise reasonably acceptable to the Administrative Agent and (viii) except as permitted in clause (ii) above, the other terms and conditions of such Credit Agreement Refinancing Indebtedness (excluding pricing, fees and optional prepayment or redemption terms) are, taken as a whole, not materially more favorable (as determined by the Borrower) to the Lenders providing such Indebtedness than those applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the then-applicable Latest Maturity Date of the of the applicable Refinanced Debt). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction (or waiver in accordance with the terms of such Refinancing Amendment) on the date thereof of each of the conditions set forth in Section 6.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Administrative Agent, (ii) reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing

Indebtedness is provided with the benefit of the applicable Loan Documents and (iii) such other conditions as are mutually agreed with the participating Additional Refinancing Lenders. Each Class of Credit Agreement Refinancing Indebtedness (other than in connection with an extension of the maturity of Term Loans) incurred under this Section 2.17 shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000, provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Credit Agreement Refinancing Indebtedness set forth above. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swing Line Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms (other than with respect to requirements to satisfy financial covenants prior to issuance of Letters of Credit or borrowing Swing Line Loans) applicable to Letters of Credit and Swing Line Loans under this Agreement before giving effect to such Refinancing Amendment. In addition, any such amendment shall provide that, if consented to by each relevant Issuing Bank, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-refinanced Revolving Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding refinanced Revolving Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient refinanced Revolving Commitments are available to participate in any such Letters of Credit. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, and the Borrower, to effect the provisions of this Section and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Refinancing Amendment. Each Additional Refinancing Lender shall be an Eligible Assignee and any Other Term Loans held by the Sponsor, any Affiliated Lender, any Affiliated Investment Fund, or any Restricted Affiliated Lender shall be subject to the same restrictions applicable to assignments to such persons as set forth in Sections 12.04 and 12.12 hereof (including voting restrictions and, where applicable, an aggregate cap on the amount of Term Loans held by such persons, in each case, pursuant to the terms set forth in this Agreement). No Lender shall be obligated to provide any Credit Agreement Refinancing Indebtedness, unless it so agrees. This Section 2.17 shall supersede any provisions in Section 2.08 or 12.12 to the contrary. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.

ARTICLE III
FEES; REDUCTION OR TERMINATION OF COMMITMENTS

Section 3.01    Fees.

(a)Administrative Agent’s and Revolving Agent’s Fees. The Borrower agrees to pay to the Administrative Agent and the Revolving Agent such fees in the amounts and at the times specified in the Fee Letter or as may be agreed to in writing from time to time by Holdings or any of its Subsidiaries and the Administrative Agent.
(b)Original Closing Date Fees. The Borrower paid on the Original Closing Date to the Lead Arrangers, the Lenders, the Revolving Agent and the Administrative Agent the fees required to be paid on such date pursuant to the Fee Letter.
(c)[Reserved].
(d)[Reserved].
(e)Unused Commitment Fee. The Borrower shall pay to the Revolving Agent a fee (the “Unused Commitment Fee”) for the account of each Revolving Lender (excluding any Defaulting Lender) in an amount equal to 0.50% times the actual daily amount by which the aggregate Revolving Commitments of all Revolving Lenders exceeds the Revolving Exposure of all Revolving Lenders, subject to adjustment pursuant to Section 2.14. The Unused Commitment Fee shall accrue at all times during the applicable Revolving Availability Period, including at any time during which one or more of the conditions in Article VI is not met, and shall be due and payable in arrears (i) on the last Business Day of each Fiscal Quarter of the Borrower during the applicable Revolving Availability Period, commencing on the first such date to occur after the Original Closing Date, and (ii) on the last day of the applicable Revolving Availability Period.
(f)LC Fees. The Borrower agrees to pay (i) to the Revolving Agent for the account of each Revolving Lender (excluding any Defaulting Lender) a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue from time to time at a rate equal to the percentage in clause (b)(ii) of the definition of “Applicable Margin” on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Original Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at 0.25% on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Original Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s reasonable customary fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the last Business Day of each Fiscal Quarter of the Borrower of each year, commencing on the first such date to occur after the Original Closing Date, and (ii) on the date on which the Revolving Commitments terminate. Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable promptly on written demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within (10) Business Days after written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.02    Termination of Commitments.

(a)The Total Initial Term Loan Commitment (and the Initial Term Loan Commitment of each Lender) shall terminate in its entirety on (i) the Original Closing Date (after giving effect to the

Incurrence by the Borrower of Initial Term Loans on such date) with respect to the Initial Term Loan Commitments of the Lenders funded on the Original Closing Date and (ii) the Restatement Effective Date (after giving effect to the Incurrence by the Borrower of Initial Term Loans on such date) with respect to the Initial Term Loan Commitments of the Lenders funded on the Restatement Effective Date.
(b)At its option, the Borrower may at any time terminate, or from time to time, without premium or penalty (except as provided in Section 2.12), permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is not less than $250,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 4.01, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.
(c)The Borrower shall notify the Revolving Agent in writing of any election to terminate or reduce the Commitments under Section 3.02(b) not later than 2:00 p.m. one Business Day (or, in the case of a prepayment of LIBOR Loans, three (3) Business Days or such shorter period as the Revolving Agent may agree in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Revolving Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the consummation of any other transaction or the occurrence of any other event specified therein, in which case such notice may be revoked by the Borrower (by notice to the Revolving Agent on or prior to the specified effective date) if such condition is not satisfied. With respect to the effectiveness of any such other credit facilities or the closing of any such securities offering, the Borrower may extend the date of termination at any time with the consent of the Revolving Agent (which consent shall not be unreasonably withheld or delayed). Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

ARTICLE IV
PREPAYMENTS; PAYMENTS; TAXES
Section 4.01    Voluntary Prepayments.

(a)The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty (except, in the case of Term Loans, as provided in Section 4.01(c) and, in the case of all Loans, as provided in Section 2.12). Subject to the terms, conditions and limitations set forth herein, the Borrower may reborrow any Revolving Loans that have been prepaid.
(b)Any prepayment of Loans shall be made upon irrevocable notice (subject to revocation as, and in the circumstances, set forth in clause (II) below) delivered to the Administrative Agent (and, to the extent solely with respect to the Revolving Loans, the Revolving Agent) no later than Noon (New York City time) three Business Days prior thereto, in the case of LIBOR Loans, and no later than Noon (New York City time) on the date of such payment, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment, identify the Class and Tranche of the prepayment of Loans and whether the prepayment is of LIBOR Loans or Base Rate Loans; provided, that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.12; and provided, further, that (I) each voluntary prepayment of Loans pursuant to this Section 4.01(b) shall be applied at the Borrower’s election, to the Revolving Loans exclusively or to each Tranche of Term Loans on a pro rata basis (other than a prepayment of Loans with the proceeds of (x) Indebtedness Incurred pursuant to Section 2.17 or (y) Indebtedness Incurred under Section 8.01(d), which, in each case, shall be applied to the Tranche of Loans being Refinanced pursuant thereto) and (II) if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Term Facilities, Revolving Facilities or otherwise conditioned upon the consummation of any other transaction or the occurrence of any event (including an acquisition or a Change of Control), such notice of prepayment may be revoked if such Refinancing is not consummated or such condition is not satisfied, subject to payment of any costs referred to in Section 2.12. Upon receipt of any such notice the Administrative Agent (and Revolving Agent, if applicable) shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Prepayments shall be accompanied by Prepayment Fees required by Section 4.01(c), if applicable, and accrued interest. Partial prepayments of Term Loans shall be in an aggregate principal amount of at least $1,000,000 or, if less, the outstanding principal amount of such Borrowing. Prepayments of Revolving Loans and Swing Line Loans shall be an aggregate principal amount not less than the lesser of (i) $1,000,000 and (ii) the aggregate principal amount of all such Revolving Loans or Swing Line Loans outstanding.
(c)If the Borrower (x) prepays, refinances, converts, substitutes or replaces any Term Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding Term Loans immediately prior to the consummation of such Repricing Transaction (including each Lender holding Term Loans immediately prior to the consummation of such Repricing Transaction that withholds its consent to such Repricing Transaction and is replaced as a Replaced Lender under Section 2.14), (I) in the case of clause (x), a prepayment premium equal to the Applicable Prepayment Percentage of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to the Applicable Prepayment Percentage of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”); provided that, for the avoidance of doubt, the Borrower shall not be subject to the requirements of this Section 4.01(c) with respect to any Repricing Transaction occurring after the date that is twelve (12) months after the Original Closing Date.
(d)All voluntary prepayments of a Tranche of Term Loans in accordance with this Section 4.01 shall be applied to the remaining amortization payments of the respective Tranches of Term Loans as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity).

Section 4.02    Mandatory Repayments.

(a)If any Indebtedness shall be incurred by Holdings or any of its Restricted Subsidiaries (other than any Indebtedness permitted to be incurred in accordance with Section 8.01 (excluding Section 8.01(d) any Indebtedness incurred pursuant to Section 2.17)), not later than two Business Days after the incurrence of such Indebtedness, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied toward the prepayment of the Term Loans as set forth in this Section 4.02.
(b)If, for any Excess Cash Flow Period, there shall be Excess Cash Flow for such Excess Cash Flow Period in excess of $2,500,000, an amount equal to the excess of (i) the applicable ECF Percentage of such Excess Cash Flow over the sum of (ii) to the extent financed with internally generated cash flows and without duplication of any deductions made in the calculation of Excess Cash Flow, the aggregate principal amount of all (x) optional prepayments of Term Loans (other than

Loans Cancelled pursuant to Section 12.04), Incremental Term Loans and Permitted Incremental Equivalent Debt made, (y) Loans acquired by a Permitted Auction Purchaser and which have been Cancelled and (z) optional prepayments of Revolving Loans, but only to the extent accompanied by a concurrent permanent reduction of the Revolving Commitments in a corresponding amount (other than Loans Cancelled pursuant to Section 12.04), in each case, during such Excess Cash Flow Period, shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Term Loans as set forth in this Section 4.02; provided that the amount pursuant to this Section 4.02(b) shall be no less than $0. Each such prepayment shall, commencing with the Fiscal Year ending December 31, 2019, be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of Holdings referred to in Section 7.01(a), for the Fiscal Year with respect to which such prepayment is made, are required to be delivered and (ii) the date such financial statements are actually delivered.
(c)If on any date Holdings or any of its Restricted Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or any Recovery Event, then 100% of such Net Cash Proceeds shall be applied within ten Business Days of such date to prepay outstanding Term Loans in accordance with this Section 4.02; provided, that the Borrower shall have the option, directly or through one or more of its Restricted Subsidiaries, to reinvest such Net Cash Proceeds within one year of receipt thereof (or, if later, 180 days after the date the Borrower or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds thereof prior to the expiration of such one year period) in assets used in or useful in the business of the Borrower and its Restricted Subsidiaries; provided, further, that all such Net Cash Proceeds not so reinvested within such period must be applied in accordance with this Section 4.02(c) without giving effect to the proviso herein.
(d)In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Revolving Agent shall notify the Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings and outstanding Reimbursement Obligations, and third, at the Borrower’s option, either cause one or more outstanding Letters of Credit to be cancelled at the written request of the beneficiary(ies) thereof or cash collateralized in accordance with the procedures set forth in Section 2.01(f)(ix), in an aggregate amount sufficient to eliminate such excess.
(e)In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Commitments then in effect, the Borrower shall, without notice or demand, immediately first, repay or prepay Swing Line Loans, second, repay or prepay Revolving Borrowings and outstanding Reimbursement Obligations, and third, at the Borrower’s option, either cause one or more outstanding Letters of Credit to be cancelled at the written request of the beneficiary(ies) thereof or cash collateralized in accordance with the procedures set forth in Section 2.01(f)(ix), in an aggregate amount sufficient to eliminate such excess.
(f)[Reserved].
(g)Amounts to be applied in connection with prepayments made pursuant to clauses (a) through (c) of this Section 4.02 shall be applied without premium or penalty to, first, each Tranche of Term Loans on a pro rata basis (or, in each case, if agreed to in writing by the Majority Lenders of a Tranche of Term Loans (other than the Initial Term Loans), in a manner that provides for more favorable prepayment treatment of other Tranches of Term Loans, so long as each other such Tranche receives its pro rata share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Tranche receiving less than such pro rata share) (other than a prepayment of Term Loans with the proceeds of (x) Indebtedness Incurred pursuant to Section 2.17 or (y) Indebtedness Incurred under Section 8.01(d), which, in each case, shall be applied to the Tranche of Term Loans being Refinanced pursuant thereto). Second, after application of mandatory prepayments to each Tranche of Term Loans described above in this Section 4.02(g) and to the extent there are mandatory prepayment amounts remaining after such application, such amounts shall be applied to ratably reduce the outstanding Revolving Loans in an aggregate amount equal to such excess (without a corresponding reduction of the Revolving Commitments). Third, after application of mandatory prepayments to the Revolving Loans described above in this Section 4.02(g) and to the extent there are mandatory prepayment amounts remaining after such application, such amounts shall be applied to Cash Collateralize any outstanding Letters of Credit (without a corresponding reduction of commitments thereunder). Amounts to be applied to a Tranche of Term Loans in connection with prepayments made pursuant to this Section 4.02 shall be applied to the remaining scheduled installments with respect to such Tranche of Term Loans as directed by the Borrower (or, if the Borrower has not made such designation, in direct order of maturity). Notwithstanding anything herein to the contrary, with respect to any prepayment under Section 4.02(c), the Borrower may use a portion of the Net Cash Proceeds to prepay or repurchase Permitted Incremental Equivalent Debt, Indebtedness incurred pursuant to Section 8.01(d) and any other senior Indebtedness in each case secured by the Collateral on a pari passu basis with the Liens securing the Obligations (the “Applicable Other Indebtedness”) to the extent required or permitted pursuant to the terms of the documentation governing such Applicable Other Indebtedness, in which case, the amount of the prepayment required to be offered with respect to such Net Cash Proceeds pursuant to Section 4.02(c) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 4.02(c) and the denominator of which is the sum of the outstanding principal amount of such Applicable Other Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to Section 4.02(c).
(h)The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under clauses (a) through (c) of this Section 4.02 not less than three Business Days prior to the date such prepayment is required to be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Term Loan (or portion thereof) to be prepaid and (iii) the Class and Type of each Term Loan being prepaid. The Administrative Agent will promptly notify each Lender holding Term Loans of each Tranche being prepaid of the contents of the Borrower’s repayment notice and of such Lender’s pro rata share of the respective Tranche of Term Loans subject to such repayment. Subject to the Borrower’s consent, each such Lender holding Term Loans under a Tranche may, except in the case of any repayment of Term Loans with proceeds of Indebtedness Incurred pursuant to Section 8.01(d) or Indebtedness Incurred pursuant to Section 2.17, reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans of such Tranche required to be made pursuant to this Section 4.02 by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment (“Initial Rejection Notice Deadline”). Each Rejection Notice from a given Lender holding Term Loans under a Tranche shall specify the principal amount of the mandatory repayment of Term Loans of such Tranche to be rejected by such Lender. If a Lender holding Term Loans under a Tranche fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans of such Tranche to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans of such Tranche to which such Lender is otherwise entitled. At the option of the Borrower, any Declined Proceeds with respect to a Tranche of Term Loans may be offered within 10 Business Days of the Initial Rejection Notice Deadline to the Lenders holding Term Loans of such Tranche not so declining such repayment on a pro rata basis in accordance with the principal amounts of the Term Loans under such Tranche of such Lenders (with such non‑declining Lenders having the right to decline any repayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such Lenders elect to decline their pro rata share of such Declined Proceeds following an offer from the Borrowers pursuant to the immediately preceding sentence any such Declined Proceeds remaining thereafter (the “Remaining Declined Proceeds”) shall increase the Available Amount. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(i)With respect to each repayment of Term Loans required by this Section 4.02, the Borrower may designate, within each respective Class to be repaid, the Types of Term Loans of the respective Tranche which are to be repaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such LIBOR Loans were made, provided that: (i) unless the Borrower complies with the provisions of Section 2.12, repayments of LIBOR Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all LIBOR Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. Notwithstanding the foregoing, at the election of the Borrower, and after all Base Rate Loans and LIBOR Loans with Interest Periods ended on such date of the respective Class have been paid in full, the amount of any prepayment of Term Loans required under this Section 4.02 may be deposited in an escrow account on terms reasonably satisfactory to the Administrative Agent and applied to the prepayment of LIBOR Loans upon the expiration of the applicable Interest Periods (in direct order of maturity for the respective Class); provided, that if an Event of Default has occurred and is continuing, the Administrative Agent may, and upon the written direction from the Required Lenders, shall, apply any or all of such amounts then on deposit in such escrow account to the payment of the respective Class of such Loans, together with any amounts owing to the Lenders in accordance with the provisions of Section 2.12. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
(j)Notwithstanding any other provisions of this Section 4.02, (i) to the extent that any or all of the Net Cash Proceeds from a Disposition or Recovery Event by a Foreign Subsidiary giving rise to a prepayment requirement under Section 4.02(c) (a “Foreign Asset Sale”) or any amount included in Excess Cash Flow and attributable to Foreign Subsidiaries (“Foreign Subsidiary Excess Cash Flow”) are (A) prohibited or delayed by applicable local law (including, without limitation, restrictions on financial assistance, corporate benefit, upstreaming of cash intra-group and the fiduciary and statutory duties of directors of the applicable Subsidiaries) from being repatriated to the United States or (B) not permitted by any applicable material restriction in any such Foreign Subsidiary’s Organizational Documents (including as a result of minority ownership) to be repatriated to the United States; (so long as such restrictions were not implemented solely for the purpose of avoiding such required prepayment), such portion of the Net Cash Proceeds or Foreign Subsidiary Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 4.02 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or provisions of the applicable Organizational Document will not permit repatriation to the United States, and once such repatriation of any of such affected Net Cash Proceeds or Foreign Subsidiary Excess Cash Flow is permitted under the applicable local law or Organizational Document, such repatriation will be promptly effected and such repatriated Net Cash

Proceeds and an amount equal to the full amount of such Foreign Subsidiary Excess Cash Flow that could be repatriated will be promptly (and in any event not later than two (2) Business Days after such repatriation is permitted) applied (net of an amount equal to additional taxes of the Borrower, its Subsidiaries and the direct and indirect holders of Capital Stock in the Borrower that would be payable or reserved against as a result thereof) to the repayment of the Loans as required pursuant to this Section 4.02 and (ii) to the extent that the Borrower has reasonably determined in good faith that repatriation of, or the obligation to repatriate, any of or all the Net Cash Proceeds of any Foreign Asset Sale or Excess Cash Flow would have an adverse tax consequence (other than de minimis consequences) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii) such limitation on prepayments shall apply only for so long as such prepayment, or the obligation to prepay, would result in such tax consequences, and to the extent that within two years of the date on which such payment is required, the Borrower determines in good faith that such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow ceases to result in any such adverse tax consequence with respect to such Net Cash Proceeds or Excess Cash Flow, such repatriation will be promptly effected and such repatriated Net Cash Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans as required pursuant to this Section 4.02.

Section 4.03    Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent (or, solely with respect to the Revolving Loans, the Revolving Agent) for the account of the Lender or Lenders entitled thereto not later than 1:00 p.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

Section 4.04    Net Payments.

(a)Except as provided in this Section 4.04(a), all payments made by or on behalf of the Borrower or any other Loan Party hereunder and under any Loan Document will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any Taxes with respect to such payments, unless required by applicable law. If any Taxes are required to be withheld or deducted, the Borrower or Guarantors, if applicable, agree to pay the full amount of such Taxes to the relevant Governmental Authority and, if such Tax is an Indemnified Tax, such additional amounts to the recipient as may be necessary so that every payment of all amounts due under this Agreement or under any Loan Document will not be less than the amount provided for herein or in such Loan Document after withholding or deduction for or on account of such Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section 4.04(a)). As soon as practicable after any payment of Taxes, the Borrower or Guarantors, if applicable, will furnish to the Administrative Agent certified copies of the receipt issued by the relevant Governmental Authority evidencing such payment by such Borrower or Guarantor or such other evidence as is reasonably acceptable to the Administrative Agent. The Borrower or Guarantors, if applicable, agree to indemnify and hold harmless the Administrative Agent and each Lender, and to reimburse such Person for the full amount of any Indemnified Taxes so levied or imposed (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.04(a)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed by the relevant Governmental Authority and paid by such Person, within 10 days after written demand therefor. A certificate as to the amount of such payment or liability and the reasons therefor in reasonable detail delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower or Guarantors, if applicable, shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(b)Without limiting the generality of Section 4.04(c), each Lender and the Administrative Agent that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes, agrees to deliver to the Borrower and the Administrative Agent (or in the case of the Administrative Agent, to the Borrower) on or prior to the date it becomes a party to this Agreement, two accurate, complete and executed originals of Internal Revenue Service Form W‑9 certifying to such Person’s entitlement to exemption from United States federal backup withholding. Each Lender and the Administrative Agent that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (each, a “Foreign Lender”) agrees to deliver to the Borrower and the Administrative Agent (or in the case of the Administrative Agent, to deliver to the Borrower) on or prior to the date it becomes a party to this Agreement, whichever of the following is applicable:
(i)two accurate, complete and executed originals of Internal Revenue Service Form W‑8ECI, or any subsequent versions thereof or successors thereto;
(ii)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, two accurate, complete and executed originals of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W-8BEN-E, or any subsequent versions thereof or successors thereto, certifying to such Person’s entitlement as of such date to a complete exemption from, or reduction of, United States withholding tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other payments to be made under any Loan Document, Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E or any subsequent versions thereof or successors thereto, certifying to such Person’s entitlement as of such date to a complete exemption from, or reduction of, United States withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iii)two accurate, complete and executed originals of Internal Revenue Service Form W‑8IMY, or any subsequent versions thereof of successors thereto, and all required supporting documentation (such supporting documentation to include Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E for each beneficial owner of any payments made hereunder); or
(iv)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code: (A) two executed certificates providing that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code; (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, which certificates shall be substantially in the form of Exhibit I (any such certificate, a “Non‑Bank Certificate”) and (B) two accurate, complete and executed originals of Internal Revenue Service Form W‑8BEN or Internal Revenue Service Form W-8BEN-E (with respect to the portfolio interest exemption) (or any subsequent versions thereof or successors thereto) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note.
In addition, the Administrative Agent and each Lender agrees that from time to time after the Original Closing Date, when a change in circumstances renders the previous certification inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN or Form W-8BEN-E (with respect to the benefits of any income tax treaty), Form W-8BEN of Form W-8BEN-E (with respect to the portfolio interest exemption) and a Non-Bank Certificate, or Form W-9, as the case may be (or any subsequent versions thereof or successors thereto), in order to confirm or establish its continued entitlement to a complete exemption from United State withholding tax or backup withholding with respect to payments under this Agreement and any Note, or it shall promptly notify the Borrower and the Administrative Agent (if applicable) of its inability to deliver any such form or certificate pursuant to this Section 4.04(b). With respect to Revolving Loans, each reference to the Administrative Agent in this paragraph shall also be deemed to be a reference to the Revolving Agent.
(c)If any Lender or the Administrative Agent is entitled to an exemption from or reduction in withholding Tax with respect to payments under this Agreement and any Note, then such Lender and the Administrative Agent agree to deliver to the Borrower and the Administrative Agent upon request such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(d)If a payment made to a Lender or the Administrative Agent under any Loan Document would be subject to withholding Tax imposed by FATCA if such Person were to fail to comply with the applicable reporting or withholding requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code or an intergovernmental agreement) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Person has complied with such Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.04(d), FATCA shall include any amendments made to FATCA after the Original Closing Date. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.
(e)If the Borrower or Guarantor pays any additional amount or makes any indemnity payment under this Section 4.04 to a Lender or the Administrative Agent and such Lender or the Administrative Agent determines in its sole discretion exercised in good faith that it has received any refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or any Guarantor (a “Refund”), such Lender or the Administrative Agent shall pay to the Borrower or Guarantor, as the case may be, such Refund (but only to the extent of indemnity payments made under this Section 4.04 with respect to Indemnified Taxes and Other Taxes giving rise to such Refund) net of all out‑of‑pocket expenses (including taxes) in respect of such Refund and without interest; provided, however, that (i) any Lender or the Administrative Agent may determine, in its sole discretion exercised in good faith consistent with its policies, whether to seek a Refund; (ii) any Taxes, costs, penalties, interest or other charges that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any Refund with respect to which such Lender or the Administrative Agent has made a payment to the Borrower or a Guarantor pursuant to this Section 4.04(e) (and any interest or penalties imposed thereon) shall be treated as a Tax for which the Borrower or Guarantors, as the case may be, are obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 4.04 without any exclusions or defenses; (iii) nothing in this Section 4.04(e) shall require any Lender or the Administrative Agent to disclose any confidential information to the Borrower or the Guarantors (including, without limitation, its tax returns); and (iv) no Lender or the Administrative Agent shall be required to pay any amounts pursuant to this Section 4.04(e) at any time which an Event of Default exists (provided that such amounts shall be credited against amounts otherwise owed under this Agreement by the Borrower or Guarantors); and (v) notwithstanding anything to the contrary in this Section 4.04(e), in no event will the Lender or Administrative Agent be required to pay any amount to the Borrower or Guarantors the payment of which would place the Lender or Administrative Agent in a less favorable net after-tax position than the Lender or Administrative Agent would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. With respect to Revolving Loans, each reference to the Administrative Agent in this clause shall also be deemed to be a reference to the Revolving Agent.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, the Revolving Agent, each Issuing Bank and the Lenders to enter into this Agreement, to make the Loans and to issue the Letters of Credit, each of the Loan Parties hereby jointly and severally represents and warrants, (a) on the Closing Date, that the Specified Representations are true and correct in all material respects (without duplication of any materiality or Material Adverse Effect qualifiers set forth therein), and (b) on every date thereafter on which an extension of credit occurs, or the representation and warranties set forth below are deemed to be made pursuant to Section 2.15, 2.16, 2.17 or 6.02, to the Administrative Agent, each Issuing Bank and each Lender that:

Section 5.01    Financial Condition.

(a)The unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries as of the Fiscal Quarter ended June 30, 2018 and related statement of income for the four Fiscal Quarter period ended on such date (the “Pro Forma Financial Information”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred (x) on the first day of the respective period, in the case of the statement of income, and (y) on the last day of such period, in the case of the consolidated balance sheet) to (i) the consummation of the Transactions occurring on the Original Closing Date, (ii) the Loans to be made on the Original Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses on the Original Closing Date in connection with the foregoing. The Pro Forma Financial Information presents fairly in all material respects on a pro forma basis (x) in the case of the pro forma consolidated balance sheet, the financial condition of Holdings and its Subsidiaries as of the last day of the Fiscal Quarter ended June 30, 2018 assuming that the events specified in the preceding sentence had actually occurred at such date and (y) in the case of the related statement of income, the estimated results of operations of Holdings and its Subsidiaries for the four Fiscal Quarter period ended June 30, 2018 assuming that the events specified in the preceding sentence had actually occurred on the first day of such period.
(i) The audited consolidated balance sheets of the First Acquired Business as at the last day of Fiscal Years 2015, 2016 and 2017, and the related consolidated statements of income, stockholders’ equity and cash flows of the First Acquired Business for the Fiscal Years 2015, 2016 and 2017, (ii) the unaudited consolidated balance sheet of the First Acquired Business for the Fiscal Quarters ending March 31, 2018 and June 30, 2018 and related statements of income, (iii) the audited consolidated balance sheets of the Second Acquired Business as at the last day of Fiscal Years 2015, 2016 and 2017, and the related consolidated statements of income, stockholders’ equity and cash flows of the Second Acquired Business for the Fiscal Years 2015, 2016 and 2017 and (iv) the unaudited consolidated balance sheet of the Second Acquired Business for the Fiscal Quarters ending March 31, 2018 and June 30, 2018 and related statements of income, in each case, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the First Acquired Business or Second Acquired Business, as applicable, as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective Fiscal Year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (without giving effect to the parenthetical set forth in the definition thereof) applied consistently throughout the periods involved (except for the lack of footnotes and being subject to year-end adjustments). To the knowledge of the Loan Parties none of Holdings or any of its Restricted Subsidiaries has, as of the Original Closing Date after giving effect to the Transactions occurring on the Original Closing Date and excluding obligations under the Loan Documents, any material liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which are not reflected in the most recent financial statements referred to in this paragraph as a result of any change, event, development, circumstance, condition or effect during the period from December 31, 2017 to and including the Original Closing Date.

Section 5.02    No Change. Since the last day of Fiscal Year 2017 (after giving effect to the Transactions as if same had occurred prior thereto), there has been no change in the financial condition, business, operations, assets or liabilities of Holdings and/or its Restricted Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.03    Existence; Compliance with Law. Each of Holdings, the Borrower and each other Restricted Subsidiary (a) is duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its organization except, solely in the case of any Restricted Subsidiary of the Borrower that is not a Loan Party, where the failure to be duly organized, validly existing or in good standing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except where the failure to have such power, authority or legal right could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04    Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan

Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement and to authorize the other Transactions. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.05    Consents. No Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 5.19 and (iii) those, the failure of which to obtain or make could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.06    No Legal Bar; Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof (i) will not violate, or conflict with, any Requirement of Law or any Contractual Obligation of Holdings or any of its Restricted Subsidiaries except such violations or conflicts as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any Organizational Documents of Holdings or any of its Restricted Subsidiaries or any Contractual Obligation of Holdings of or any of its Restricted Subsidiaries (other than Liens permitted hereunder), except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will not violate, or conflict with, the Organizational Documents of Holdings or any of its respective Restricted Subsidiaries.

Section 5.07    Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened (a) with respect to any of the Transactions, the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08    No Default. No Default or Event of Default has occurred and is continuing or would immediately result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.09    Ownership of Property; Liens; Insurance.

(a) Each of Holdings and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 8.02 and except where the failure to have such title or interests could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) each material insurance policy maintained by the Loan Parties is in full force and effect, all premiums due have been duly paid prior to becoming delinquent beyond any grace period, and no

Loan Party has received notice of violation or cancellation thereof. Each Loan Party has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 5.10    Intellectual Property. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Loan Parties own and have properly recorded including full payment of all maintenance and renewal fees, or are licensed to use, pursuant to valid and enforceable written agreements, or otherwise have the right to use, all Intellectual Property used in the conduct of the business of Holdings and its Restricted Subsidiaries as currently conducted, (b) no written claim has been asserted and is pending by any Person against any Loan Party challenging or questioning any Loan Party’s use of any Intellectual Property or the validity or enforceability of Intellectual Property owned by any Loan Party or alleging that the conduct of any Loan Party’s business infringes or violates the Intellectual Property rights of any Person, and (c) to the knowledge of the Loan Parties, no Person is infringing, violating or misappropriating any Intellectual Property owned by any Loan Party.

Section 5.11    Taxes. Each of Holdings and each of its Restricted Subsidiaries has filed or caused to be filed Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority (other than any (i) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings or the relevant Restricted Subsidiary or (ii) with respect to which the failure to make such filing or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). No Tax Lien has been filed, and, to the knowledge of any of the Loan Parties, no claim is being threatened in writing, with respect to any Taxes other than Liens or claims which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12    Use of Proceeds; Margin Regulations.

(a)All proceeds of the Initial Term Loans funded on the Original Closing Date were used by the Borrower (i) to consummate the refinancing of the Indebtedness described in clause (iii) of the definition of “Transactions”, (ii) to finance a portion of the Closing Date Acquisition, (iii) to finance the other Transactions and to pay the Transaction Costs, in each case, on the Original Closing Date, and (iv) for the working capital and other general corporate purposes (including Permitted Acquisitions, Investments, capital expenditures and Restricted Payments) of the Borrower and its Restricted Subsidiaries.
(b)All proceeds of the Initial Term Loans funded on the Restatement Effective Date will be used by the Borrower (i) to finance a portion of the Restatement Effective Date Acquisition, (ii) to consummate the refinancing of the indebtedness described in clause (vi) of the definition of “Transactions”, (iii) to finance the other Transactions occurring on the Restatement Effective Date and pay Transaction Costs on the Restatement Effective Date and (iv) for the working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries.
(c)All proceeds of the Revolving Loans will be used (i) with respect to the Revolving Loans funded on the Original Closing Date, (x) to finance the Transactions and to pay the Transaction Costs, in each case, on the Original Closing Date, (y) to backstop or replace letters of credit outstanding under the indebtedness of Consolidated Construction and its Subsidiaries which was refinanced on the Original Closing Date, and (z) for working capital and other general corporate purposes (including Permitted Acquisitions, Investments, capital expenditures and Restricted Payments), (ii) with respect to the Revolving Loans funded on the Restatement Effective Date, (x) to finance the Transactions and pay the Transaction Costs, in each case on the Restatement Effective Date, and (y) for working capital and other general corporate purposes (including Permitted Acquisitions, Investments, capital expenditures and Restricted Payments) and (iii) after the Restatement Effective Date, for working capital and other general corporate purposes (including Permitted Acquisitions, Investments, capital expenditures and Restricted Payments and other transactions not prohibited by the Loan Documents), in each case of the Borrower and its Restricted Subsidiaries.
(d)All proceeds of Incremental Term Loans will be used for the working capital and other general corporate purposes (including Permitted Acquisitions, Investments, capital expenditures and Restricted Payments) of the Borrower and its Restricted Subsidiaries.
(e)All proceeds of Loans Incurred pursuant to (i) Section 2.16 will be used for the purposes set forth in Section 2.16 and (ii) Section 2.17 will be used for the purposes set forth in Section 2.17.

No part of any Loan (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 5.13    Labor Matters. Except as, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (a) there are no strikes, slowdowns, stoppages, unfair labor practice charges or other labor disputes against any of Holdings or any of its Restricted Subsidiaries pending or, to the knowledge of any Loan Party, threatened; (b) hours worked by and payment made to employees of each of Holdings and each of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters and there are no other violations of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with wage and hour matters; and (c) all payments due from any of Holdings or any of its Restricted Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Holdings or the relevant Restricted Subsidiary. Except as could not reasonably be expected to result in a Material Adverse Effect, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any of its Restricted Subsidiaries is currently bound.

Section 5.14    ERISA.

(a)Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred with respect to any Single Employer Plan or Multiemployer Plan during the five‑year period prior to the date on which this representation is made or deemed made;
(ii)no Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 or 304 of ERISA;
(iii)each Plan has complied and is in compliance in form and operation with its terms and with the applicable provisions of ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations;

(iv)no determination has been made that any Plan is, or is expected to be, considered an at‑risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA;
(v)all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the Original Closing Date or accrued in the accounting records of the Borrower, in accordance with and to the extent required by GAAP;
(vi)the administrator of a Plan has not provided a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a Plan amendment referred to in Section 4041(e) of ERISA) and no termination of a Plan has occurred, no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Single Employer Plan, and no Lien in favor of the PBGC or a Plan has arisen;
(vii)none of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity has had or is reasonably expected to have a complete or partial withdrawal from any Multiemployer Plan and none of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity would become or would reasonably be expected to become subject to any material liability under ERISA if Holdings, the Borrower, any such Subsidiary or any such Commonly Controlled Entity were to withdraw partially or completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made;
(viii)no such Multiemployer Plan is or is reasonably expected to be Insolvent and none of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity has received any notice that a Multiemployer Plan is in or is reasonably expected to be in endangered or critical status under Section 432 of the Code or Section 305 of ERISA;
(ix)each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification); and
(x)there has been no cessation of operations at a facility of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity in the circumstances described in Section 4062(e) of ERISA; and
(xi)none of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity has engaged in a non‑exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to a Plan, and none of Holdings, the Borrower, any Subsidiary nor any Commonly Controlled Entity has incurred any liability under Title IV of ERISA with respect to any Plan or any Multiemployer Plan (other than premiums due and not delinquent under Section 4007 of ERISA).
(b)There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect.
(c)Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) each Non‑U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Non‑U.S. Plan as of the Original Closing Date have been timely made, and (iii) none of Holdings, the Borrower or any Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non‑U.S. Plan.

Section 5.15    Investment Company Act. Neither Holdings nor any of its Restricted Subsidiaries is an “investment company” or a company “controlled” by an “investment company” required to be registered as such within the meaning of the Investment Company Act of 1940, as amended.

Section 5.16    Subsidiaries. As of the Restatement Effective Date and after giving effect to the Transactions, Schedule 5.16 sets forth the name and jurisdiction of organization of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by Holdings or any of its Subsidiaries and whether such Subsidiary is an Immaterial Subsidiary or a Subsidiary Guarantor. All of the outstanding Capital Stock owned by the Loan Parties in such Subsidiaries has been validly issued and is fully paid and all Capital Stock owned by a Loan Party in such Subsidiaries is owned free and clear of all Liens except (i) those created under the Security Documents or (ii) any Lien that is permitted under Section 8.02.

Section 5.17    Environmental Matters. Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)the Real Property and facilities currently, and, to the knowledge of any Loan Party, formerly owned, leased or operated by Holdings or any of its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations that have given rise to or would give rise to liability of Holdings or any of its Restricted Subsidiaries under, any Environmental Law;
(b)no Loan Party has received any written notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Laws with regard to any of the Real Property or facilities currently or formerly owned, leased or operated by Holdings or any of its Subsidiaries or the business operated by Holdings or any of its Restricted Subsidiaries (the “Properties”), nor does any Loan Party have knowledge that any such notice will be received or is being threatened;
(c)Materials of Environmental Concern have not been Released, transported or disposed of from the Properties by or on behalf of Holdings or any of its Restricted Subsidiaries in violation of, or in a manner or to a location that has given rise to or would give rise to liability of Holdings or any of its Restricted Subsidiaries under, any Environmental Law, nor have any Materials of Environmental Concern been Released, generated, treated, disposed of or stored at, on or under any of the Properties in violation of, or in a manner that has given rise to or would give rise to liability of Holdings or any of its Restricted Subsidiaries under, any applicable Environmental Law;
(d)no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Loan Party, threatened, under any Environmental Law to which Holdings or any of its Restricted Subsidiaries is named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the business operated by Holdings or any of its Restricted Subsidiaries; and
(e)Holdings, its Restricted Subsidiaries, the Real Property owned, leased or operated by Holdings or any of its Subsidiaries and all operations at such Real Property are in compliance with all applicable Environmental Laws.

The representations and warranties in this Section 5.17 are the sole representations and warranties of the Loan Parties with respect to any environmental, health or safety matters, including those relating to Environmental Laws or Materials of Environmental Concern.
Section 5.18    Accuracy of Information, etc. No written information (other than the Projections, estimates and other forward looking statements and information of a general economic or general industry nature) concerning Holdings or any of its Restricted Subsidiaries contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, data, document or certificate was so furnished, when taken as a whole, any untrue information or data of a fact in any material respect or omitted to state a fact necessary to make the information or data contained herein or therein not misleading in any material respect in light of the circumstances under which such information or data were provided. The Projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Holdings in good faith to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized.

Section 5.19    Security Documents.

(a)Each of the Security Documents is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority security interest (subject only to Liens permitted hereunder) in the Collateral described therein and proceeds thereof, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. In the case of (i) the Capital Stock described in the Security Agreement that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Capital Stock are delivered to the Collateral Agent along with instruments of transfer in blank or endorsed to the Collateral Agent, and (ii) the other Collateral described in clause (i) constituting personal property described in the Security Agreement, when financing statements and other filings, agreements and actions specified on Schedule 5.19(a) in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 5.19(a), as the case may be, the Collateral Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document and the proceeds thereof (to the extent such Liens may be perfected by possession of the Certificated Securities by the Collateral Agent or such filings, agreements or other actions or perfection is otherwise required by the terms of any Loan Document), as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Liens permitted hereunder). Other than as set forth on Schedule 5.19(a), as of the Restatement Effective Date and after giving effect to the Transactions, none of the Capital Stock of the Borrower or any Subsidiary Guarantor that is a limited liability company or partnership is a Certificated Security.

(b)Each of the Mortgages delivered pursuant to Section 7.08(b) is, or upon execution and recording will be, effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When the Mortgages are recorded in the recording offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Secured Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than holders of Liens permitted under Section 8.02. The UCC fixture filings on form UCC‑1 for filing under the UCC in the appropriate jurisdictions in which the Mortgaged Properties covered by the applicable Mortgages are located, will be effective upon filing to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the fixtures created by the Mortgages and described therein, and when the UCC fixture filings are filed in the recording offices for the applicable jurisdictions in which the Mortgaged Properties are located, each such UCC fixture filing shall constitute a fully perfected security interest in the fixtures, as security for the Secured Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person other than holders of Liens permitted under Section 8.02. Schedule 5.19(b) lists, as of the Restatement Effective Date after giving effect to the Transactions, each parcel of owned real property located in the United States and held by Holdings or any of its Restricted Subsidiaries.

Section 5.20    Solvency. Holdings and its Subsidiaries, on a consolidated basis, are, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby, will be, Solvent.

Section 5.21    Patriot Act; OFAC; Anti-Terrorism Laws; Anti-Bribery Laws.
(a)Each of Holdings and its Restricted Subsidiaries is in compliance, in all material respects, with the Patriot Act and the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) or any other enabling legislation or executive order relating thereto.
(b)Holdings represents that neither Holdings nor any of its Restricted Subsidiaries nor any director, officer, or employee thereof, nor, to its knowledge, any, agent, affiliate or representative of Holdings or any Restricted Subsidiary, is an individual or entity that is, or is owned or controlled by a Person that is:
(i)listed in the annex to, or it otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);
(ii)prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;
(iii) committing, threatening or conspiring to commit or supports “terrorism” as defined in the Executive Order;
(iv)the subject of any applicable sanctions imposed, administered or enforced by the (a) U.S. government, including those administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”); and
(v)located, organized or resident in a country, region or territory that is the subject of applicable comprehensive Sanctions (including, without limitation, the Crimea region, Cuba, Iran, North Korea and Syria).

(c)Holdings represents and covenants that it will not, directly or, knowingly, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(i)to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is the subject of Sanctions in violation of applicable Sanctions; or
(ii)in any other manner that will result in a violation of applicable Sanctions by any Person participating in the offering, whether as underwriter, advisor, investor or otherwise.
(d)No part of the proceeds of the Loans will be used by Holdings or its Subsidiaries, directly or, knowingly, indirectly, to provide any money, gift, or payment to any government official, including any officer, employee, or other person acting on behalf of a foreign or domestic governmental body, an entity partially or wholly-owned or controlled by such a governmental body, or an entity owned by a sovereign wealth fund, any political party, official of a political party, candidate for political office, public international organization, or any close relative of a person that falls within the above, or any employee of a customer, client, supplier or other person to obtain or retain business, or gain any improper or undue advantage, in violation of applicable Anti-Bribery Laws.
(e)Holdings represents that neither Holdings nor any of its Restricted Subsidiaries nor any director or officer thereof, nor, to its knowledge, any employee, agent or representative of Holdings or any Restricted Subsidiary, in each case, in connection with the business of Holdings or a Restricted Subsidiary, has violated or failed to comply with the United States Foreign Corrupt Practice Act (“FCPA”), 15 U.S.C. § 78dd 1, et seq., or is the subject of any investigation by the U.S. Department of Justice, the U.S. Securities and Exchange Commission, or other relevant governmental authority for potential non-compliance with the FCPA.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01    [Reserved]

Section 6.02    Conditions to Credit Extensions After the Restatement Effective Date. Subject to Section 1.02(p), the obligation of each Lender and each Issuing Bank to make any extension of credit after the Restatement Effective Date shall be subject to the satisfaction, or waiver, of each of the conditions precedent set forth below.

(a)Notice. The Administrative Agent (and, in the case of Revolving Loans, the Revolving Agent) shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment or extension of a Letter of Credit, the Issuing Bank and the Revolving Agent shall have received an LC Request as required by Section 2.01(f)(ii) or, in the case of the Borrowing of a Swing Line Loan, the Swing Line Lender and the Revolving Agent shall have received a Notice of Borrowing as required by Section 2.01(f)(ii).
(b)No Default. At the time of and immediately after giving effect to such extension of credit, no Default or Event of Default shall have occurred and be continuing on such date.
(c)Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article V hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date of such extension of credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

Other than on the Original Closing Date or the Restatement Effective Date, each of the delivery of (i) a Notice of Borrowing, (ii) a request that a Reimbursement Obligation be financed under Section 2.01(f)(v) or (iii) an LC Request and the acceptance by the Borrower of (A) the proceeds of such Borrowing, (B) the replacement of such Reimbursement Obligation by such financing, or (C) the issuance of the requested Letter of Credit or amendment thereto (each occurrence referred to in any of the foregoing clauses (a), (b) or (c), a “Credit Extension”) shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension) the conditions contained in this Article VI have been satisfied or waived.
ARTICLE VII
AFFIRMATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan and all fees and all other expenses or amounts payable under any Loan Document, shall have been paid in full (other than unasserted contingent indemnification and reimbursement obligations), each of Holdings and the Borrower shall, and shall cause each of its Restricted Subsidiaries to:

Section 7.01    Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to the Revolving Agent and each Lender):
(a)within 120 days after the end of each Fiscal Year of Holdings ending after the Original Closing Date, (i) a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form (except for Fiscal Year ending December 31, 2018, which will be issued in single year form) the figures for the previous year (to the extent available with respect to any Fiscal Quarter or Fiscal Year ended prior to, or a portion of which occurs prior to, the Original Closing Date) and certified by an independent certified public accountant of recognized national standing (an “Acceptable Auditor”), together with an opinion of such accounting firm (which opinion shall be without a “going concern” qualification (other than any such qualification to the “going concern” opinion that is (x) solely resulting from the impending Maturity Date or the final stated maturity of any Material Indebtedness, (y) resulting from any prospective default under any financial covenant or (z) limited solely to the effects of the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries on such Unrestricted Subsidiaries) or exception and without any qualification or exception as to scope of audit), and (ii) management’s discussion and analysis with respect to such financial statement, including (to the extent available with respect to any Fiscal Year ended prior to, or a portion of which occurs prior to, the Original Closing Date) comparisons to the comparable periods in previous years; and
(b)not later than 60 days (or 75 days in the case of the first two quarterly reporting periods after the Original Closing Date) after the end of the first three Fiscal Quarters of Holdings of each Fiscal Year (commencing with the first Fiscal Quarter ending after the Original Closing Date), (i) the unaudited consolidated balance sheet of Holdings and its Restricted Subsidiaries and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, certified by an Authorized Officer as fairly stating in all material respects the financial position of Holdings and its Restricted Subsidiaries and, in accordance with GAAP for the period covered thereby (subject to normal year end audit adjustments and the absence of footnotes) and (ii) management’s discussion and analysis with respect to such financial statements, including (to the extent available with respect to any Fiscal Quarter ended prior to, or a portion of which occurs prior to, the Original Closing Date) comparisons to the comparable periods in previous years and budgeted amounts, including (to the extent available with respect to any Fiscal Quarter ended prior to, or a portion of which occurs prior to, the Original Closing Date) comparisons to the comparable periods in previous years.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except as otherwise provided below) in accordance with GAAP applied consistently (except to the extent any such inconsistent application of GAAP has been approved by such accountants (in the case of clauses (a) and (b) above) or Authorized Officer (in the case of clause (b) above), as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 7.01 may be satisfied with respect to financial information of Holdings and its Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings filed with the SEC; provided that to the extent such information is in lieu of information required to be provided under Section 7.01(a), such materials are accompanied by a report and opinion of an Acceptable Auditor, together with an opinion of such accounting firm (which opinion shall be without a “going concern” qualification (other than any such qualification to the “going concern” opinion that is (x) solely resulting from the impending Maturity Date or the final stated maturity of any Material Indebtedness, (y) resulting from any prospective default under any financial covenant or (z) limited solely to the effects of the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries on such Unrestricted Subsidiaries) or exception and without any qualification or exception as to scope of audit).

Section 7.02    Certificates; Other Information. Furnish to the Administrative Agent (who shall, other than in the case of clause (f) below, promptly furnish to the Revolving Agent and each Lender), or, in the case of clause (e) below, the Administrative Agent or requesting Lender, as the case may be:
(a)promptly upon the request of the Administrative Agent, in connection with the delivery of any financial statements or other information pursuant to Section 7.01 or this Section 7.02,

confirmation of whether such statements or information contain any Private Lender Information. Holdings, the Borrower and each Lender acknowledge that certain of the Lenders may be “public‑side” Lenders (i.e., Lenders that do not wish to receive material non‑public information with respect to the Borrower, Holdings, their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 7.01 or this Section 7.02 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant secure website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public‑side Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 7.01 or this Section 7.02 contains Private Lender Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Private Lender Information with respect to the Borrower, Holdings, their respective Subsidiaries and their securities. Holdings and the Borrower further acknowledge and agree, at the reasonable request of the Administrative Agent, to assist in the preparation of a version of the materials and presentations to be used in connection with the syndication of the Term Facility to potential Lenders who do not wish to receive Private Lender Information, consisting exclusively of Public Lender Information;
(b)concurrently with the delivery of any financial statements pursuant to Section 7.01(a) and (b) other than with respect to any period ending prior to the Original Closing Date, a Compliance Certificate (i) stating that, to the best of the Authorized Officer’s knowledge, such Authorized Officer has obtained no knowledge of any Event of Default except as specified in such Compliance Certificate, (ii) to the extent not previously disclosed to the Administrative Agent, certifying a description of any change in the name and/or jurisdiction of organization of any Loan Party, (iii) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (ii) of the definition of the term “Immaterial Subsidiary” and (iv) solely in the case of financial statements delivered pursuant to Section 7.01(a), setting forth the amount of Excess Cash Flow for such Fiscal Year and the applicable ECF Percentage for such Fiscal Year, in each case, together with the calculation thereof in reasonable detail;
(c)concurrently with the delivery of any financial statements pursuant to Section 7.01(a), a budget of Holdings and its Restricted Subsidiaries for the then‑current Fiscal Year, containing, among other things, a pro forma balance sheet, statement of income and statement of cash flows for each Fiscal Quarter of such Fiscal Year, which budget shall be based on estimates, information and assumptions that are reasonable at the time in light of the circumstances then existing and accompanied by comparative figures for the previous year, it being understood that projections are subject to uncertainties and there is no assurance that any projections will be realized;
(d)promptly after Holdings’ or any of its Restricted Subsidiaries’ receipt thereof, a copy of any final “management letter” received from its certified public accountants and management’s response thereto;
(e)promptly following the Administrative Agent’s or any Lender’s request therefor, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti‑money laundering or terrorist financing rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;
(f)as promptly from time to time following any Lender’s request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as such Lender may reasonably request; provided that the Loan Parties shall not be required to disclose any such information if (i) such disclosure would (x) cause the Loan Parties to waive the attorney-client privilege or (y) breach any confidentiality obligations on the Loan Parties and (ii) the Borrower has delivered to the Lenders a statement of an Authorized Officer of the Borrower certifying that disclosure of such information would give rise to any such waiver or breach.

Section 7.03    Payment of Taxes. Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties; provided that Holdings, the Borrower and their Restricted Subsidiaries shall not be required to pay any such Tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or (ii) with respect to which the failure to make such payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.04    Maintenance of Existence; Compliance. (i) Preserve, renew and keep in full force and effect its organizational existence under the laws of its jurisdiction of organization or formation and (ii) take all reasonable action to maintain or obtain all Governmental Approvals and all other rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted hereunder and except, (x) in the case of clauses (i) (in respect of Restricted Subsidiaries that are not Loan Parties) and (ii) above, to the extent that failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) in connection with a transaction permitted by Section 8.03 and 8.04; (b) comply in all material respects with all Requirements of Law (including, but not limited to, Environmental Laws, ERISA, Anti-Bribery Laws, OFAC and the Patriot Act) except to the extent that failure to comply therewith could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) comply with all Governmental Approvals except to the extent that failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.05    Maintenance of Property; Insurance.

(a)(i) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) preserve or renew all Intellectual Property owned by it, except to the extent (x) such Intellectual Property is no longer used in the conduct of the business of the Loan Parties, (y) the Borrower determines in its good faith business judgment that it is not commercially reasonable to preserve or renew such Intellectual Property, taken as a whole, or (z) such non-renewal or non-preservation is otherwise permitted under this Agreement or the other Loan Documents, (iii) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and businesses in a manner consistent with industry practice for companies similarly situated owning similar properties and engaged in similar businesses (it being agreed by the Administrative Agent that the insurance policies, the amounts of coverage and the companies used by the Loan Parties and their Subsidiaries on the Original Closing Date are satisfactory to the Administrative Agent) and (iv) ensure that the Collateral Agent for the benefit of the Secured Parties, shall be named (y) as an additional insured with respect to liability policies (other than worker’s compensation policies and public liability policies) and (z) as loss payee with respect to the property insurance (other than public property policies) maintained by Holdings, the Borrower and each Subsidiary Guarantor.
(b)Within 90 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Original Closing Date (and at all times thereafter), Holdings will, and will cause each of its Restricted Subsidiaries to, at all times keep its property constituting Collateral insured in favor of the Collateral Agent as loss payee and/or additional insured (subject to the exceptions in the immediately preceding paragraph), as applicable, and (i) to cause all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Restricted Subsidiaries) to be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured, as applicable) and (ii) to use commercially reasonable efforts to state that such insurance policies shall not be canceled without at least 30 days’ prior written notice (or if such cancellation is by reason of nonpayment of premium, at least ten days’ prior written notice) thereof by the respective insurer to the Collateral Agent (unless it is such insurer’s policy not to provide such a statement).
(c)With respect to any improved Mortgaged Property that is located in an area identified by the Federal Emergency Management Agency (or any successor agency thereto) as a “special flood hazard area” with respect to which flood insurance has been made available under the Flood Laws, (i) obtain and maintain with financially sound and reputable insurance companies flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require and otherwise sufficient to comply with all applicable rules and regulations promulgated under the Flood Laws and (ii) promptly upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such flood insurance.

Section 7.06    Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and permit, at the Borrower’s expense, representatives of the Administrative Agent (and, if a Lender requests to accompany the Administrative Agent, such Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and as often as may reasonably be desired and to discuss the business, operations, properties and financial condition of Holdings and its Restricted Subsidiaries with employees of the Borrower and its Restricted Subsidiaries and with the independent certified public accountants of Holdings and its Restricted Subsidiaries so long as the Borrower shall have been given the reasonable opportunity to participate in such discussions; provided, that notwithstanding the foregoing, (i) any such visit or inspection shall be conducted through the Administrative Agent, (ii) unless an Event of Default shall have occurred and be continuing, such visits and inspections shall be limited to two times in any twelve month period and only one (1) such time shall be at the Borrower’s expense and (iii) nothing in this Section 7.06 shall require Holdings or its Subsidiaries to take any action that would violate a confidentiality agreement or obligations or waive any attorney‑client or similar privilege.

Section 7.07    Notices. Upon actual knowledge thereof by an Authorized Officer, promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) of:
(a)the occurrence of any Default or Event of Default;
(b)any default or event of default under any Indebtedness (other than the Obligations) in an aggregate principal amount exceeding $20,000,000 (“Material Indebtedness”);

(c)any litigation, investigation or proceeding that may exist at any time involving Holdings or any Restricted Subsidiary, that (i) could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) relates to any Loan Document;
(d)the following events, promptly and in any event within 10 days after Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer Plan or a Multiemployer Plan or Non‑U.S. Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan that would result in the imposition of a withdrawal liability, (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Single Employer Plan or Multiemployer Plan, (iii) that a Single Employer Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or Section 302 of ERISA, or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 or 304 of ERISA with respect to a Single Employer Plan, (iv) that a determination has been made that any Single Employer Plan is, or is expected to be, considered an at‑risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA, (v) that a Multiemployer Plan is in or is reasonably expected to be in endangered or critical status under Section 305 of ERISA, (vi) that any contribution required to be made with respect to a Single Employer Plan, Multiemployer Plan or Non‑U.S. Plan has not been timely made, (vii) that a non‑exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Plan, (viii) the adoption of, or the commencement of contributions to, any Single Employer Plan by Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity, (ix) the cessation of operations at a facility of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity in the circumstances described in Section 4062(e) of ERISA, or (x) the adoption of any amendment to a Single Employer Plan that results in an increase in contribution obligations of Holdings, the Borrower, any Subsidiary or any Commonly Controlled Entity; and in each case in clauses (i) through (x) above, such event or occurrence, together with all other such events or conditions, if any, has had, or could reasonably be expected to have, a Material Adverse Effect;
(e)any change in the financial condition, business, operations, assets or liabilities of Holdings or any of its Restricted Subsidiaries that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and
(f)any of the following environmental matters to the extent that such environmental matters, either individually or in the aggregate would have a Material Adverse Effect:
(i)any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;
(ii)any condition or occurrence on or arising from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;
(iii)any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that would cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; or

(iv)the taking of any removal or remedial action to the extent required by any Environmental Law or any Governmental Authority in response to the Release or threatened Release of any Materials of Environmental Concern on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.
Each notice pursuant to this Section 7.07 shall be accompanied by a statement of an Authorized Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the relevant Person proposes to take with respect thereto.

Section 7.08    Additional Collateral, etc.

(a)With respect to any property (to the extent included in the definition of Collateral) acquired at any time after the Original Closing Date by any Loan Party (other than any property described in paragraph (b), (c) or (d) below) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Security Agreement or such other documents as the Collateral Agent or the Administrative Agent reasonably deems necessary to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected (if and to the extent the assets subject to the applicable Security Document can be perfected by the actions required, and to the extent required, by such Security Document) first priority security interest (subject to the Liens permitted hereunder) in such property, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may reasonably be requested by the Administrative Agent or the Collateral Agent. Each of the Lenders hereby authorize each Administrative Agent and the Collateral Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing.
(b)With respect to any Real Property (x) owned or acquired in fee by any Loan Party on the Original Closing Date or the Restatement Effective Date, as applicable, having a fair market value (together with improvements thereof) of at least $1,000,000 (as reasonably determined by the Borrower) (each such Real Property, subject to the last sentence of this Section 7.08(b), an “Initial Mortgaged Property”), or (y) acquired, constructed or improved after the Restatement Effective Date having a fair market value (together with improvements thereof) of at least $1,000,000 (as reasonably determined by the Borrower) and owned in fee by any Loan Party (or owned by any Restricted Subsidiary that becomes a Loan Party after the Restatement Effective Date) (each such Real Property, subject to the last sentence of this Section 7.08(b), being “Additional Real Property”), within 150 days after the Original Closing Date or the Restatement Effective Date, as applicable, for each Initial Mortgaged Property (as such date may be extended from time to time by the Administrative Agent in its sole discretion) or in the case of any Additional Real Property, 90 days after the acquisition, construction or improvement thereof (or the creation or acquisition of any Subsidiary Guarantor which owns Additional Real Property, as applicable) (as may be extended by the Administrative Agent in its reasonable discretion) (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such interest in Real Property, along with a corresponding UCC fixture filing for filing in the applicable jurisdiction (if the Mortgage does not constitute a UCC fixture filing in such jurisdiction), each in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, as may be necessary to create a valid, perfected and subsisting Lien, subject to Liens permitted hereunder, against such Real Property, (ii) provide the Lenders as addressee, for their benefit or as insured (as the case may be), with title policies, extended coverage and insurance, ALTA surveys, such affidavits, certificates, instruments of indemnification, legal opinions, (iii)(a) a “Life‑of‑Loan” Federal Emergency Management Agency Standard Flood Hazard Determination indicating whether the Mortgaged Property is in a “special flood hazard area” and (b) if such Mortgaged Property is located in a “special flood hazard area,” (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance is not available and (B) evidence of receipt by the applicable Loan Party of such notice, and (C) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such Mortgaged Property is located, evidence of flood insurance in accordance with Section 7.05(c) hereof, and (iv) such other information, documentation (including, but not limited to, appraisals, available environmental reports, and to the extent applicable, using commercially reasonable efforts, subordination agreements) and certifications, in each case, as may be reasonably requested by the Administrative Agent or the Collateral Agent). In connection with the foregoing requirements, it is understood and agreed that all Initial Mortgaged Properties shall be owned by one or more Loan Parties.
(c)with respect to any new Subsidiary Guarantor created or acquired after the Restatement Effective Date (or any Restricted Subsidiary that becomes a Subsidiary Guarantor after the Restatement Effective Date), promptly, and in any event within 30 days of such creation or acquisition (or, in the case of any Restricted Subsidiary that becomes a Subsidiary Guarantor, the date that such Restricted Subsidiary becomes a Subsidiary Guarantor) (as such date may be extended from time to time by the Administrative Agent in its sole discretion) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to this Agreement and the Security Agreement as the Administrative Agent or the Collateral Agent deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to the Liens permitted hereunder) in the Capital Stock of such new Subsidiary Guarantor that is owned by any Loan Party, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party and (iii) cause such new Subsidiary Guarantor (a) to execute and deliver to the Administrative Agent and the Collateral Agent (x) a Guarantor Joinder Agreement or such comparable documentation requested by the Collateral Agent to become a Subsidiary Guarantor and (y) a joinder agreement to the Security Agreement, substantially in the form annexed thereto, (b) to take such actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected (if and to the extent the assets subject to the applicable Security Document can be perfected by the actions required, and to the extent required, by such Security Document) first priority security interest (subject to the Liens permitted hereunder) in the Collateral described in the Security Agreement with respect to such new Subsidiary Guarantor, including the filing of UCC financing statements in such jurisdictions as may reasonably be required by the Security Agreement or by law or as may be requested by the Administrative Agent or the Collateral Agent and (c) to deliver to the Administrative Agent and the Collateral Agent (i) a certificate of such Subsidiary Guarantor, substantially in the form of the certificate provided by the Loan Parties on the Original Closing Date pursuant to Section 6.01(i), with appropriate insertions and attachments and (ii) if reasonably requested by the Collateral Agent, a legal opinion from counsel to such new Subsidiary Guarantor in form and substance reasonably satisfactory to the Collateral Agent. Each of the Lenders hereby authorize each Administrative Agent and the Collateral Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing. Each of the Lenders hereby authorize each Administrative Agent and the Collateral Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing.
(d)with respect to any new Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary that is owned directly by a Loan Party created or acquired after the Restatement Effective Date by any Loan Party, promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Security Agreement as the Administrative Agent or Collateral Agent reasonably deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to the Liens permitted hereunder) in no more than 65% of the total outstanding voting Capital Stock of any such Excluded Foreign Subsidiary described in clause (i) of the definition of Excluded Foreign Subsidiary that is owned directly by a Loan Party and 100% of the total outstanding non‑voting Capital Stock of such Excluded Foreign Subsidiary in each case, to the extent owned by one or more Loan Parties, and (ii) deliver to the Collateral Agent the certificates (if any) representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party. Notwithstanding anything to the contrary in the foregoing clauses (c) and (d), the Borrower may notify the Administrative Agent at any time that the Borrower desires to join an Excluded Foreign Subsidiary as a Subsidiary Guarantor under this Agreement and the other Loan Documents, and, in any such case, as reasonably agreed by the Administrative Agent and the Borrower, cause such Excluded Foreign Subsidiary to (i) become a Subsidiary Guarantor by executing and delivering to the Collateral Agent a Guarantor Joinder Agreement along with such other documentation as the Collateral Agent deems reasonably appropriate for effecting such joinder, (ii) grant a Lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties on the assets and other personal property of such Excluded Foreign Subsidiary of the same type that constitute Collateral for purposes of the Security Documents (other than with respect to any Excluded Assets of such Excluded Foreign Subsidiary but without giving effect to any provision of the definition of Excluded Assets that would otherwise result in such Excluded Foreign Subsidiary (and its tangible and intangible personal property) constituting an Excluded Asset) and (iii) enter into any such amendments, modifications, or other changes to this Agreement and any other Loan Document reasonably requested by the Collateral Agent in its reasonable discretion in order to address any matters in connection with, or related to, such Excluded Foreign Subsidiary becoming a Subsidiary Guarantor under the Loan Documents. Each of the Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing.
(e)with respect to any new Non‑Guarantor Subsidiary created or acquired after the Restatement Effective Date by any Loan Party (but excluding any Unrestricted Subsidiary, any Excluded Foreign Subsidiary and any Subsidiary which would be a Subsidiary Guarantor but for clause (vi) in the definition thereof to the extent a pledge of the Capital Stock of such entity is prohibited by its Organizational Documents or requires the consent of any Person (other than Holdings or any of its Restricted Subsidiaries) party thereto which consent has not been obtained), promptly (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to this Agreement and the Security Agreement as the Collateral Agent or the Administrative Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to the Liens permitted hereunder) in the Capital Stock of such Non‑Guarantor Subsidiary that is owned by any Loan Party and (ii) deliver to the Collateral Agent the certificates representing such Capital Stock (if any), together with undated stock powers, in blank, executed and delivered by a duly Authorized Officer of the relevant Loan Party. Notwithstanding anything to the contrary in the foregoing clauses (c) and (d), the Borrower may notify the Administrative Agent at any time that the Borrower desires to join a Non-Guarantor Subsidiary (other than any Unrestricted Subsidiary) as a Subsidiary Guarantor under this Agreement and the other Loan Documents, and, in any such case, as reasonably agreed by the Administrative Agent and the Borrower, cause such Non-Guarantor Subsidiary to (i) become a Subsidiary Guarantor by executing and delivering to the Collateral Agent a Guarantor Joinder Agreement along with such other documentation as the Collateral Agent deems reasonably appropriate for effecting such joinder, (ii)

grant a Lien in favor of the Collateral Agent for the ratable benefit of the Secured Parties on the assets and other personal property of such Non-Guarantor Subsidiary of the same type that constitute Collateral for purposes of the Security Documents (other than with respect to any Excluded Assets of such Non-Guarantor Subsidiary but without giving effect to any provision of the definition of Excluded Assets that would otherwise result in such Non-Guarantor Subsidiary (and its tangible and intangible personal property) constituting an Excluded Asset) and (iii) enter into any such amendments, modifications, or other changes to this Agreement and any other Loan Document reasonably requested by the Collateral Agent in its reasonable discretion in order to address any matters in connection with, or related to, such Excluded Foreign Subsidiary becoming a Subsidiary Guarantor under the Loan Documents. Each of the Lenders hereby authorize the Administrative Agent and the Collateral Agent to enter into any such amendments, modifications, or other changes to this Agreement or any of the other Loan Documents solely to implement the foregoing.
(f)Notwithstanding anything herein or in any other Loan Document to the contrary, (i) in no event shall any Loan Party be required to obtain control agreements or similar arrangements with respect to deposit or securities accounts and (ii) no actions (including, for the avoidance of doubt, filings and recordations) in any non-U.S. jurisdiction (including, for the avoidance of doubt, with respect to any Intellectual Property registered, patented or applied for in any non-U.S. jurisdiction) shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests (it being understood that there shall be no security agreements or pledge agreements (including, for the avoidance of doubt, with respect to any Intellectual Property registered, patented or applied for in any non-U.S. jurisdiction) governed under the laws of any non-U.S. jurisdiction).

Section 7.09    Credit Ratings. Use commercially reasonable efforts to maintain at all times a public credit rating by each of S&P and Moody’s in respect of the Term Facility provided for under this Agreement and a public corporate rating by S&P and a public corporate family rating by Moody’s for the Borrower, in each case, with no requirement to maintain any specific minimum rating (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and reasonable cooperation with information and data requests by Moody’s and S&P in connection with their ratings process).

Section 7.10    Further Assurances. At any time or from time to time upon the request of the Administrative Agent, at the expense of the Borrower but subject to the limitations set forth in the Loan Documents and this Agreement, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents. In furtherance and not in limitation of the foregoing, the Loan Parties shall take such actions as the Administrative Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guarantees, security agreements, pledge agreements, mortgages, deeds of trust, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other Collateral with respect to which perfection is obtained by possession, in each case to the extent required by the applicable Loan Documents) to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets (other than those assets specifically excluded by the terms of this Agreement and the other Loan Documents) of such Loan Parties on a first priority basis (subject to Liens permitted under Section 8.02). Notwithstanding the foregoing or anything else herein or in any other Loan Document to the contrary, in no event shall (A) the assets of any Excluded Foreign Subsidiary (including the equity interests of any Subsidiary thereof) constitute security or secure, or such assets or the proceeds of such assets be required to be available for, payment of the Obligations, (B) more than sixty-five percent (65%) of the voting equity interests of any Excluded Foreign Subsidiary owned directly by a Loan Party be required to be pledged to secure the Obligations or (C) any Capital Stock of any lower-tier Excluded Foreign Subsidiary or any Subsidiary of any Excluded Foreign Subsidiary be required to be pledged to secure the Obligations.

Section 7.11    Designation of Unrestricted Subsidiaries. The board of directors of Borrower may, at any time after the Original Closing Date, designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary (a “Subsidiary Designation”); provided that (i) (x) immediately before and after any Subsidiary Designation, no Event of Default shall have occurred and be continuing or would result therefrom and (y) immediately after giving effect to any Subsidiary Designation, on a Pro Forma Basis, as of the most recently completed Measurement Period, the Total Net Leverage Ratio does not exceed 2.67:1.00, (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “restricted subsidiary” immediately after giving effect to any such designation hereunder for purposes of any documentation governing Indebtedness permitted under Sections 8.01(d) or (y), (iii) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary to be so designated shall satisfy all of the requirements of an “Unrestricted Subsidiary” as set forth in the definition thereof and (iv) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, on the date of such designation, all representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect or words of similar effect) with the same effect as though such representations and warranties had been made on and as of the date of such designation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (or in all respects if qualified by materiality or Material Adverse Effect or words of similar effect). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Original Closing Date shall constitute an Investment (in a non Subsidiary) by the applicable Loan Party and their respective Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the respective Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 8.06 on the date of such designation; provided that, Unrestricted Subsidiaries shall not own any Intellectual Property or any rights with respect to Intellectual Property that is, in either case, material to the Borrower and its Restricted Subsidiaries. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary and such designation shall be permitted only to the extent such Investment is permitted under Section 8.06 on the date of such designation. Notwithstanding the foregoing, neither the Borrower nor Holdings shall be permitted to be an Unrestricted Subsidiary. Any Subsidiary Designation shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the board of directors of the Borrower giving effect to such designation and a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the foregoing provisions, and containing the calculations of compliance (in reasonable detail) with preceding clause (i)(y).

Section 7.12    Use of Proceeds. The Borrower shall use the proceeds of the Loans only as provided in Section 5.12.

Section 7.13    Compliance with Environmental Law.

(a) Holdings and the Borrower will comply, and will cause each of their respective Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of, its Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except for such non-compliances or failure to pay as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, dispose of or Release Materials of Environmental Concern on any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, or transport Materials of Environmental Concern to or from any such Real Property, except for such generation, use, treatment, storage, Release, disposal or transport as could not reasonably be expected to have a Material Adverse Effect.

(b) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 7.07(f), (ii) after 30 days have passed since receipt of written notice from the Administrative Agent or any Lender that Holdings or any of its Subsidiaries are not in compliance with Section 7.13(a) and such non-compliance has not been corrected, or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to ARTICLE 10, Holdings, the Borrower and their respective Subsidiaries will (in each case) provide, at the sole expense of the Borrower and at the written request of the Administrative Agent, a Phase I environmental site assessment report concerning any such related Mortgaged Property, prepared by a reputable environmental consulting firm reasonably approved by the Administrative Agent indicating, where relevant, the presence or absence of Materials of Environmental Concern and the likely cost of any removal or remedial action in connection with such Materials of Environmental Concern on such Mortgaged Property. If the Borrower fails to provide the same within 45 days after such request was made or such later date as the Administrative Agent may agree, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents reasonable access to such related Mortgaged Property to undertake such an assessment at any reasonable time upon reasonable written notice to Holdings or the Borrower, all at the sole expense of the Borrower.

Section 7.14    Lender Conference Calls. At the request of the Administrative Agent and within twenty Business Days (or at such later date as may be agreed by the Administrative Agent in its reasonable discretion) of each date on which financial statements are required to be delivered pursuant to Section 7.01(a) and (b), hold up to one telephonic meeting per Fiscal Quarter (at a mutually agreeable time) by conference call with all Lenders who choose to participate on such call, on which call shall be reviewed by the Borrower the financial results of the previous Fiscal Quarter covered by such financial statements and the financial condition of Holdings and its Restricted Subsidiaries at such time.

Section 7.15    Post-Closing Deliveries. The Borrower hereby agrees to deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 7.15 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by Administrative Agent in its sole discretion. All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above and in Schedule 7.15, rather than as elsewhere provided in the Loan Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Original Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 7.15 (and Schedule 7.15) and (y) all representations and warranties relating to the Security Documents shall be required to be true in all material respects immediately after the actions required to be taken by this Section 7.15 (and Schedule 7.15) have been taken (or were required to be taken).

Section 7.16    Anti‑Terrorism Law; Anti-Bribery Law; Anti‑Money Laundering; Embargoed Persons. Holdings and each of its Restricted Subsidiaries agrees to:
(a)conduct its business in such manner so as to not, directly or, knowingly, indirectly, (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other law with respect to terrorism or money laundering (“Anti‑Terrorism Law”), or (ii) engage in or conspire to engage in any transaction that violates, or attempts to violate, any of the material prohibitions set forth in any Anti‑Terrorism Law or any Anti-Bribery Law.
(b)Repay the Loans exclusively with funds that are not derived from any unlawful activity such that the result of any such repayment would not cause the making of the Loans to be in material violation of any applicable Requirement of Law.
(c)(x) Use funds or properties of Holdings or any of the Restricted Subsidiaries to repay the Loans only to the extent it does not constitute, to the knowledge of Holdings or any of the Restricted Subsidiaries, property of, or is beneficially owned, to the knowledge of Holdings or any of the Restricted Subsidiaries, directly or, knowingly, indirectly by, any Person subject to applicable sanctions or trade restrictions under United States law (“Embargoed Person”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or any applicable Requirement of Law promulgated thereunder, with the result that the investment in Holdings or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Requirement of Law, or the Loans made by the Lenders would be in violation of any applicable Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (y) to the knowledge of Holdings or any of the Restricted Subsidiaries, any Embargoed Person to have any direct or indirect interest, in Holdings or any of the Restricted Subsidiaries, with the result that the investment in Holdings or any of the Restricted Subsidiaries (whether directly or indirectly) is prohibited by any applicable Requirement of Law or the Loans are in violation of any applicable Requirement of Law.

Section 7.17    Syndication Amendment. At any time on and after the Original Closing Date and ending on the earlier of (a) a “Successful Syndication” (as defined in the Fee Letter) and (b) the date that is 60 days after the Original Closing Date, Holdings and the Borrower shall (i) perform the syndication related actions described in Sections 3 and 4 of the Commitment Letter (as defined in the Fee Letter) in accordance with the terms thereof and (ii) agree to enter into any amendment hereto or other Loan Document or other appropriate document or agreement necessary to implement any of the provisions under the heading “Market Flex” in the Fee Letter in accordance with the terms of the Fee Letter (such amendment, a “Syndication Amendment”).

ARTICLE VIII

NEGATIVE COVENANTS

Holdings and the Borrower hereby jointly and severally agree that, until all Commitments have been terminated and the principal of and interest on each Loan, and all fees and all other expenses or amounts payable under any Loan Document, shall have been paid in full (other than unasserted contingent indemnification and reimbursement obligations), each of Holdings and the Borrower shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly:
Section 8.01    Indebtedness. Incur any Indebtedness, except:
(a)Indebtedness pursuant to any Loan Document (including any Credit Agreement Refinancing Indebtedness Incurred pursuant to a Refinancing Amendment);
(b)[reserved];
(c)[reserved];
(d)(I) Indebtedness in the form of one or more series of senior unsecured notes, senior secured notes or subordinated notes, provided that (i) in the case of secured Indebtedness, such Indebtedness shall only be secured (a) by Collateral securing the Obligations and (b) by Liens on the Collateral that are substantially the same, or more narrow in scope, as the Liens granted under the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ii) at the time of such Incurrence, such Indebtedness does not have a final stated maturity prior to the Latest Maturity Date then in effect, (iii) at the time of such Incurrence, such Indebtedness has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of the Tranche of Loans with the longest Weighted Average Life to Maturity then in effect (excluding the effects of nominal amortization in the amount of no greater than one percent per annum of the original stated principal amount of such Indebtedness on the date of Incurrence thereof), (iv) in the case of unsecured Indebtedness, such Indebtedness is not secured by any Lien on any property or assets of Holdings or any of its Subsidiaries, (v) such Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Indebtedness refinanced with the proceeds of such notes pursuant to clause (ix) below, plus premiums and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including upfront fees and original issue discount) incurred in connection with such Indebtedness, (vi) such Indebtedness is not guaranteed by any Persons other than the Subsidiary Guarantors and, if secured, is not secured by any assets that do not constitute Collateral, (vii) such Indebtedness does not provide for any mandatory repayment, mandatory redemption, mandatory offer to purchase or sinking fund obligation (other than related to customary asset sale and change of control offers) prior to the Latest Maturity Date at the time of Incurrence, other than to the extent such prepayment, repurchase or redemption or offer is accompanied by the prepayment of the outstanding principal of the Term Loans in an amount equal to the pro rata portion the Term Loans represent as a percentage of Consolidated Total Debt that is not revolving facility Indebtedness of Holdings and its Restricted Subsidiaries, (viii) such Indebtedness has such pricing, interest, fees, premiums and optional prepayment terms as may be agreed by the Borrower and the holders of such Indebtedness, and the other terms and conditions of such Indebtedness (excluding pricing, fees and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower) to the holders of such Indebtedness than those applicable to the Indebtedness refinanced with the proceeds of such notes pursuant to clause (ix) below (other than covenants and other provisions applicable only to periods after the then-applicable Latest Maturity Date of the Indebtedness refinanced with the proceeds of such notes pursuant to clause (ix) below), and (ix) the Net Cash Proceeds of such Indebtedness are used to repay the Loans or shall be issued in exchange for Loans as directed by the Borrower so long as any Loans that are so exchanged shall be immediately cancelled and (II) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (d);
(e)(I) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 8.02(k); provided that, immediately after giving effect to any Incurrence of Indebtedness under this clause (e)(I), the aggregate principal amount of Indebtedness outstanding under this clause (e) shall not exceed the greater of $85,000,000 and 75% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period at such time and (II) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (e);
(f)Indebtedness of (w) Holdings to another Loan Party for the purposes of making the payments set forth in Section 8.05 and 8.08, (x) the Borrower or any other Loan Party to any Subsidiary of the Borrower, (y) any Restricted Subsidiary of the Borrower to the Borrower or any other Subsidiary thereof, provided that the aggregate principal amount of Indebtedness owed by any Restricted Subsidiary that is a Non‑Guarantor Subsidiary or Excluded Foreign Subsidiary to the Borrower or any other Loan Party shall not exceed at any time outstanding the amount permitted to be invested in Restricted Subsidiaries that are Non‑Guarantor Subsidiaries or Excluded Foreign Subsidiaries pursuant to clauses (d), (q), (w), (x) and (y) of Section 8.06 and (z) any Restricted Subsidiary that is a Non‑Guarantor Subsidiary or Excluded Foreign Subsidiary to any other Restricted Subsidiary that is a Non‑Guarantor Subsidiary, an Excluded Foreign Subsidiary or any Unrestricted Subsidiary; provided further that (i) any such Indebtedness owed to a Loan Party pursuant to this clause (f) shall be evidenced by an Intercompany Note and shall be pledged pursuant to the Security Agreement and (ii) any such Indebtedness of a Loan Party pursuant to this clause (f) shall be subordinated to the Obligations on the terms of the Intercompany Note;
(g)(I) Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries; provided, that, immediately after giving effect to any Incurrence of Indebtedness under this clause (g), the aggregate principal amount of Indebtedness outstanding under this clause (g)(I) shall not exceed the greater of $20,000,000 and 15% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period at such time; and (II) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (g);
(h)Indebtedness consisting of Guarantee Obligations by Holdings, the Borrower or any Guarantor of Indebtedness otherwise permitted to be Incurred by a Loan Party under this Section 8.01 (other than Section 8.01(p), (s) or (w));
(i)(I) Indebtedness outstanding on the Original Closing Date and listed on Schedule 8.01(i), together with any Indebtedness outstanding on the Restatement Effective Date of the Second Acquired Business and listed on the supplement to Schedule 8.01(i) pursuant to the Restatement Agreement (as reduced by any repayments of principal thereof other than with the proceeds of a Permitted Refinancing) and (II) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (i);
(j)Indebtedness in respect of Swap Agreements entered into to hedge or mitigate risks to which Holdings or any Restricted Subsidiary has exposure and not for speculative purposes;
(k)Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance or similar obligations, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(l)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guarantees and similar obligations, or obligations in respect of letters of credit or bank acceptances or similar instruments related thereto, in each case provided in the ordinary course of business;

(m)Indebtedness of the Borrower and its Restricted Subsidiaries consisting of obligations under deferred compensation, purchase price, earn outs or other similar arrangements incurred by such Person in connection with (i) the Transactions, (ii) Permitted Acquisitions or any similar Investments permitted hereunder and (iii) in the ordinary course of business;
(n)Cash Management Obligations and Guarantee Obligations in respect thereof, Indebtedness in respect of employee credit card programs and purchasing card programs in the ordinary course of business, and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts, in the ordinary course of business;
(o)Indebtedness consisting of (x) the financing of insurance premiums or (y) take‑or‑pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(p)(I) Indebtedness assumed in connection with Permitted Acquisitions or a similar Investment permitted hereunder and Indebtedness secured by assets purchased by a Loan Party or Restricted Subsidiary in a Permitted Acquisition or pursuant to a similar Investment permitted by Section 8.06 that is assumed by such Loan Party or such Restricted Subsidiary; provided that (i) such Indebtedness is not incurred to finance or in contemplation of any such acquisition, (ii) no Event of Default has occurred and is continuing or would immediately thereafter result after giving effect to the assumption of such Indebtedness; provided, however, that to the extent the relevant acquisition constitutes a Limited Condition Acquisition, the only condition with respect to absence of an Event of Default shall be the absence of an Event of Default at the time the definitive documentation for such acquisition is entered into and the absence of a Significant Event of Default after giving effect to the assumption of such Indebtedness, (iii) such Indebtedness, if secured, shall not be secured by any assets other than the assets acquired by Borrower or a Restricted Subsidiary in such Permitted Acquisition or other similar Investment, (iv) such Indebtedness shall not be guaranteed by any Loan Parties (other than a Person acquired in such Permitted Acquisition or other similar Investment or any other Person who merges with or that acquires the assets of such Person in connection with such Permitted Acquisition or other similar Investment), (v) either (x) (1) if such Indebtedness is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Measurement Period, is no greater than either (A) 2.67 to 1.00 or (B) the First Lien Net Leverage Ratio in effect immediately prior to such Permitted Acquisition or other similar Investment or (2) if such Indebtedness is secured on a junior lien basis to the Obligations, or is unsecured, the Total Net Leverage Ratio, calculated on a Pro Forma Basis as of the most recently completed Measurement Period, is no greater than either (A) 2.67 to 1.00 or (B) the Total Net Leverage Ratio in effect on such applicable date of determination immediately prior to such Permitted Acquisition or other similar Investment, or (y) either (1) the aggregate principal amount of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (p) and any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of this clause (I)(v)(y) (to the extent of the outstanding principal amount of such Indebtedness so refinanced) shall not exceed the greater of $30,000,000 and 25% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period at any time outstanding or (2) on a Pro Forma Basis, Holdings and its Restricted Subsidiaries shall be in compliance with Section 8.13 as of the most recent test date and (II) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (p) (other than pursuant to clause (I)(v)(y)) and (vi) such Indebtedness that is pari passu in right of payment and security with the Term Loans hereunder shall be subject to the MFN Adjustment to the same extent as if such Indebtedness was incurred as an Incremental Term Facility hereunder;
(q)Indebtedness constituting customary indemnification obligations in connection with sales, dispositions and Permitted Acquisitions and other similar Investments permitted under this Agreement;

(r)(i) unsecured Contribution Indebtedness, provided that immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and (ii) any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (r);
(s)guarantees by Holdings, the Borrower or any of its Restricted Subsidiaries in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Borrower and its Restricted Subsidiaries;
(t)Indebtedness to the extent constituting Attributable Debt arising in Sale Leaseback Transactions or any industrial revenue bond issued to finance or refinance Indebtedness secured by any Real Property;
(u)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of its Incurrence;
(v)additional Indebtedness of Holdings and its Restricted Subsidiaries; provided that, immediately after giving effect to any Incurrence of Indebtedness under this clause (v), the sum of the aggregate principal amount of Indebtedness outstanding under this clause (v) shall not exceed the greater of $20,000,000 and 17% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period;
(w)to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 10.01(h);
(x)Indebtedness representing Taxes that are not overdue by more than sixty days or are being contested in compliance with Section 7.03;
(y)Indebtedness constituting Permitted Incremental Equivalent Debt and any Permitted Refinancing incurred, issued or otherwise obtained to refinance (in whole or in part) such Indebtedness (and any Permitted Refinancing in respect thereof);
(z)Indebtedness consisting of unsecured promissory notes issued by Holdings to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of Holdings permitted by Section 8.05; and
(aa)Indebtedness of Restricted Subsidiaries that are not Loan Parties and any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (aa); provided, that, immediately after giving effect to any Incurrence of Indebtedness under this clause (aa), the aggregate principal amount of Indebtedness outstanding under this clause (aa) and any Permitted Refinancing of Indebtedness previously Incurred under, and in accordance with the requirements of, this clause (aa) (to the extent of the outstanding principal amount of such Indebtedness so refinanced) shall not exceed the greater of $20,000,000 and 17% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period at such time.

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Capital Stock in the form of additional shares of Disqualified Capital Stock, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 8.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Borrower dated such date prepared in accordance with GAAP.

Section 8.02    Liens. Create, Incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, except:
(a)Liens on the Collateral securing Indebtedness of the Loan Parties Incurred pursuant to Section 8.01(d), so long as the holders of such Indebtedness and their Representatives are at all times subject to each applicable Intercreditor Agreement required to be entered into pursuant to Section 8.01(d) and, if applicable, the definition of “Permitted Refinancing”:
(b)Liens, whether or not securing Indebtedness, in an amount not to exceed the greater of $20,000,000 and 15% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period;
(c)[reserved];
(d)Liens on cash or Cash Equivalents securing obligations under Swap Agreements permitted hereunder;
(e)Liens for taxes that are (i) for amounts that are past due in an aggregate amount not to exceed $2,000,000, (ii) not overdue by more than thirty days or (iii) being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Borrower or the applicable Restricted Subsidiary, as the case may be, in conformity with GAAP (or, for Foreign Subsidiaries that are Restricted Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);
(f)carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, suppliers’, construction contractors’ and sub‑contractors’ or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings, and Liens on fixtures and movable tangible property located on real property leased or subleased from landlords, lessors and mortgagees;
(g)pledges or deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation or (ii) securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any Restricted Subsidiary;
(h)(i) deposits to secure or relating to the performance of bids, trade contracts (other than Indebtedness for borrowed money), government contracts, leases, utilities, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including, without limitation, those to secure health and safety obligations) incurred in the ordinary course of business and (ii) Liens securing the financing of insurance premiums with respect thereto incurred in the ordinary course of business;
(i)easements, covenants, conditions, rights‑of‑way, restrictions (including zoning restrictions), building code and land use laws, encroachments, protrusions, title exceptions, survey exceptions and other similar encumbrances on real property that do not secure any Indebtedness for borrowed money and do not materially detract from the value of the affected real property or materially interfere with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially and adversely interfere with the current use of such real property;
(j)Liens (i) in existence on the Original Closing Date listed on Schedule 8.02(j), together with any Liens outstanding on the Restatement Effective Date of the Second Acquired Business and listed on the supplement to Schedule 8.02(j) pursuant to the Restatement Agreement and (ii) securing any Permitted Refinancing of Indebtedness secured by Liens referenced on Schedule 8.02(j);
(k)Liens securing Indebtedness of Holdings and its Restricted Subsidiaries incurred pursuant to Section 8.01(e) or 8.01(v) to finance the acquisition of fixed or capital assets (including, without limitation, the acquisition, construction or improvement of Real Property owned by a Loan

Party) or Indebtedness Incurred pursuant to Section 8.01(e)(II); provided that (i) such Liens shall be created within 180 days following the acquisition of such fixed or capital assets or such Permitted Refinancing, (ii) such Liens do not at any time encumber any property of the Loan Parties other than the property financed by such Indebtedness and accessions thereto and (iii) in the case of any Indebtedness Incurred pursuant to Section 8.01(e)(II), the amount of Indebtedness secured thereby is not increased (except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid in connection with such Permitted Refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith);
(l)Liens created pursuant to any Loan Document;
(m)any interest or title of a lessor or sublessor under any lease or sublease or secured by a lessor’s or sublessor’s interests under leases or subleases;
(n)Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods or assets and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods or assets in the ordinary course of business;
(o)Liens on property of any Restricted Subsidiary that is a Foreign Subsidiary, FSHCO and/or Non‑Guarantor Subsidiary, which Liens secure Indebtedness or other obligations of the applicable Restricted Subsidiary not prohibited under this Agreement (other than Indebtedness of any Loan Party);
(p)Liens in respect of the non‑exclusive licensing or sublicensing of patents, copyrights, trademarks and other Intellectual Property rights in the ordinary course of business;
(q)Liens arising out of Sale Leaseback Transactions; provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness or other obligations and accessions thereto;
(r)Liens arising from precautionary UCC financing statements or similar filings made in respect of leases entered into by the Borrower and its Restricted Subsidiaries or, to the extent permitted under the Loan Documents, the consignment of goods to the Borrower or its Restricted Subsidiaries;
(s)ground leases in respect of real property on which facilities owned or leased by the Borrower and its Restricted Subsidiaries are located;
(t)licenses (only non-exclusive in the case of Intellectual Property), sublicenses (only non-exclusive in the case of Intellectual Property), leases or subleases with respect to any assets granted to third Persons in the ordinary course of business; provided that the same do not in any material respect interfere with the business of the Borrower and its Restricted Subsidiaries taken as a whole;
(u)Liens in respect of judgments or decrees that do not constitute an Event of Default under Section 10.01(h);
(v)bankers’ Liens, rights of setoff and similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities, investment or similar accounts, in each case granted in the ordinary course of business in favor of the bank or banks where such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements or sweep accounts of the Borrower and its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Restricted Subsidiaries; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(w)Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;
(x)(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business or Liens arising by operation of law under Article 2 of the New York UCC and (ii) rights of setoff against credit balances of Holdings or any of its Subsidiaries with credit card issuers or credit card processors to Holdings or any of its Subsidiaries in the ordinary course of business;
(y)Liens and other matters of record shown on any title policies delivered pursuant to this Agreement;
(z)[reserved];
(aa)Liens arising in connection with (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries, taken as a whole;
(ab)Liens on property or assets acquired pursuant to a Permitted Acquisition or similar Investment permitted hereunder, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary or property is acquired pursuant to a Permitted Acquisition or similar Investment, provided that (x) any Indebtedness that is secured by such Liens is permitted hereunder and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition or such Investment permitted hereunder and do not attach to any property or assets of Holdings or any other property or assets of the Borrower or any of its Restricted Subsidiaries other than the property and assets subject to such Liens at the time of such Permitted Acquisition or Investment (and the proceeds and products thereof and accessions thereto and after‑acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after‑acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such Permitted Acquisition or Investment), together with any extensions, renewals and replacements of the foregoing, so long as the Indebtedness secured by such Liens is permitted hereunder and such extension, renewal or replacement does not encumber any assets or properties of Holdings or additional assets or properties of the Borrower or any of its Restricted Subsidiaries (other than the proceeds or products or accessions of the assets subject to such Lien and after‑acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after‑acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such Permitted Acquisition or Investment);
(ac)possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Original Closing Date (or, with respect to Subsidiaries acquired in connection with the Restatement Effective Date Acquisition, as of the Restatement Effective Date) and Investments permitted by Section 8.06, provided that such Liens (i) attach only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
(ad)Liens deemed to exist in connection with investments in repurchase agreements meeting the requirements of Cash Equivalents;
(ae)Liens on amounts deposited as “security deposits” (or their equivalent) in the ordinary course of business in connection with actions or transactions not prohibited by this Agreement;

(af)Liens arising by operation of law under Article 4 of the UCC in connection with collection of items provided for therein;
(ag)Liens on any amounts held by a trustee in the funds and accounts under an indenture securing any industrial revenue bonds issued for the benefit of a Loan Party or any Restricted Subsidiary to the extent such Indebtedness is permitted under Section 8.01(t); and
(ah)Liens securing any Permitted Incremental Equivalent Debt, so long as the same is at all times subject to any intercreditor agreement required by the definition of Permitted Incremental Equivalent Debt.

The expansion of Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, amortization of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 8.02.
Section 8.03    Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that:
(a)(i) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity unless such merger or consolidation would otherwise be permitted pursuant to clause (c)(iv) below) or with or into any Subsidiary Guarantor (provided that a Subsidiary Guarantor shall be the continuing or surviving entity unless such merger or consolidation would otherwise be permitted pursuant to clause (c)(iv) below), (ii) any Restricted Subsidiary that is not a Loan Party may be merged or consolidated with or into another Restricted Subsidiary that is not a Loan Party and (iii) Holdings may be merged or consolidated with or into Intermediate Holdings (provided that Holdings shall be the continuing or surviving entity);
(b)(x) Borrower or any Subsidiary Guarantor may Dispose of any or all of its assets (i) to (in the case of a Subsidiary Guarantor) the Borrower or (in the case of Borrower or any other Subsidiary Guarantor) any Subsidiary Guarantor (upon voluntary liquidation, dissolution or otherwise) or (ii) pursuant to a Disposition permitted by Section 8.04 and (y) any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor may Dispose of any or all of its assets to (i) the Borrower, any Subsidiary Guarantor or any Restricted Subsidiary and/or direct or indirect joint venture of the Borrower (upon voluntary liquidation, dissolution or otherwise) or (ii) pursuant to a Disposition permitted by Section 8.04; provided, that notwithstanding the foregoing, the Borrower shall not be permitted to Dispose of its assets pursuant to this Section 8.03(b)(x)(i) unless such Disposition would be permitted pursuant to clause (c)(iii) below;
(c)any Investment by the Borrower and its Restricted Subsidiaries permitted by Section 8.06 may be structured as a merger, consolidation or amalgamation; provided that (i) the respective Investment continues to be permitted pursuant to the relevant clause or clauses of Section 8.06 after giving effect to the respective merger, consolidation or amalgamation, (ii) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 7.08 and 7.10, (iii) in the case of any merger, consolidation or amalgamation involving the Borrower, (x) the surviving person shall expressly assume the obligations of the Borrower under the Loan Documents pursuant to a supplement in form reasonably acceptable to the Administrative Agent (including with respect to satisfaction of customary “know your customer” requirements (including the Patriot Act)), (y) each other Loan Party shall have confirmed its Guarantee of such surviving Person’s Obligations hereunder and the Liens that secure such Guarantee and (z) Holdings shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation or amalgamation and such supplement to this Agreement or any Security Document preserves with respect to the Borrower the enforceability of this Agreement, the Guarantee and the Security Documents and the perfection of the Liens under the Security Documents (subject to customary assumptions, qualifications and exceptions); provided that, in the case of this clause (iii), (A) such merger, consolidation or amalgamation shall not result in the Borrower (or the successor to the Borrower as a result of such merger, consolidation or amalgamation) ceasing to be a domestic Wholly Owned Subsidiary of Holdings and (B) the Organizational Documents of the surviving person shall be substantially similar to those of the Borrower as in effect prior to such merger or consolidation with such changes as are not adverse in any material respect to the interests of the Lenders, (iv) if a Restricted Subsidiary that is a Subsidiary Guarantor is a party to such merger, consolidation or amalgamation (and the Borrower is not a party thereto) (x) the surviving person shall expressly assume the obligations about the respective Subsidiary Guarantor under the Loan Documents to which it is a party pursuant to a supplement in form reasonably acceptable to the Administrative Agent (including with respect to satisfaction of customary “know your customer” requirements (including the Patriot Act)), and (y) Holdings shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger, consolidation or amalgamation and such supplement to the respective Loan Documents preserves with respect to such Subsidiary Guarantor the enforceability of the Loan Documents to which its party (subject to customary assumptions, qualifications and exceptions); provided that in the case of this clause (iv), such merger, consolidation or amalgamation shall not result in the respective Subsidiary Guarantor (or the successor to such Subsidiary Guarantor as the result of such merger, consolidation or amalgamation) ceasing to be a Wholly Owned Domestic Subsidiary of Holdings, (v) if a Restricted Subsidiary that is not a Loan Party is a party to such merger, consolidation or amalgamation (and the Borrower is not a party thereto), a Restricted Subsidiary shall be the continuing or surviving Person thereof) and (vi) after giving effect to any transactions permitted pursuant to this clause (c) there shall be no material impairment of the Guarantees or the security interests of the Collateral Agent in any material portion of the Collateral (including, without limitation, as a result of the establishment of any entities which are not Guarantors and which own assets which were previously Collateral but no longer constitute same) in each case as reasonably determined by the Administrative Agent based on information furnished to it by the Borrower;
(d)any Restricted Subsidiary of the Borrower may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such liquidation or dissolution or change to its legal form is in the best interests of the Borrower and is not adverse to the Lenders in any material respect; provided that (i) if a Subsidiary Guarantor liquidates or dissolves in accordance with this Section 8.03(d), all or substantially all of its assets shall be transferred to, or otherwise assumed by, the Borrower or another Subsidiary Guarantor, (ii) if a Restricted Subsidiary that is not a Subsidiary Guarantor liquidates or dissolves in accordance with this Section 8.03(d), all or substantially all of its assets shall be transferred to, or otherwise assumed by, the Borrower or a Restricted Subsidiary of the Borrower and (iii) in the case of a liquidation or dissolution of a Subsidiary Guarantor, no Event of Default shall have occurred and be continuing at such time;
(e)any merger, dissolution or liquidation not involving the Borrower or Holdings may be effected for the purposes of effecting a Disposition permitted by Section 8.04;
(f)in connection with a Permitted Acquisition, any Loan Party or any Restricted Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that in the case of any such merger or consolidation to which any Loan Party is a party, such Loan Party is the surviving Person unless such merger or consolidation would otherwise be permitted pursuant to clause (a) above;
(g)the merger or consolidation of Holdings or any of its Restricted Subsidiaries for the sole purpose, and with the sole material effect, of changing its state of organization within the United

States (or, in the case of a Foreign Subsidiary, outside the United States if such entity’s jurisdiction was outside the United States); provided, however, that (i) in the case of any merger or consolidation involving the Borrower or a Subsidiary Guarantor, the Borrower or a Subsidiary Guarantor shall be the surviving Person and (ii) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation; and
(h)any Foreign Subsidiary, Immaterial Subsidiary or FSHCO that is not a Loan Party may merge into any joint venture, Foreign Subsidiary or Immaterial Subsidiary that is not a Loan Party.

Section 8.04    Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of Holdings, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:
(a)the Disposition of obsolete, surplus, uneconomical, worn out or damaged property in the ordinary course of business and Dispositions in the ordinary course of business of property or, in the reasonable business judgment of a Loan Party, no longer used in the conduct of the business of the Borrower and the other Restricted Subsidiaries (including allowing any registrations or patents or any applications for registration or patent applications of any immaterial Intellectual Property to lapse or go abandoned);
(b)the Disposition of inventory in the ordinary course of business;
(c)Dispositions permitted under Section 8.03;
(d)the sale or issuance of common Capital Stock of any Restricted Subsidiary of the Borrower to the Borrower or any other Restricted Subsidiary of the Borrower (provided that in the case of such issuance of common Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, Capital Stock of such Restricted Subsidiary may be also issued to other owners thereof to the extent such issuance is not dilutive to the ownership of the Loan Parties), and the sale or issuance of the Borrower’s common Capital Stock to Holdings;
(e)the use, sale, exchange or other disposition of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(f)the non-exclusive licensing or sublicensing of patents, trademarks, copyrights, and other Intellectual Property rights in the ordinary course of business (including ordinary course non-royalty based licenses and perpetual licenses);
(g)Dispositions which are required by court order or regulatory decree or otherwise required or compelled by regulatory authorities;
(h)licenses, sublicenses, space leases, leases or subleases with respect to any real or personal property or assets granted to third Persons in the ordinary course of business; provided that either (i) the same do not in any material respect interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or materially detract from the use or value of the relative assets of the Borrower and its Restricted Subsidiaries, taken as a whole, or (ii) such transaction is at arm’s length;
(i)Dispositions to, between or among the Borrower and any Subsidiary Guarantors and Dispositions by Holdings and Intermediate Holdings to the Borrower or any Subsidiary Guarantor;
(j)Dispositions (x) between or among any Restricted Subsidiary that is not a Subsidiary Guarantor and any other Restricted Subsidiary or joint venture that is not a Subsidiary Guarantor, (y) by a Restricted Subsidiary that is not a Subsidiary Guarantor to the Borrower or any other Subsidiary Guarantor, or (z) by any Loan Party to a Restricted Subsidiary and/or joint venture that is not a Loan Party so long as, in the case of the foregoing clause (z), the fair market value of all Dispositions pursuant hereto, does not exceed $5,000,000 in the aggregate during the term of this Agreement and no Event of Default shall have occurred and be continuing or otherwise result therefrom;

(k)the compromise, settlement or write‑off of accounts receivable or sale of accounts receivable for collection (i) in the ordinary course of business, (ii) for purposes of compromise in bankruptcy or in connection with disputed accounts or (iii) acquired in connection with a Permitted Acquisition consistent with prudent business practice;
(l)Dispositions constituting (i) Investments permitted under Section 8.06 (including Section 8.06(d)), (ii) Restricted Payments permitted under Section 8.05 and (iii) Liens permitted under Section 8.02;
(m)(i) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset or (ii) a Disposition consisting of or subsequent to a total loss or constructive total loss of property;
(n)Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property;
(o)the unwinding of any Swap Agreement;
(p)[reserved];
(q)Dispositions of Investments in joint ventures to the extent required by, or pursuant to, customary buy/sell arrangements between the applicable joint venture party as set forth in the joint venture arrangements or similar binding agreements among such joint venture party;
(r)Dispositions of other property; provided that (A) no Event of Default shall have occurred and be continuing or would otherwise result therefrom, (B) such Disposition or series of related Dispositions pursuant to this clause (r) shall not constitute a Disposition of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, (C) the Net Cash Proceeds of such Disposition shall be applied in accordance with Section 4.02(c), (D) with respect to any single Disposition or a series of related Dispositions for an aggregate consideration in excess of $3,750,000, not less than 75% of the consideration payable to the Borrower and its Restricted Subsidiaries in connection with such Disposition is in the form of cash or Cash Equivalents; provided that, for the purposes of this clause (D), the following shall be deemed to be cash: (x) any liabilities that are not Indebtedness (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations under the Loan Documents, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, the Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (y) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the consummation of the applicable Disposition; and (z) any Designated Non‑Cash Consideration in respect of such Disposition having an aggregate fair market value, taken together with the Designated Non‑Cash Consideration in respect of all other Dispositions, not in excess of $5,000,000 (with the fair market value of each item of Designated Non‑Cash Consideration being measured as of the time received), (E) the consideration payable to the Borrower and its Restricted Subsidiaries in connection with any such Disposition is equal to the fair market value of such property (as determined by the Borrower in good faith) and (F) concurrently with the consummation of such Disposition, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate executed by such Authorized Officer certifying as to the accuracy of the foregoing conditions;
(s)any exchange of property of the Borrower or any Restricted Subsidiary (other than Capital Stock or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of property by the Borrower or any Restricted Subsidiary (other than Capital Stock or other Investments) for property (other than Capital Stock or other Investments) of another person; provided that (a) such property is useful to the business of the Borrower or such Restricted Subsidiary, (b) the Borrower or such Restricted Subsidiary shall receive reasonably equivalent or greater market value for such property (as reasonably determined by the Borrower in good faith) and (c) such property will be received by the Borrower or such Restricted Subsidiary substantially concurrently with its delivery of property to be exchanged;
(t)[reserved];
(u)sales or Dispositions constituting Non-Core Asset Sales of assets acquired in connection with an Investment permitted hereunder (including any acquisition consummated prior to the Original Closing Date (or, with respect to the Second Acquired Business, prior to the Restatement Effective Date);
(v)as long as no Event of Default then exists or would immediately arise therefrom, Dispositions of non-core Real Property that is not currently used in the operations of the business or the continued ownership of which the Borrower has determined in its good faith business judgment would not be commercially reasonable to retain (or Dispositions of any Person or Persons created to hold such Real Property or the Capital Stock in such Person or Persons), including leasing or subleasing transactions, Sale Leaseback Transactions, Synthetic Lease Obligation transactions and other similar transactions involving any such Real Property pursuant to leases on market terms;
(w)(i) cancellations or Dispositions of any Indebtedness owed (i) to a Loan Party by another Loan Party, (ii) to any other Subsidiary and/or joint venture that is not a Loan Party by any other Restricted Subsidiary and/or joint venture that is not a Loan Party or (iii) to a Subsidiary that is not a Loan Party by a Loan Party; provided that after giving effect to such Disposition, such Indebtedness would otherwise be permitted under Section 8.01 and (ii) so long as no Event of Default then exists, cancellations of Indebtedness owed to a Loan Party by another Loan Party or any other Restricted Subsidiary and/or joint venture that is not a Subsidiary;
(x)Disposition of property with respect to an insurance claim from damage to such property where the insurance company provides a Loan Party or its Restricted Subsidiary the value of such property (minus any deductibles and fees) in cash or with replacement property in exchange for such property;
(y)Dispositions of property no longer used or useful in the business of the Loan Parties (as determined in the good faith business judgment of such Loan Party) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds (to the extent needed to do so) of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(z)[reserved];
(aa)any grant of an option to purchase, lease or acquire property, so long as the Disposition resulting from the exercise of such option would otherwise be permitted hereunder;
bb.[reserved];
cc.Dispositions of Intellectual Property that is not required to be preserved or renewed pursuant to Section 7.05(a)(ii);
dd.Dispositions in connection with the settlement of claims or disputes and the settlement, release or surrender of tort or other litigation claims; and
ee.other Dispositions in an amount not to exceed per disposition or series of related dispositions the greater of $10,000,000 and 10% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period.

Section 8.05    Restricted Payments. Declare or pay any dividend or distribution on any Capital Stock of Holdings or its Restricted Subsidiaries, whether now or hereafter outstanding, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of Holdings or its Restricted

Subsidiaries, whether now or hereafter outstanding, or pay any management or similar fees to the Sponsor or any holders of the Capital Stock of Holdings or any of their respective Affiliates, or make any other distribution in respect of any Capital Stock of Holdings or its Restricted Subsidiaries, either directly or indirectly, whether in cash or property or in obligations of Holdings or its Restricted Subsidiaries (collectively, “Restricted Payments”), except that:
(a)any Wholly Owned Subsidiary (which is a Restricted Subsidiary) of the Borrower may make Restricted Payments (other than issuances of Disqualified Capital Stock) to Holdings, the Borrower or any other Restricted Subsidiary and any non‑Wholly Owned Subsidiary may make Restricted Payments (other than issuances of Disqualified Capital Stock) ratably to the holders of such non‑Wholly Owned Subsidiary’s Capital Stock;
(b)so long as (x) no Event of Default shall have occurred and be continuing or would otherwise result therefrom and (y) other than with respect to the use of the portion of the Available Amount attributable to clause (c) of the definition thereof, the Total Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 2.17:1.00, the Borrower may make Restricted Payments to Holdings to permit Holdings to make, and Holdings may make, cash Restricted Payments to holders of Capital Stock of Holdings with the proceeds of such cash Restricted Payment; provided, that the aggregate amount of Restricted Payments by the Borrower to Holdings under this Section 8.05(b) shall not at any time exceed the Available Amount at such time;
(c)cashless exercises of options and warrants shall be permitted;
(d)the Borrower may make cash Restricted Payments to Holdings to permit Holdings to make, and Holdings may make Restricted Payments or make distributions to any Parent Company thereof to permit such Parent Company, and the subsequent use of such payments by such Parent Company, to repurchase, redeem or otherwise acquire for value Qualified Capital Stock of Holdings or such Parent Company held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holdings or its Restricted Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service; provided that (x) the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any Fiscal Year, $10,000,000 (with unused amounts in any Fiscal Year being carried over to the next succeeding Fiscal Year subject to a maximum of $10,000,000) and (y) the only consideration paid by Holdings in respect of such redemptions or purchase shall be cash; provided, further, that such amount in any Fiscal Year may be increased by any amount not to exceed, without duplication, (x) the aggregate amount of loans made by Holdings and any of its Restricted Subsidiaries pursuant to Section 8.06(h) that are repaid in connection with such purchase, redemption or other acquisition of such Capital Stock of such direct parent, plus (y) to the extent Not Otherwise Applied, the amount of any Net Cash Proceeds received by or contributed to the Borrower from the issuance and sale after the Original Closing Date of Qualified Capital Stock of Holdings (or such direct parent) to officers, directors or employees of Holdings or its Restricted Subsidiaries that have not been used to make any such repurchases, redemptions or payments under this clause (d), plus (z) the net cash proceeds of any “key‑man” life insurance policies of Holdings or its Restricted Subsidiaries that have not been used to make any repurchases, redemptions or payments under this clause (d);
(e)(i) Holdings and its Restricted Subsidiaries may reimburse and indemnify the Sponsor or any of its Affiliates for the out‑of‑pocket costs and expenses incurred by the Sponsor and its Affiliates in connection with the Transactions or any Permitted Acquisition, Investment permitted under Section 8.06 or any other debt or equity issuance by Holdings or any of its Restricted Subsidiaries (whether or not successful) and (ii) Holdings and its Restricted Subsidiaries may pay the out‑of‑pocket costs and expenses incurred by the Sponsor and its Affiliates in connection with its provision of management, consulting, advisory and similar services to Holdings and its Restricted Subsidiaries and other out-of-pocket costs and expenses of the Sponsor and its Affiliates relating to the ownership of Holdings;
(f)Restricted Payments constituting cash dividends of Holdings may be made pursuant to this Section 8.05 within sixty days after date of declaration of any such Restricted Payment if such Restricted Payment was permitted on the date of declaration thereof (irrespective of whether a Default or an Event of Default exists, so long as no Event of Default was occurring and continuing on the date of such declaration);
(g)the Borrower and its Subsidiaries may make Restricted Payments to, or make loans to, Holdings or any direct or indirect parent thereof in amounts required for Holdings or such direct or indirect parent (or, where such person is a partnership or disregarded entity for applicable income Tax purposes, its direct or indirect owners) to pay (and Holdings may pay Restricted Payments, or make loans, in respect of amounts relating to any such person to pay), in each case, without duplication:
(i)franchise or similar taxes and other fees, taxes and expenses required to maintain Holdings’ or any Parent Company’s corporate or other entity existence;
(ii)income and similar taxes attributable to Holdings, the Borrower and each Restricted Subsidiary that are not payable directly by Holdings, the Borrower or such Restricted Subsidiary, as applicable, which amount shall not exceed the amount of such taxes that Holdings, the Borrower and each Restricted Subsidiary would have been required to pay if they were a stand-alone consolidated, combined, unitary or similar tax group (“Tax Group”) with Holdings as the corporate common parent of such stand-alone Tax Group; provided that any such payments that are attributable to the taxable income of any Unrestricted Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Unrestricted Subsidiary to the Borrower or any Restricted Subsidiary for the purpose of paying such taxes;
(iii)salary, bonus and other benefits payable to officers and employees of Holdings or any Parent Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;
(iv)general corporate operating and overhead costs and expenses of Holdings or any Parent Company (including, without limitation, expenses for legal, administrative and accounting services provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries; and
(v)other taxes, liabilities, costs or expenses incurred by Holdings in connection with prepayments made pursuant to Section 4.02(j);
(h)the Loan Parties and their Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in Capital Stock (other than Disqualified Capital Stock);
(i)the Borrower may make Restricted Payments the proceeds of which are applied to the purchase or other acquisition by Holdings or an Affiliate of Holdings that is not a Restricted Subsidiary of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Capital Stock in a Person; provided that if such purchase or other acquisition had been made by the Borrower, it would have constituted a Permitted Acquisition (after giving effect to clause (B) of the further proviso below) permitted to be made pursuant to Section 8.06(e); provided further that (A) such Restricted Payment shall be made concurrently with the consummation of such purchase or other acquisition and (B) Holdings or such Affiliate of Holdings shall, contemporaneously with the consummation thereof, cause (1) all property acquired (whether assets or Capital Stock) and any liabilities assumed (which liabilities shall otherwise be permitted hereunder) to be contributed to the Borrower or any Restricted Subsidiary of the Borrower that is a Loan Party or (2) the merger (to the extent permitted in Section 8.03) into the Borrower or any Restricted Subsidiary of the Borrower that is a Loan Party of the Person formed or acquired in order to consummate such purchase or other acquisition (provided that the Borrower or such Restricted Subsidiary that is a Loan Party shall be the continuing or surviving entity of any such merger with the Borrower);
(j)the Borrower may pay cash dividends to Holdings to permit Holdings to pay, and Holdings may pay, (i) cash in lieu of fractional shares in connection with any dividend, split or combination of the Capital Stock of Holdings and (ii) cash in lieu of fractional shares in connection with any conversion request by a holder of convertible Indebtedness to the extent such conversion is permitted under this Agreement;
(k)Restricted Payments permitted by Section 8.07(c);
(l)so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, additional Restricted Payments the aggregate amount of which shall not at any time exceed the greater of $15,000,000 and 11% of Consolidated EBITDA tested on a Pro Forma Basis for the most recently completed Measurement Period minus the amount which Borrower may, from time to time, elect to be re-allocated to the making of Investments pursuant to Section 8.06(w) or restricted debt payments pursuant to Section 8.07(d)(iii);
(m)the Loan Parties and each Restricted Subsidiary may make Restricted Payments consisting of Dispositions permitted by Section 8.04 of the type described, and subject to the limitations contained, in the definition thereof;
(n)the Loan Parties and each Restricted Subsidiary may make Restricted Payments to Holdings or any Subsidiary thereof for payments to satisfy their obligations to pay taxes and other required amounts pursuant to any tax sharing agreements among the Loan Parties and their Subsidiaries or in respect of their joint ventures to the extent such taxes and required amounts are attributable to the ownership or operations of the Loan Parties and their Restricted Subsidiaries or their joint ventures; provided that such taxes and amounts shall be determined by reference to applicable tax laws and on an arm’s length basis;
(o)so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 1.17:1.00, the Borrower may make Restricted Payments to Holdings to permit Holdings to make, and Holdings may make, cash Restricted Payments to holders of Capital Stock of Holdings with the proceeds of such cash Restricted Payment; and
(p)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Holdings, the Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and Cash Equivalents).

Section 8.06    Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of any Person (excluding, in the case of Holdings and its Restricted Subsidiaries, their parent companies and their subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or purchase or otherwise acquire (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (all of the foregoing, “Investments”), except:
(a)accounts receivable or notes receivable arising from extensions of trade credit granted in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(b)Investments in cash and Cash Equivalents (or Investments that were Cash Equivalents when made, so long as Holdings and its Restricted Subsidiaries shall use commercially reasonable efforts to convert such Investments to Investments in cash or Cash Equivalents);
(c)loans and advances to employees, officers and directors of Holdings and its Restricted Subsidiaries (i) in the ordinary course of business for business related travel expenses, moving expenses and other similar expenses and (ii) in the ordinary course of business in an aggregate amount for Holdings and its Restricted Subsidiaries not to exceed $2,500,000 at any one time outstanding;
(d)Investments by the Borrower and Subsidiary Guarantors in any Restricted Subsidiary that is not a Loan Party; provided that, at the time of any such Investment, the aggregate amount of such Investment plus the aggregate amount of all other Investments pursuant to this clause (d) (determined without regard to write‑downs or write‑offs thereof and, in the case of Investments in the form of non‑cash assets, taking the fair market value of such assets) shall not exceed the greater of $20,000,000 and 15% of Consolidated EBITDA tested on a Pro Forma Basis for the most recently completed Measurement Period plus amounts invested pursuant to this clause (d) the proceeds of which are solely used to make a Permitted Acquisition or other Investment otherwise permitted hereunder;
(e)(i) Acquisitions by the Borrower or any Restricted Subsidiary of the Borrower (including any Permitted Acquisition consummated pursuant to Section 8.05(i), each a “Permitted Acquisition”); provided (x) no Event of Default shall have occurred and be continuing immediately before and immediately after giving pro forma effect to such acquisition (provided that with respect to any Limited Condition Acquisition, absence of a continuing Event of Default shall be tested only on the LCA Test Date), (y) the acquired Person, company or business shall be in compliance with the provisions of Section 8.12 and (z) upon consummation of such Permitted Acquisition, the acquired Person and its Subsidiaries shall become Subsidiary Guarantors, to the extent required by and subject to the limitations of Section 7.08 and (ii) earnest money deposits made in connection with any letter of intent or purchase agreement entered into in connection with any Permitted Acquisition;
(f)(i) Investments in the Borrower or any Person that is a Subsidiary Guarantor or any newly created Restricted Subsidiary which becomes a Subsidiary Guarantor at the time of such Investment, (ii) Investments by any Loan Party and its Restricted Subsidiaries in their respective Subsidiaries and/or joint ventures outstanding on the Original Closing Date (or, with respect to any Loan Party and/or Restricted Subsidiaries acquired pursuant to the Restatement Effective Date Acquisition, Investments outstanding on the Restatement Effective Date), (iii) additional Investments by any Loan Party and its Restricted Subsidiaries in Loan Parties (other than Holdings) and (iv) additional Investments by Restricted Subsidiaries of the Loan Parties that are not Subsidiary Guarantors in any Loan Party or any Restricted Subsidiary and/or joint ventures that are not Subsidiary Guarantors;
(g)Investments by any Restricted Subsidiaries that are Non-Guarantor Subsidiaries or Foreign Subsidiaries in any other Restricted Subsidiaries that are Non-Guarantor Subsidiaries or Foreign Subsidiaries;
(h)(i) loans and advances to employees, officers and directors of Holdings and any of its Restricted Subsidiaries to the extent used to acquire Qualified Capital Stock of Holdings and to the extent such transactions are cashless and (ii) advances of payroll payments to employees in the ordinary course of business;
(i)Investments in the ordinary course of business consisting of prepaid expenses and endorsements of negotiable instruments for collection or deposit;
(j)Investments (including debt obligations and Capital Stock) received in settlement of amounts due to the Borrower and its Restricted Subsidiaries effected in the ordinary course of business or owing to the Borrower and its Restricted Subsidiaries as a result of insolvency or reorganization proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of the Borrower and its Restricted Subsidiaries or disputes with customers and suppliers;
(k)Investments in existence on the Original Closing Date and described in Schedule 8.06(k), together with any Investments outstanding on the Restatement Effective Date of the Second Acquired Business and listed on the supplement to Schedule 8.06(k) pursuant to the Restatement Agreement and any modification, renewal or extension or reinvestment thereof, but not any increase in the amount thereof unless otherwise permitted hereunder;
(l)Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower or consolidates or merges with the Borrower or its Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
(m)Investments paid for with consideration which consists solely of Capital Stock of Holdings or any Parent Company (other than Disqualified Capital Stock);
(n)unsecured guarantees by Holdings, the Borrower or any other Loan Party of the obligations of the Borrower or any of its Restricted Subsidiaries of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;
(o)guarantees permitted by this Agreement;
(p)Investments resulting from the receipt of non‑cash consideration received in connection with Dispositions permitted by Section 8.04;
(q)so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, the Borrower and its Restricted Subsidiaries may make Investments in an amount not to exceed the Available Amount at the time of such Investment;
(r)advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(s)Investments in respect of prepaid expenses or lease, utility and other similar deposits in the ordinary course of business;
(t)Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or sublicenses or leases of Intellectual Property in the ordinary course of business;
(u)de minimis Investments made in connection with the incorporation or formation of any newly created Restricted Subsidiary; provided that any amounts in excess of such de minimis amount Invested in any such Restricted Subsidiary must be permitted under Section 8.06 other than under this clause (u);
(v)Investments consisting of Swap Agreements permitted under Section 8.01(j);
(w)in addition to Investments otherwise permitted by this Section 8.06, Investments by the Borrower and its Restricted Subsidiaries; provided that, at the time of any such Investment, the aggregate amount of such Investment outstanding plus the aggregate amount of all other Investments outstanding pursuant to this clause (w) (determined without regard to write‑downs or write‑offs thereof and, in the case of Investments in the form of non‑cash assets, taking the fair market value of such assets at the time of such Investment) shall not exceed the sum of (i) the greater of $40,000,000 and 40% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period plus (ii) the aggregate total of all other amounts available as a Restricted Payment under Section 8.05(l) and amounts available for restricted debt payments under Section 8.07(d)(iii), which the Borrower may, from time to time, elect to re-allocate to the making of Investments pursuant to this Section 8.06(w);

(x)Investments by the Borrower or any Restricted Subsidiary in any Restricted Subsidiary that is not a Loan Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that result in the proceeds of the initial Investment (in the same form of such initial Investment) being invested in one or more Loan Parties (other than Investment in the Capital Stock of such Loan Party);
(y)any Investments in a Restricted Subsidiary that is not a Loan Party or in a joint venture that is not a Restricted Subsidiary, in each case to the extent such Investment is substantially contemporaneously returned in the same form as such original Investment pursuant to a dividend or other distribution from such Restricted Subsidiary or joint venture;
(z)Investments constituting Restricted Payments permitted pursuant to Section 8.05(g) and (h);
(aa)Investments in the form of loans or advances to any Restricted Subsidiary of a Loan Party to the extent such loan or advance is otherwise permitted hereunder and does not exceed cash returned to the Loan Parties (through repatriation or otherwise) at the time such loan or advance is made so long as any promissory note received by a non‑Loan Party in connection therewith is subordinated on terms acceptable to the Administrative Agent in its reasonable discretion (it being agreed that the terms of the Intercompany Note shall be acceptable);
(ab)Investments consisting of the conversion of any licensing agreement into a joint venture;
(ac)to the extent constituting an Investment, acquisitions of inventory in the ordinary course of business;
(ad)Investments consisting of re-organizations and other activities related to tax planning and re-organization, so long as, after giving effect thereto, the Lien of the Collateral Agent in the Collateral (taken as a whole) and the Guarantees (taken as a whole) are not impaired except to a de minimis extent;
(ae)to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;
(af)purchases of Term Loans by Holdings or any of its Restricted Subsidiaries pursuant to Section 12.04 or to the extent not otherwise prohibited hereunder, acquisitions of any other Indebtedness of Holdings or any of its Restricted Subsidiaries by Holdings or any of its Restricted Subsidiaries;
(ag)Investments constituting the Transactions (including the Initial Acquisitions); and
(ah)so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Net Leverage Ratio, on a Pro Forma Basis shall not exceed 1.42:1.00, the Borrower and its Restricted Subsidiaries may make additional Investments.

For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 8.06 (other than Section 8.06(e)(i)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investments are consummated in reliance on Section 8.06(e)(i).
Section 8.07    Payments and Modifications of Certain Debt Instruments; Modification to Organizational Documents.

(a)Make any optional prepayment, repayment or redemption with respect to any Junior Indebtedness, except (i) to the extent of any Declined Proceeds applied in compliance with Section 4.02(h)), (ii) payments of regularly scheduled interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Indebtedness, other than payments in respect of any Junior Indebtedness prohibited by the subordination provisions thereof, (iii) the conversion or exchange of any such Indebtedness to Capital Stock (other than Disqualified Capital Stock) of Holdings or any Parent Company, or to the extent made with the concurrent use of proceeds from the issuance of Qualified Capital Stock of Holdings after the Original Closing Date or contributions to the equity capital of Holdings (other than, in each case, any Specified Equity Contribution), (iv) repayment of intercompany Indebtedness permitted to be Incurred under Section 8.01(f) or permitted to be cancelled under Section 8.04, so long as no Event of Default has occurred and is continuing or would result therefrom, and (v) in the case of any Subordinated Indebtedness, in accordance with the subordination terms thereof or the applicable subordination agreement relating thereto; provided that such Indebtedness may be Refinanced with the proceeds of a Permitted Refinancing permitted by Section 8.01.
(b)[reserved].
(c)Notwithstanding anything to the contrary herein, (i) redemptions of preferred Capital Stock of Holdings or any Parent Company otherwise prohibited hereunder shall be permitted in an aggregate amount not to exceed $35,000,000 so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) the Total Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 1.67:1.00 and (ii) scheduled quarterly dividends in cash in accordance with the Certificate of Designations of Series A Preferred Stock of Holdings dated as of March 26, 2018 shall be permitted.
(d)Notwithstanding anything to the contrary herein, optional or mandatory prepayments, repayments or redemptions otherwise prohibited under Section 8.07(a) shall be permitted (i) in an aggregate amount equal to the Available Amount at the time thereof so long as (x) no Event of Default shall have occurred and be continuing or would immediately result therefrom, and (y) other than with respect to the use of the portion of the Available Amount attributable to clause (c) of the definition thereof, the Total Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 2.17:1.00, (ii) in an unlimited amount so long as (x) no Event of Default shall have occurred and be continuing or would immediately result therefrom, and (y) the Total Net Leverage Ratio, on a Pro Forma Basis, shall not exceed 1.17:1.00 and (iii) in an amount not to exceed the greater of $20,000,000 and 15% of Consolidated EBITDA on a Pro Forma Basis for the most recently completed Measurement Period plus the aggregate total of all other amounts available as a Restricted Payment under Section 8.05(l) which the Borrower may, from time to time, elect to reallocate to the making of restricted debt payments pursuant to this Section 8.07(d)(iii) less the amount which Borrower may, from time to time, elect to be re-allocated to the making of Investments pursuant to Section 8.06(w), so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom.
(e)[reserved].
(f)Amend, modify or change any Organizational Documents of Holdings or any of its Restricted Subsidiaries, unless such amendment, modification, change or other action contemplated by this clause (f) could not reasonably be expected to be materially adverse to the interests of the Lenders (as determined by the Borrower).

Section 8.08    Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction or contract (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees) with or for the benefit of any Affiliate of any Loan Party (each an “Affiliate Transaction”), except: (a) transactions between or among Holdings and its Restricted Subsidiaries not otherwise prohibited hereunder, (b) transactions that are on terms and conditions not less favorable to Holdings or such Restricted Subsidiary as would be obtainable by Holdings or such Restricted Subsidiary at the time in a comparable arm’s‑length transaction from unrelated third parties that are not Affiliates, (c) any Restricted Payment permitted by Section 8.05, (d) fees and compensation (including severance), benefits and incentive arrangements (including pursuant to stock option and other employee benefit plans) paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of Holdings, the Borrower or any Subsidiary in the ordinary course of business, (e) the issuance or sale of any Capital Stock of Holdings (and the exercise of any options, warrants or other rights to acquire Capital Stock of Holdings) or any contribution to the capital of Holdings, (f) the Transactions and the payment of fees and expenses in connection with the consummation of the Transactions to the extent permitted under Section 8.05(e), (g) [reserved], (h) Investments in the Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and its Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 8.06, (i) transactions between the Borrower and any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Holdings (or any Parent Company), the Borrower or any Restricted Subsidiary, (j) the issuance of Capital Stock by Holdings to the Sponsor or any of its Affiliates (other than to any Subsidiary of Holdings) or any Parent Company, or to any director, officer, employee or consultant thereof, (k) advances for commissions, travel and other similar purposes in the ordinary course of business to directors, officers and employees, (l) transactions otherwise permitted hereunder, (m) Intellectual Property licensing or sublicensing arrangements otherwise permitted hereunder, (n) payments to satisfy their obligations to pay taxes and other required amounts pursuant to any tax sharing agreements among the Loan Parties and their Subsidiaries to the extent such taxes and other required amounts are attributable to the ownership or operations of the Loan Parties and their Subsidiaries, provided that such taxes and amounts shall be determined by reference to applicable tax laws and on an arm’s length basis, (o) licenses or sublicenses of any trademarks, trade names and business systems or other Intellectual Property between the Loan Parties and their Affiliates in the ordinary course of business and consistent with the practices in place on the Original Closing Date (or, with respect to the Second Acquired Business, on the Restatement Effective Date); (p) arrangements of the type or nature set forth on Schedule 8.08 so long as consistent with the business practices of the Borrower and its Subsidiaries as in place on the Original Closing Date (or, with respect to Subsidiaries acquired pursuant to the Restatement Effective Date Acquisition, on the Restatement Effective Date); (q) transactions pursuant to provisions of the Loan Documents with the Sponsor and its Affiliates (including Affiliated Investment Funds) (in each case, in their respective capacities as Lenders); and (r) transactions between or among Holdings or its Restricted Subsidiaries, on the one hand, and Unrestricted Subsidiaries, on the other hand, where Holdings or the Restricted Subsidiary is receiving the more favorable terms.

Section 8.09    Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless the Sale Leaseback Transaction is not prohibited by Sections 8.01, 8.04 and 8.11.

Section 8.10    Changes in Fiscal Periods. Permit the Fiscal Year of Holdings to end on a day other than December 31st.

Section 8.11    Negative Pledge Clauses; Clauses Restricting Subsidiary Distributions.

(a)Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of Holdings or any Restricted Subsidiary to incur any Lien upon any of the Collateral, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to the extent required thereby to which it is a party other than (a) this Agreement, the other Loan Documents, any document related to any Permitted Incremental Equivalent Debt and any document related to a Permitted Refinancing of the Loans or such Permitted Incremental Equivalent Debt, (b) any agreements evidencing or governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement (including with respect to Indebtedness) in effect at the time any Person becomes a Restricted Subsidiary of the Borrower; provided, that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Borrower (or the assets of a Restricted Subsidiary of the Borrower) pending such sale; provided, such restrictions and conditions apply only to the Restricted Subsidiary of the Borrower that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) [reserved], (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness permitted under Section 8.01 of any Restricted Subsidiaries that are Foreign Subsidiaries or Non‑Guarantor Subsidiaries; provided that such restrictions are only with respect to the assets of any Restricted Subsidiaries that are Foreign Subsidiaries or Non‑Guarantor Subsidiaries, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (i) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of the business of the Borrower and its Restricted Subsidiaries, (j) customary restrictions and conditions contained in agreements relating to the Disposition of property or assets or Capital Stock permitted hereunder by a Loan Party or a Restricted Subsidiary of a Loan Party pending such Disposition, provided such restrictions and conditions apply only to the property or assets of the Loan Party or the Restricted Subsidiary of a Loan Party that are to be Disposed and such Disposition is permitted hereunder, (k) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (l) customary restrictions in any Indebtedness permitted under Section 8.01(v) and (aa), (m) any negative pledge incurred or provided in favor of any holder of any secured Indebtedness permitted hereunder, (n) customary anti‑assignment provisions in licenses and other contracts restricting the sublicensing or assignment thereof or in contracts for the Disposition of any assets or any Subsidiary of a Loan Party, provided that the restrictions in any such contract shall apply only to the assets or Subsidiary of a Loan Party that is to be Disposed of, (o) provisions in leases of real property that prohibit mortgages or pledges of the lessee’s interest under such lease or restricting subletting or assignment of such lease, (p) any encumbrance or restriction contained in any agreement of a Person acquired in an Investment permitted hereunder, which encumbrance or restriction was in existence at the time of such Investment (but not created in contemplation thereof) and which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the property and assets of the Person so acquired, (q) pursuant to Contractual Obligations that (y) exist on the Original Closing Date (or, with respect to the Second Acquired Business, on the Restatement Effective Date) and (z) to the extent Contractual Obligations permitted by preceding clause (y) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any Permitted Refinancing thereof so long as such Permitted Refinancing does not expand the scope of such Contractual Obligation, (r) pursuant to Indebtedness of any Restricted Subsidiary of Holdings that is not a Loan Party that is permitted by Section 8.01, (s) restrictions in connection with cash or other deposits permitted under Section 8.02, and (t) restrictions imposed by any agreement governing Indebtedness entered into after the Original Closing Date and permitted under Section 8.01 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any other Restricted Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder.

(b)Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or repay or prepay any Indebtedness owed to, the Borrower or any other Restricted Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Restricted Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary so long as such sale is permitted hereunder, (iii) customary restrictions on the assignment of leases, contracts and licenses entered into in the ordinary course of business, (iv) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Borrower; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, (v) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (vi) agreements governing Indebtedness outstanding on the Original Closing Date and/or the Restatement Effective Date and listed on Schedule 8.01(i) and any Permitted Refinancings thereof, (vii) Liens permitted by Section 8.02 that limit the right of the Borrower or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens, (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the date of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired, (x) restrictions under agreements evidencing or governing Indebtedness of any Restricted Subsidiaries that are Foreign Subsidiaries or Non‑Guarantor Subsidiaries permitted under Section 8.01; provided that such restrictions are only with respect to assets of any Restricted Subsidiaries that are Foreign Subsidiaries or Non‑Guarantor Subsidiaries, (xi) restrictions under agreements evidencing or governing Indebtedness permitted under Section 8.01(d), (e), (g), (q) or (v), (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of the business of the Borrower and its Restricted Subsidiaries, (xiii) customary provisions in joint venture agreements or other similar agreements applicable to joint ventures and applicable solely to such joint venture or its Capital Stock, in each case, entered into in the ordinary course of business, (xiv) any restrictions regarding licenses or sublicenses by the Borrower and the other Restricted Subsidiaries of trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other Intellectual Property rights in the ordinary course of business (in which case such restriction shall relate only to such right to Intellectual Property pursuant to such license or sublicense) and (xv) restrictions of the type otherwise described in sub-clauses (a) through (c) above, contained in agreements governing Indebtedness entered into after the Original Closing Date so long as such restrictions meet the requirements contained in sub-clause (t) of Section 8.11(a).

Section 8.12    Lines of Business. (a) With respect to the Borrower and each of its Restricted Subsidiaries, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Original Closing Date (or, with respect to Subsidiaries acquired pursuant to the Restatement Effective Date Acquisition, on the Restatement Effective Date) or that are reasonably related, similar, ancillary, complementary or incidental thereto or reasonable extensions thereof, (b) with respect to Intermediate Holdings, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Capital Stock in the Borrower and other Subsidiaries, (ii) maintaining its corporate or other entity existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies consisting of the Borrower and its Restricted Subsidiaries, (iv) the performance of obligations under the Loan Documents or documents evidencing any other Indebtedness or other obligations Intermediate Holdings is otherwise permitted to incur hereunder, (v) making and receiving Restricted Payments, (vi) establishing and maintaining bank accounts, (vii) entering into employment agreements and other customary arrangements with officers and directors and performing the activities contemplated thereby, (viii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock, (ix) the providing of indemnification to officers, managers and directors, (x) taking any other action expressly permitted to be undertaken by Intermediate Holdings under the Loan Documents or documents evidencing any other Indebtedness or other obligations Intermediate Holdings is otherwise permitted to incur hereunder (including pursuant to Section 8.06(n)), (xi) purchasing Qualified Capital Stock of its Subsidiaries, (xii) the making of loans to officers, directors and employees in exchange for its Qualified Capital Stock purchased by such officers, directors and employees pursuant to Section 8.06(h)(i) and the acceptance of notes relating thereto and (xiii) any activities incidental to the foregoing and (c) with respect to Holdings, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Capital Stock in Intermediate Holdings and other Subsidiaries, (ii) maintaining its corporate or other entity existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies consisting of Intermediate Holdings and its Restricted Subsidiaries, (iv) the performance of obligations under the Loan Documents or documents evidencing any other Indebtedness or other obligations Holdings is otherwise permitted to incur hereunder, (v) making and receiving Restricted Payments, (vi) establishing and maintaining bank accounts, (vii) entering into employment agreements and other customary arrangements with officers and directors and performing the activities contemplated thereby, (viii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock, (ix) the providing of indemnification to officers, managers and directors, (x) taking any other action expressly permitted to be undertaken by Holdings under the Loan Documents or documents evidencing any other Indebtedness or other obligations Holdings is otherwise permitted to incur hereunder (including pursuant to Section 8.06(n)), (xi) purchasing Qualified Capital Stock of its Subsidiaries, (xii) the making of loans to officers, directors and employees in exchange for its Qualified Capital Stock purchased by such officers, directors and employees pursuant to Section 8.06(h)(i) and the acceptance of notes relating thereto and (xiii) any activities incidental to the foregoing.

Section 8.13    Financial Covenant. Permit the First Lien Net Leverage Ratio, as of the last day of any consecutive four Fiscal Quarter period to be greater than (a) prior to the Fiscal Quarter ending December 31, 2020, 3.50:1.00 and (b) from and after the Fiscal Quarter ending December 31, 2020, 2.25:1.00; provided that this covenant shall only be tested on the last day of each Fiscal Quarter beginning with the first full Fiscal Quarter ending after the Original Closing Date.

Section 8.14    Prohibition on Division/Series Transactions. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Section 8 or any other provision in this Agreement or any other Loan Document, (a) no Loan Party shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (b) none of the provisions in this Section 8 nor any other provision in this Agreement nor any other Loan Document shall be deemed to permit any Division/Series Transaction, in the case of each of preceding clauses (a) and/or (b), without the prior written consent of Administrative Agent and the Lenders obtained in compliance with Section 12.12.

ARTICLE IX
GUARANTEE

Section 9.01    The Guarantee. Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Loans made by the Lenders to the Borrower, and (ii) the Notes held by each Lender of the Borrower and (2) all other Obligations from time to time owing to the Secured Parties by the Loan Parties (such obligations being herein called the “Guaranteed Obligations”; provided that Guaranteed Obligations shall exclude all Excluded Swap Obligations). Each Guarantor hereby jointly and severally agrees that, if the Borrower shall fail to pay in full in cash when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding any provision hereof or in any other Loan Document to the contrary, in the event that any Guarantor is not an “eligible contract participant” as such term is defined in Section 1(a)(18) of the Commodity Exchange Act, as amended at the time (i) any transaction is entered into under a Secured Swap Agreement or (ii) such Guarantor becomes a Guarantor hereunder, the Guaranteed Obligations of such Guarantor shall not include (x) in the case of clause (i) above, such transaction and (y) in the case of clause (ii) above, any transactions under Secured Swap Agreements as of such date.

Section 9.02    Obligations Unconditional. The obligations of the Guarantors under Section 9.01 shall constitute a guarantee of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Guarantor, as applicable (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(c)the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)any Lien or security interest granted to, or in favor of any Lender or the Collateral Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(e)the release of any other Guarantor pursuant to Section 9.08, or otherwise.

Each of the Guarantors hereby expressly waives (to the fullest extent permitted by Requirements of Law) diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each of the Guarantors waives (to the fullest extent permitted by Requirements of Law) any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this guarantee made under Section 9.01 (this “Guarantee”) or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the applicable Lenders, and their respective successors and permitted assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 9.03    Reinstatement. The obligations of the Guarantors under Section 9.01 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 9.04    No Subrogation. Each Guarantor hereby agrees that until the Termination Date it shall subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation, right of contribution or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

Section 9.05    Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Article X (and shall be deemed to have become automatically due and payable in the circumstances provided in Article X) for purposes of Section 9.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Article X provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 9.01.

Section 9.06    Continuing Guarantee. The Guarantee made by the Guarantors in Section 9.01 is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

Section 9.07    General Limitation on Guaranteed Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 9.01, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 9.09) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

The Guarantors confirm that it is the intention that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to the obligations set forth herein.

Section 9.08    Release of Subsidiary Guarantors and Pledges.

(a)A Subsidiary Guarantor shall be automatically released from its obligations hereunder in the event that (i) all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise Disposed of to a Person other than Holdings or any of its Restricted Subsidiaries in a transaction permitted by Section 8.03 or 8.04, (ii) so long as no Event of Default then exists or would result therefrom, upon the designation of a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 7.11 or (iii) upon the designation of a Subsidiary Guarantor as an Immaterial Subsidiary. In addition, each Guarantor shall be automatically released from its obligations hereunder (including the Guaranteed Obligations) on the Termination Date. In connection with any such release of a Guarantor, the Collateral Agent shall promptly execute and deliver to such Guarantor, at such Guarantor’s expense, all UCC termination statements and other documents that such Guarantor shall reasonably request to evidence such release.
(b)If (x) any voting Capital Stock issued by any Excluded Foreign Subsidiary described in clause (i) of the definition of “Excluded Foreign Subsidiary” is redeemed by such Excluded Foreign Subsidiary, (y) the Borrower provides written notice to the Administrative Agent that the Borrower has determined in accordance with clause (i) of the definition of “Excluded Foreign Subsidiary” that a Subsidiary has become an Excluded Foreign Subsidiary described in such clause (i), or (z) the Borrower provides written notice to the Administrative Agent that a Foreign Subsidiary or a FSHCO has ceased to be an Excluded Foreign Subsidiary described in clause (i) of the definition of “Excluded Foreign Subsidiary” and has become an Excluded Foreign Subsidiary described in clause (ii) or (iii) of the definition of “Excluded Foreign Subsidiary”, then such shares of the relevant issuer shall be automatically and without further action released from the security interests created by the Security Agreement so that the shares of voting Capital Stock of such Subsidiary subject to the security interests created by the Security Agreement shall not include more than 65% of the total outstanding voting

Capital Stock of any Excluded Foreign Subsidiary described in clause (i) of the definition of “Excluded Foreign Subsidiary” or at any time include any shares of Capital Stock of any Excluded Foreign Subsidiary described in clause (ii) or clause (iii) of the definition of “Excluded Foreign Subsidiary” and any certificates representing such released Capital Stock shall be returned to the applicable grantor.

Section 9.09    Right of Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guarantee, the right of contribution of each Subsidiary Guarantor against each other Subsidiary Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Guarantor to be revised and restated as of each date on which a payment is made on the Guaranteed Obligations under this Guarantee. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have made payments in respect of the Guaranteed Obligations that, in the aggregate, exceed such Subsidiary Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Guarantors (such excess, the “Aggregate Excess Amount”), each such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its Contribution Percentage of the aggregate payments made by all Subsidiary Guarantors (the “Aggregate Deficit Amount”) on the date of such payment, in an amount equal to (x) a fraction, the numerator of which is the Aggregate Excess Amount paid by such Subsidiary Guarantor and the denominator of which is the Aggregate Excess Amount paid by all Subsidiary Guarantors, multiplied by (y) the Aggregate Deficit Amount. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 9.04. The provisions of this Section 9.09 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, Collateral Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, Collateral Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder; provided, that no Subsidiary Guarantor may take any action to enforce such right until the Termination Date, it being expressly recognized and agreed by all parties hereto that any Subsidiary Guarantor’s right of contribution arising under this Section 9.09 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Obligations and any other obligations owing under this Guarantee. As used in this Section 9.09: (i) each Subsidiary Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) Adjusted Net Worth (as defined below) of such Subsidiary Guarantor by (y) the aggregate Adjusted Net Worth of all Subsidiary Guarantors; (ii) the “Adjusted Net Worth” of each Subsidiary Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Guarantor and (y) zero; and (iii) the “Net Worth” of each Subsidiary Guarantor shall mean the amount by which the fair saleable value of such Subsidiary Guarantor’s assets on the date of any payment by such Subsidiary Guarantor exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guarantee) on such date. Notwithstanding anything to the contrary contained above, any Subsidiary Guarantor that is released from this Guarantee pursuant to Section 9.08 hereof (or otherwise in connection with an exercise of remedies by, or at the direction of, the relevant Secured Parties) shall thereafter have no contribution obligations, or rights, pursuant to this Section 9.09, and at the time of any such release, if the released Subsidiary Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Subsidiary Guarantors shall be recalculated on the respective date of releases (as otherwise provided above) based on the payments made hereunder by the remaining Subsidiary Guarantors.

Section 9.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.10, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 9.10 constitute, and this Section 9.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 9.11    Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantors.

ARTICLE X
EVENTS OF DEFAULT

Section 10.01    Events of Default. An “Event of Default” shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, an “Event of Default”):
(a)the Borrower shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof; or (ii) any amount payable to the Issuing Bank in reimbursement of any drawing under a Letter of Credit (including any requirement to deposit Cash Collateral in connection therewith); or (iii) the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or
(b)any representation or warranty made or deemed made by Holdings or its Restricted Subsidiaries herein or in any other Loan Document or that is contained in any certificate, document or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect (without duplication of any materiality qualifiers set forth therein) on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or
(c)any Loan Party shall fail to observe or perform any agreement contained in Section 7.04(i) (as it applies to the Borrower), Section 7.07(a) or Article 8; provided, that an Event of Default under Section 8.13 is subject to a cure pursuant to Section 10.04; or
(d)any Loan Party shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 10.01), and such default shall continue unremedied for a period of 30 days after the earlier of the date on which the Administrative Agent, the Collateral Agent or the Required Lenders give written notice thereof to the Borrower; or
(e)Holdings or any of its Restricted Subsidiaries shall default (after giving effect to all applicable grace and notice periods) (i) in making any payment of any principal or interest of any Material Indebtedness (including any Guarantee Obligation in respect of Material Indebtedness, but excluding the Loans) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, in each case, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Material Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (determined without regard to whether any notice is required) such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Material Indebtedness constituting a Guarantee Obligation) to become payable or (y) cause (determined without regard to whether any notice is required) Holdings or any of its Restricted Subsidiaries to purchase or redeem or make an offer to purchase or redeem such Material Indebtedness prior to its stated maturity; provided that the foregoing shall not apply to secured Indebtedness that becomes due as a result of (x) the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition or (y) a casualty or condemnation event; provided, further, that this clause (e) shall not apply to the extent there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement, or any similar term in such Swap Agreement) resulting from any Termination Event (as defined in such Swap Agreement, or any similar term in such Swap Agreement) under such Swap Agreement as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as defined in such Swap Agreement, or any similar term in such Swap Agreement) (other than with respect to Termination Events or equivalent events pursuant to the terms of such Swap Agreements that are not the result of any default or breach thereunder by any Loan Party or any Restricted Subsidiary) unless the Swap Termination Value owed by the Loan Party or such Restricted Subsidiary as a result thereof is greater than $20,000,000; or
(f)(i) Holdings, the Borrower or any Material Restricted Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any Material Restricted Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any Material Restricted Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any Material Restricted Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any Material Restricted Subsidiary shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any Material Restricted Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)(i) an ERISA Event occurs with respect to a Single Employer Plan or Multiemployer Plan or (ii) the Borrower or any Commonly Controlled Entity fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; and in each case in clauses (i) and (ii) above, such event or condition, together with all other such events or conditions, if any, has had, or could reasonably be expected to have, a Material Adverse Effect; or
(h)one or more judgments or decrees shall be entered against Holdings, the Borrower or any Material Restricted Subsidiary involving in the aggregate a liability (not paid or covered by (i) insurance as to which the relevant reputable and solvent insurance company has been notified of the claim and has not denied coverage in writing or (ii) any third party indemnities from a credit worthy indemnitor as to which the relevant third party has been notified of the claim and has not denied coverage in writing) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)any material provision of any Security Document or any other Loan Document shall cease, for any reason, to be in full force and effect, other than pursuant to the terms hereof or thereof, or as a result of acts or omissions of Administrative Agent, Collateral Agent, Lenders, their Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates (each, a “Related Party”) or any Lien created by any such Security Document or any such Loan Document shall cease to be enforceable and of the same effect and priority purported to be created thereby (subject to any Intercreditor Agreement then in effect) with respect to any material portion of the Collateral, other than pursuant to the terms hereof or thereof, or as a result of acts or omissions of the Administrative Agent, Collateral Agent, the Lenders or any of their Related Parties, or any Loan Party or any of their Subsidiaries shall so assert in writing; or
(j)the Guarantee contained in Section 9.01 shall cease, for any reason, to be in full force and effect, other than (x) as provided for in Section 9.08, (y) pursuant to the terms hereof or thereof, or (z) as a result of acts or omissions of Administrative Agent, Collateral Agent, the Lenders or any of their Related Parties, or any Loan Party or any of their Subsidiaries shall so assert in writing; or
(k)(i) any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any documentation governing Subordinated Indebtedness in excess of $20,000,000 or (ii) the subordination provisions set forth in any documentation governing Subordinated Indebtedness in excess of $20,000,000 shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such Subordinated Indebtedness, if applicable, in each case, other than pursuant to the terms hereof or thereof, or as a result of acts or omissions of the Administrative Agent, Collateral Agent or any of their Related Parties; or
(l)a Change of Control shall occur.

Section 10.02    Action in Event of Default. (a) Upon any Event of Default specified in Section 10.01(f), the Commitments and the obligation of the Issuing Bank to issue any Letter of Credit shall immediately terminate automatically, the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable and the obligation of the Borrower to Cash Collateralize the Letters of Credit as aforesaid shall automatically become effective, and (b) if any other Event of Default under Section 10.01 occurs, then the Administrative Agent, at the request of the Required Lenders, shall take any or all of the following actions: (i) by notice to the Borrower, declare the commitment of each Lender to make Loans and the obligation of the Issuing Bank to issue any Letter of Credit to be terminated, whereupon such commitments and obligation shall be terminated; provided that no such notice shall be required if an Event of Default pursuant to Section 10.01(f) is continuing, (ii) by notice to the Borrower, declare the unpaid principal amount of all outstanding Loans (with accrued and unpaid interest thereon) and all other Obligations owing under this Agreement, and the other Loan Documents, together with an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit will have presented, or will be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and all other related Obligations owing under this Agreement and the other Loan Documents) to be immediately due and payable; provided that no such notice shall be required if an Event of Default pursuant to Section 10.01(f) is continuing, (iii) by notice to the Borrower, the Borrower will immediately comply with the provisions of Section 2.01(f) with respect to the deposit of Cash Collateral, (iv) direct the Collateral Agent to enforce (and the Collateral Agent shall enforce) all Liens and security interests created pursuant to the Security Documents, (v) enforce any Guarantee and (vi) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law. Presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower; provided, that after an Event of Default has occurred and is continuing, the Administrative Agent or Collateral Agent, as applicable, shall provide notice to the Borrower of any proposed exercise of remedies or other enforcement action with respect to Capital Stock constituting Collateral, including, without limitation, voting rights, not less than two Business Days’ prior to the taking of any such action; provided that no such notice shall be required if an Event of Default pursuant to Section 10.01(f) is continuing. Notwithstanding anything to the contrary contained herein, any Event of Default under this Agreement or similarly defined term under any other Loan Document, other than any Event of Default which cannot be waived without the written consent of each Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action or omitting to take any action) or have ceased to exist and the Borrower is in compliance with this Agreement and/or such other Loan Document.

Section 10.03    Application of Proceeds.

(a)Subject to any Intercreditor Agreement then in effect, the Collateral Agent shall upon any exercise of remedies hereunder or under any Security Document apply the proceeds of any collection or sale of Collateral, together with all other moneys, in each case received by the Administrative Agent, the Revolving Agent, the Collateral Agent or Issuing Bank hereunder (or, to the extent any Security Document executed by a Loan Party requires proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement), including any Collateral consisting of cash, in the following order of priority:
(i)first, to all amounts owing to the Collateral Agent, the Revolving Agent or the Administrative Agent pursuant to any of the Loan Documents in its capacity as such in respect of (x) the preservation of Collateral or its security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents;
(ii)second, to the extent proceeds remain after the application pursuant to preceding clause (i), to all other amounts owing to the Administrative Agent, the Revolving Agent, Collateral Agent or Issuing Bank pursuant to any of the Loan Documents in its capacity as such;
(iii)third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the other outstanding Loans and Obligations, in each case then due and payable (in each case, other than, for the avoidance of doubt, contingent indemnification or reimbursement obligations to the extent no claim giving rise thereto has been asserted) shall be paid to the Secured Parties as provided in clause (d) below, with each secured party receiving an amount equal to its outstanding Obligations as described above or, if the proceeds are insufficient to pay in full all such Obligations, its pro rata share of the amount remaining to be distributed; and
(iv)fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the payment in full in cash of all Obligations, to the relevant Loan Party, their successors and assigns, or as a court of competent jurisdiction may otherwise direct.
(b)If any payment to any Secured Party pursuant to this Section 10.03 of its pro rata share of any distribution would result in overpayment to such Secured Party, such excess amount shall instead be distributed in respect of the unpaid Obligations of the other Secured Parties, with each Secured Party whose Obligations have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Obligations of such Secured Party and the denominator of which is the unpaid Obligations of all Secured Parties entitled to such distribution.
(c)Subject to the terms of any Intercreditor Agreement, all payments required to be made hereunder shall be made (x) if to Secured Parties (other than Secured Parties in respect of payments of Obligations under Secured Swap Agreement or Secured Cash Management Obligations), to the Administrative Agent for the account of such Secured Parties, (y) if to Secured Parties in respect of payments of Obligations under Secured Swap Agreements, to the trustee, paying agent or other similar representative (each, a “Payee Representative”) for such Secured Parties or, in the absence of such a Payee Representative, directly to such Secured Parties and (z) if to the Secured Parties in respect of payments of Secured Cash Management Obligations, directly to such Secured Parties.
(d)For purposes of applying payments received in accordance with this Section 10.03, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent, (ii) the Revolving Agent, (iii) the Issuing Bank, (iv) the Payee Representative or, in the absence of such a Payee Representative, upon the applicable Secured Parties in respect of payments of Obligations under Secured Swap Agreements and (v) the applicable Secured Parties in respect of payments of Secured Cash Management Obligations for a determination (which the Administrative Agent and each other Secured Party agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations of the Loan Parties owed to the Secured Parties.

(e)Subject to the other limitations (if any) set forth herein and in the other Loan Documents, it is understood that the Loan Parties shall remain liable (as and to the extent set forth in the Loan Documents) to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations of the Loan Parties.
(f)It is understood and agreed by each Loan Party and each Secured Party that the Collateral Agent shall have no liability for any determinations made by it in this Section 10.03.

Section 10.04    Right to Cure.

(a)Notwithstanding anything to the contrary contained in Section 10.01, in the event of any Default or Event of Default under the covenant set forth in Section 8.13, until the expiration of the fifteenth (15th) day after the date on which the financial statements are required to be delivered pursuant to Section 7.01(a) or (b), as applicable, with respect to any Fiscal Quarter hereunder (the “Cure Period”), Holdings may issue equity (provided such equity issuance does not result in a Change of Control and constitutes common equity or Qualified Capital Stock) and contribute the Net Cash Proceeds received therefrom to the capital of the Borrower as cash common equity (a “Specified Equity Contribution”)) in order to remedy any Event of Default that has occurred with respect to Section 8.13 for such Fiscal Quarter. Upon such Specified Equity Contribution in accordance with the immediately preceding sentence, the amount of the proceeds thereof shall, solely for the purposes (and subject to the limitations) hereinafter described in this Section 10.04, increase Consolidated EBITDA with respect to such applicable Fiscal Quarter (and any subsequent period of four consecutive Fiscal Quarters that includes such Fiscal Quarter) and if, after giving effect to such increase in Consolidated EBITDA, Holdings shall then be in compliance with the requirements of Section 8.13, Holdings shall be deemed to have satisfied the requirements set forth therein as of the relevant four Fiscal Quarter period with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default that had occurred shall be deemed cured for purposes of this Agreement; provided that such Net Cash Proceeds (i) are actually received by the Borrower (through a capital contribution of such proceeds by Holdings to the Borrower) no later than 15 days after the date on which financial statements are required to be delivered with respect to such Fiscal Quarter hereunder and (ii) do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) such Event of Default under Section 8.13 for such period. The parties hereto acknowledge that a given Specified Equity Contribution may not be counted as having been made in more than one Fiscal Quarter. The parties hereby acknowledge that this Section 10.04(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 8.13 and shall not be included for purposes of determining pricing, fees or any financial ratio-based conditions (including, without limitation, compliance with any covenant or condition other than Section 8.13 itself which requires a determination of whether the financial covenant in Section 8.13 is satisfied, whether or not same would otherwise be applicable) or any baskets with respect to the covenants or conditions contained in this Agreement. There shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution (including by way of netting) for purposes of determining compliance with Section 8.13 in the Fiscal Quarter for which a Specified Equity Contribution is made; provided that such Specified Equity Contribution may reduce Indebtedness in a subsequent Fiscal Quarter.
(b)In each period of four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no cure set forth in Section 10.04(a) is made. In addition, any reduction in Indebtedness (or increase in cash for netting purposes) with the proceeds of any Specified Equity Contribution made pursuant to this Section 10.04 shall be ignored for purposes of determining compliance with the covenant set forth in Section 8.13, except for determinations, including increases in cash for netting purposes, made pursuant to Section 8.13 for Fiscal Quarters after the respective Fiscal Quarter for which such Event of Default is remediated by such Specified Equity Contribution.
(c)There shall be no more than five cures under Section 10.04(a) from the Original Closing Date through the Latest Maturity Date.
(d)If notice has been delivered to the Administrative Agent of a Specified Equity Contribution (such notice to be delivered on or prior to the date on which the applicable financial statements are required to be delivered and containing reasonable detail on the terms and conditions of the Specified Equity Contribution), then from the last day of the Fiscal Quarter related to such cure notice until the required date for receipt of the Specified Equity Contribution, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 8.13 for which such cure notice was delivered unless the 15 day period set forth in clause (a) above has expired without the Specified Equity Contribution having been received. None of the Administrative Agent, the Collateral Agent or any Lender shall exercise any of the remedial rights otherwise available to it upon an Event of Default, including the right to accelerate the Loans or to foreclose on the Collateral solely on the basis of an Event of Default having occurred as a result of a violation of Section 8.13, unless the Specified Equity Contribution is not made on or before the expiration of the Cure Period.

ARTICLE XI
ADMINISTRATIVE AGENT AND REVOLVING AGENT

Section 11.01    Appointment. (a) The Lenders (which term includes each Issuing Bank for purposes of this Article XI) hereby irrevocably designate and appoint Jefferies as Administrative Agent and (b) the Revolving Lenders (which term includes each Issuing Bank for purposes of this Article XI) hereby irrevocably designate and appoint KeyBank as Revolving Agent (for purposes of Article XI and XII, the term “Administrative Agent” also shall include Jefferies in its capacity as Collateral Agent pursuant to the Security Documents, and shall be deemed to include any Auction Manager appointed pursuant to this Agreement), in each case, to act as specified herein and in the other Loan Documents. Each (a) Lender hereby irrevocably authorizes, and each holder of any applicable Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and (b) Revolving Lender hereby irrevocably authorizes, and each holder of any applicable Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Revolving Agent, in each case, to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of, as applicable, the Administrative Agent or the Revolving Agent by the terms hereof and thereof and such other powers as are reasonably incidental or related thereto. The Administrative Agent and the Revolving Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

Section 11.02    Nature of Duties.

(a)The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, (x) unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision) or (y) at the written direction of the Required Lenders. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.
(b)The Revolving Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Revolving Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, (x) unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision) or (y) at the written direction of the Required Revolving Lenders. The duties of the Revolving Agent shall be mechanical and administrative in nature; the Revolving Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Revolving Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.
(c)Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, the Lead Arrangers are named as such for recognition purposes only, and in their capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arrangers shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent and Revolving Agent as, and to the extent, provided for under Section 11.06 and 12.01. Without limitation of the foregoing, the Lead Arrangers shall not, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship or other implied relationship in respect of any Lender or any other Person.

Section 11.03    Lack of Reliance on the Administrative Agent.

(a)Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default, and shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Loan Parties or any of their Subsidiaries that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
(b)Each Revolving Lender expressly acknowledges that neither the Revolving Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Revolving Agent hereinafter taken, including any review of the affairs of the Loan Parties and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Revolving Agent to any Revolving Lender. Each Revolving Lender represents to the Revolving Agent that it has, independently and without reliance upon the Revolving Agent or any other Revolving Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Independently and without reliance upon the Revolving Agent, each Revolving Lender and the holder of each Revolving Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Revolving Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Revolving Lender or the holder of any Revolving Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. The Revolving Agent shall not be responsible to any Revolving Lender or the holder of any Revolving Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of Holdings or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default, and shall not have any duty or responsibility to provide any Revolving Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of Holdings, the Loan Parties or any of their Subsidiaries that may come into the possession of the Revolving Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
(c)Neither the Administrative Agent nor the Revolving Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lender. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Revolving Agent shall ý(x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 11.04    Certain Rights of the Administrative Agent and the Revolving Agent.

(a)If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lenders, Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Commitments. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.
(b)If the Revolving Agent requests instructions from the Required Revolving Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Revolving Agent shall be entitled to refrain from such act or taking such action unless and until the Revolving Agent shall have received instructions from the Required Revolving Lenders or it shall first be indemnified to its satisfaction by the Revolving Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Revolving Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Revolving Lenders, Required Revolving Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Revolving Lenders and all future holders of the Revolving Loans and Revolving Commitments. Without limiting the foregoing, neither any Revolving Lender nor the holder of any Revolving Note shall have any right of action whatsoever against the Revolving Agent as a result of the Revolving Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Revolving Lenders.

Section 11.05    Reliance.

(a)The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message (or other electronic communication), cablegram, radiogram, order or other document or telephone message, or other document or conversation, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may rely on the Term Loan Register and deem and treat the Term Lender specified in the Term Loan Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.
(b)The Revolving Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message (or other electronic communication), cablegram, radiogram, order or other document or telephone message, or other document or conversation, sent or made by any Person that the Revolving Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel, independent accountants and other experts selected by the Revolving Agent. The Administrative Agent and the Revolving Agent may rely on the RCF Register and deem and treat the Revolving Lender specified in the RCF Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or Revolving Agent

Section 11.06    Indemnification.

(a)To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, and without relieving the Borrower of its obligation to do so, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof), including without limitation in its capacity as Collateral Agent under the Loan Documents, and any Auction Manager appointed pursuant to this Agreement in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) on the date such indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Loans and Commitments in effect immediately prior to such date) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in any way relating to or arising out of performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision).
(b)To the extent the Revolving Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, and without relieving the Borrower of its obligation to do so, the Revolving Lenders will reimburse and indemnify the Revolving Agent (and any affiliate thereof), in proportion to their respective “percentage” as used in determining the Required Revolving Lenders (determined as if there were no Defaulting Lenders) on the date such indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Revolving Loans shall have been paid in full, ratably in accordance with their respective portions of the Revolving Loans and Revolving Commitments in effect immediately prior to such date) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Revolving Agent (or any affiliate thereof) in any way relating to or arising out of performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Revolving Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision).
(c)The Agreements in this Section 11.06 shall survive the payment of the Revolving Loans and all other amounts payable hereunder.

Section 11.07    The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, each of the Administrative Agent and the Revolving Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Required Revolving Lenders,” “Majority Lender,” “Additional Incremental Lender,” “Additional Refinancing Lender”, or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent and/or the Revolving Agent in its respective individual capacities. Each of the Administrative Agent, the Revolving Agent and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Loan Party or any Affiliate of any Loan Party (or any Person engaged in a similar business with any Loan Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party or any Affiliate of any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 11.08    Holders. The Administrative Agent and the Revolving Agent, as applicable, may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with (i) the Administrative Agent and recorded in the Term Loan Register or (ii) the Revolving Agent and recorded in the RCF Register. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

Section 11.09    Resignation by the Administrative Agent and the Revolving Agent.

(a)The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless an Event of Default under Section 10.01(f) then exists, the Borrower. The Revolving Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days’ prior written notice to the Revolving Lenders and, unless an Event of Default under Section 10.01(f) then exists, the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent or Revolving Agent, as applicable, pursuant to clauses (b) and (c) below or as otherwise provided below.
(b)Upon any such notice of resignation by the Administrative Agent or the Revolving Agent, as applicable, the Required Lenders or the Required Revolving Lenders, as applicable, shall appoint a successor Administrative Agent or Revolving Agent, as applicable, hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed; provided that the Borrower’s approval shall not be required if a Significant Event of Default shall have occurred and be continuing; provided further that the Borrower shall not unreasonably withhold its approval of any successor Administrative Agent or Revolving Agent if such successor is (i) a commercial bank with a consolidated combined capital and surplus of at least $2,500,000,000, (ii) in the case of the Administrative Agent, the Revolving Agent or (iii) in the case of the Revolving Agent, the Administrative Agent.
(c)If a successor Administrative Agent or Revolving Agent, as applicable, shall not have been so appointed within such 15 Business Day period, the Administrative Agent or the Revolving

Agent, as applicable, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed; provided that the Borrower’s consent shall not be required if a Significant Event of Default shall have occurred and be continuing; provided further, that the Borrower shall not unreasonably withhold its approval of any successor Administrative Agent or Revolving Agent, as applicable, if such successor is (i) a commercial bank with a consolidated combined capital and surplus of at least $2,500,000,000, (ii) in the case of the Administrative Agent, the Revolving Agent or (iii) in the case of the Revolving Agent, the Administrative Agent), shall then appoint a successor Administrative Agent or Revolving Agent, as applicable, who shall serve as Administrative Agent or Revolving Agent, as applicable, hereunder or thereunder until such time, if any, as the Required Lenders or Required Revolving Lenders, as applicable, appoint a successor Administrative Agent or Revolving Agent, as applicable, in accordance with clause (b) above.
(d)If no successor Administrative Agent or Revolving Agent, as applicable, has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent or Revolving Agent, as applicable, the Administrative Agent’s or Revolving Agent’s, as applicable, resignation shall become effective and all payments, communications and determinations provided to be made by, to or through the Administrative Agent or Revolving Agent, as applicable, shall instead be made by or to each applicable Lender directly, and the Required Lenders or the Required Revolving Lenders, as applicable, shall thereafter perform all the duties of the Administrative Agent or the Revolving Agent, as applicable, hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders or Required Revolving Lenders, as applicable, appoint a successor Administrative Agent or Revolving Agent, as applicable, in accordance with clause (b) above; provided that in the case of any original Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such original Collateral until such time as a successor Administrative Agent is appointed pursuant to this Section 11.09.
(e)Upon a resignation of the Administrative Agent or Revolving Agent, as applicable, pursuant to this Section 11.09, the Administrative Agent or Revolving Agent, as applicable, shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 11.09 (and the analogous provisions of the other Loan Documents) shall continue in effect for the benefit of the Administrative Agent and the Revolving Agent, as applicable, for all of its actions and inactions while serving as the Administrative Agent or Revolving Agent, as applicable.
(f)Any resignation of the Revolving Agent pursuant to this Section 11.09 shall also constitute the resignation of the Revolving Agent as Swing Line Lender and as an Issuing Bank, and any successor Revolving Agent appointed pursuant to this Section 11.09 shall, upon its acceptance of such appointment, become the successor Swing Line Lender and as an Issuing Bank for all purposes hereunder. In such event, (i) the Borrower shall prepay any outstanding Swing Line Loans made by the resigning Revolving Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Revolving Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation, (iii) the Borrower shall issue, if so requested by the successor Revolving Agent and Swing Line Lender, a new Swing Line Note to the successor Revolving Agent and Swing Line Lender, in the principal amount of the Swing Line Commitment then in effect and with other appropriate insertions and (iv) with respect to its resignation as an Issuing Bank, the financial institution resigning as the

Revolving Agent shall have all of the rights of a resigning Issuing Bank set forth in Section 2.01(f)(ix).

Section 11.10    Collateral and Intercreditor Matters.

(a)Each Lender authorizes and directs the Collateral Agent to enter into (x) the Security Documents and any Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to the Security Documents and any Intercreditor Agreement in connection with the incurrence by any Loan Party of Indebtedness pursuant to Section 8.01(d), (aa) or Permitted Incremental Equivalent Debt, as applicable, or to permit such Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by Section 8.01(d), (aa) or Permitted Incremental Equivalent Debt, as applicable) and (z) any Incremental Amendment as provided in Section 2.15, any Extension as provided in Section 2.16 and any Refinancing Amendment pursuant to Section 2.17). Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents and in the case of any Intercreditor Agreement to take all actions (and execute all documents) required or deemed advisable by it in accordance with the terms thereof. Notwithstanding anything contained in this Agreement or any Collateral or Security Documents, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral and Security Documents may be exercised solely by Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.
(b)Any Lien granted to or held by the Collateral Agent upon any Collateral shall be automatically released (i) upon the occurrence of the Termination Date, (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.04, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 12.12), (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon release of such Subsidiary Guarantor from its obligations under the Guarantee in accordance with the terms therein or (v) as otherwise may be expressly provided in the relevant Security Documents. Without further written consent or authorization from the Lenders, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by Section 8.04. The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent shall direct the Collateral Agent to, take any action reasonably requested by the Borrower to evidence such release (and, at its option, the Administrative Agent may require customary officers’ certificates from the Borrower certifying that the respective releases are permitted). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10.
(c)The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision).

Section 11.11    Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Loan Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 11.12    Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any other reason, or the Administrative Agent has paid over to the IRS applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any and all expenses incurred, unless such amounts have been indemnified by the Borrower, any Guarantor or the relevant Lender.

Section 11.13    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;
(b)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.01(a) or Section 12.10) allowed in such judicial proceeding;
(c)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.01(a) or Section 12.01. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due the Administrative Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Section 11.14    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this

Agreement and (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (a) through (g) of Part I of PTE 84-14.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)For purposes of this Section 11.14: “Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”; and “PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

ARTICLE XII
MISCELLANEOUS

Section 12.01    Payment of Expenses, etc. The Borrower hereby agrees to: (i) pay all reasonable and documented or invoiced out‑of‑pocket costs and expenses (a) of the Administrative Agent, the Revolving Agent and the Lead Arrangers (limited in the case of legal fees and expenses to the reasonable and documented or invoiced fees, disbursements and other charges of one outside counsel and, if reasonably necessary, one local counsel to the Administrative Agent, the Revolving Agent, the Lead Arrangers and Lenders (which term includes each Issuing Bank for purposes of this Article XII), taken as a whole, in any relevant material jurisdiction) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, modification, waiver or consent relating hereto or thereto, (b) of the Administrative Agent, the Revolving Agent, the Lead Arrangers and their respective Affiliates in connection with its or their syndication of the Term Facility and (c) of the Administrative Agent and the Revolving Agent and, after the occurrence and during the continuance of an Event of Default, each of the Lenders in connection with any (x) waiver of an Event of Default that has occurred and is continuing, (y) enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or (z) refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work‑out” or pursuant to any insolvency or bankruptcy proceedings (limited in the case of legal fees, in the case of each of clause (x), (y) and (z) above, to the reasonable and documented or invoiced out‑of‑pocket costs and expenses of one counsel and one local counsel in any relevant material jurisdiction (in each case, as selected by the Administrative Agent) for the Administrative Agent, the Revolving Agent, the Lead Arrangers and the Lenders and their respective Affiliates (taken as a whole) (and, if reasonably necessary, in the event of any actual or perceived conflict of interest one additional counsel for such affected Lenders (taken as a whole); (ii) [reserved]; (iii) pay and hold the Administrative Agent, the Revolving Agent, the Lead Arrangers and each of the Lenders harmless from and against any and all Other Taxes with respect to the foregoing matters and hold the Administrative Agent, the Revolving Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, the Revolving Agent or such Lender) to pay such taxes; and (iv) indemnify the Administrative Agent, the Revolving Agent, the Lead Arrangers, each Lender and each of their respective Affiliates, and their respective officers, directors, employees, advisors, and agents (each, an “Indemnified Person”) and hold each of them harmless from and against any and all liabilities, losses, damages, claims, and documented expenses (limited in the case of legal fees and expenses to the reasonable and documented or invoiced fees, disbursements and other charges of one counsel for the Indemnified Persons (taken as a whole) (and, in the case of an actual or perceived conflict of interest, one additional counsel to the affected Indemnified Persons, taken as a whole) and, if reasonably necessary, one local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent, the Revolving Agent, any Lead Arranger or any Lender is a party thereto and whether or not such claim, investigation, litigation or other proceeding is brought by or on behalf of any Loan Party, the Permitted Holders and their respective Affiliates and creditors and any other third person) related to the entering into and/or performance of this Agreement, any other Loan Document or the use of proceeds of any Loans hereunder or the consummation of the Transactions or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, (b) the actual or alleged presence of Materials of Environmental Concern in the air, surface water or groundwater or on the surface or subsurface of any Real Property (i) currently owned, leased or operated by Holdings, the Borrower or any of their Subsidiaries or (ii) formerly owned, leased, or operated by Holdings, the Borrower or any of their Subsidiaries if such presence of Materials of Environmental Concern was actually or allegedly caused by Holdings, the Borrower, or any of their Subsidiaries, (c) the generation, storage, transportation, handling or disposal of Materials of Environmental Concern by Holdings, the Borrower or any of their Subsidiaries at any location, whether or not owned, leased or operated by Holdings, the Borrower or any of their Subsidiaries, (d) the non‑compliance by Holdings, the Borrower or any of their Subsidiaries with any Environmental Law (including applicable permits issued thereunder), or (e) any related claim asserted against Holdings, the Borrower or any of their Subsidiaries or any Real Property currently owned, leased or operated by Holdings, the Borrower or any of their Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding; provided that no Indemnified Person will be indemnified for any loss, claim, damage, liability, cost or expense to the extent it has resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Affiliates, officers, directors, employees, advisors, or agents (as determined by a court of competent jurisdiction in a final and non‑appealable decision), (x) any settlement entered into by such Indemnified Person without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed) (but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnified Person in any such claim, investigation, litigation or other proceeding, such Indemnified Person will be indemnified in accordance with this Section 12.01), (y) a material breach of its obligations under this Agreement or any other Loan Document by such Indemnified Person or one of its Affiliates and their respective officers, directors, employees, advisors and agents (as determined in a final non‑appealable judgment of a court of competent jurisdiction) or (z) any dispute between and among Indemnified Persons (other than a dispute involving claims against the Administrative Agent, the Revolving Agent or the Lead Arrangers or any other agent or co‑agent (if any) (and solely in the case of a co-agent, solely in connection with its syndication of the Term Facility and Revolving Facility) that a court of competent jurisdiction has determined in a final and non‑appealable decision did not involve actions or omissions of any Affiliate of Holdings or any of its Subsidiaries. None of the Borrower, the Guarantors, the Administrative Agent, the Revolving Agent, the Lead Arrangers, any Lender, any Issuing Bank or any of their respective Affiliates or any other Indemnified Person shall be liable for any indirect, special, punitive, exemplary or consequential (including lost profits) damages in connection with this Agreement, the Transactions, the Term Facility, the Revolving Facility or the use of proceeds therefrom; provided that nothing contained in this sentence shall limit the indemnity and reimbursement obligations set forth in this Section 12.01 of any Loan Party. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Revolving Agent, any Issuing Bank or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. For clarity, the term “Administrative Agent” as used in this Section 12.01 shall include the Administrative Agent acting in its capacity as Collateral Agent under the Loan Documents and any Auction Manager appointed pursuant to this Agreement. To the full extent permitted by applicable law, each of the Borrower, the Guarantors, the Administrative Agent, the Revolving Agent, the Lead Arrangers, any Lender, or any of their respective Affiliates or any other Indemnified Person shall not assert, and hereby waives, any claim against any Indemnified Person or any other Person party hereto or their respective Affiliates, on any theory of liability, for special, indirect, consequential (including lost profits), exemplary, punitive or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such Indemnified Person results from such Indemnified Person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non‑appealable decision).

No Loan Party, Permitted Holder nor any of their respective Affiliates will, without the prior consent of the relevant Indemnified Person, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any proceeding in respect of which indemnification may be sought pursuant to this Section 12.01 (irrespective of whether such Indemnified Person is party thereto) unless such settlement, compromise, consent or termination (a) includes an unconditional release of each relevant Indemnified Person from all liability arising out of or directly and indirectly relating thereto and (b) does not include a statement as to the admission, fault or culpability or failure to act by such Indemnified Person.
Section 12.02    Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Revolving Agent, each Issuing Bank and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, the Revolving Agent, such Issuing Bank or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, the Revolving Agent, such Issuing Bank or such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of the Loan Parties to the Administrative Agent, the Revolving Agent, such Issuing Bank or such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.04, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document. To the extent permitted by law, each Participant also shall be entitled to the benefits of this Section 12.02 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.06(b) as though it were a Lender.

Section 12.03    Notices.

(a)Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication or other electronic communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Loan Party, at its address specified on Schedule II or in the other relevant Loan Documents; if to any Lender, at its address specified on Schedule II or on the applicable Assignment and Assumption; and if to the Administrative Agent or the Revolving Agent, at its Notice Office; or, as to any Loan Party, the Administrative Agent or the Revolving Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower, the Administrative Agent and, in the case of any Revolving Lender, the Revolving Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, e-mailed or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent, the Revolving Agent and the Borrower shall not be effective until received by the Administrative Agent, the Revolving Agent or the Borrower, as the case may be.
(b)Notices and other communications to the Lenders and the other Secured Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II and Article IV unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Revolving Agent, Holdings and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 12.04    Benefit of Agreement; Assignments; Participations. (a) (i) Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Issuing Bank and each affected Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).
Subject to the conditions set forth in paragraphs (a)(ii), (a)(iii) and (a)(iv) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) of:
(A)the Borrower, provided that, except with respect to consents regarding any Disqualified Lender, such consent shall be deemed to have been given if the Borrower has not responded within ten Business Days after written request by the Administrative Agent or the respective assigning Lender, provided, further, that no consent of the Borrower shall be required (x) in the case of any Lender, for an assignment of any Loan or any Commitment to a Lender, an Affiliate of a Lender, or

an Approved Fund (as defined below), in each case, that is not a Disqualified Lender or (y) if a Significant Event of Default has occurred and is continuing, any other Eligible Assignee; provided, however, the consent of the Borrower shall not be required in connection with any assignment during the primary syndication of the Loans to the extent the list of potential Lenders has already been identified by the Lead Arrangers in consultation with the Borrower;
(B)the Administrative Agent, except with respect to an assignment of any Loan or any Commitment (i) to an Approved Fund, (ii) in the case of any Lender, to another Lender or an Affiliate of a Lender, (iii) to a Permitted Auction Purchaser in accordance with paragraph (a)(iii) below or (iv) to an Affiliated Lender in accordance with paragraph (a)(iv) below; and
(C)the Revolving Agent and each Issuing Bank with respect to an assignment of any Revolving Commitments, except with respect to an assignment of Revolving Commitments to an Affiliate of an existing Revolving Lender or an Affiliate of an existing Revolving Lender;
(i)Assignment Conditions. Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Term Facility or Revolving Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and, if applicable the Revolving Agent) shall be in an amount of an integral multiple of $1,000,000 (provided that simultaneous assignments by a single Lender to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and the Borrower otherwise consent; provided, however, the consent of the Borrower shall not be required in connection with any assignment during the primary syndication of the Loans to the extent the list of potential Lenders has already been identified by the Lead Arrangers in consultation with the Borrower;
(B)the parties to each assignment shall execute and deliver to the Administrative Agent and, if applicable, the Revolving Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually);
(C)the Assignee, if it is not already a Lender hereunder, shall deliver to the Administrative Agent and, if applicable, the Revolving Agent, an administrative questionnaire and the Internal Revenue Service forms described in Section 4.04(b) (including the Non‑Bank Certificate, as applicable) and any forms described in Sections 4.04(c) and (d) (if applicable); and
(D)a $3,500 processing fee shall be paid in connection with any assignment (other than assignments (x) by or to Jefferies or KeyBank or their respective Affiliates or (y) in the case of an Assignee which is already a Lender or is an Affiliate or an Approved Fund of a Lender or a Person under common management with a Lender); provided that, for the avoidance of doubt, such processing fee shall be paid by the applicable Assignee or Lender assigning its Loans and/or Commitments and shall not be payable by Holdings, the Borrower or any of their respective Subsidiaries.
This Section 12.04(a) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Term Facilities on a non‑pro rata basis.

For the purposes of this Section 12.04, “Approved Fund” shall mean any Person (other than a natural person or a Disqualified Lender) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(ii)Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time, (a) pursuant to Dutch Auctions open to all Lenders on a pro rata basis in accordance with the terms of this Agreement (including Section 12.04) or (b) notwithstanding Article II, Section 10.03 or 12.06 or any other provision of this Agreement, open market purchases on a non pro-rata basis (“Open Market Purchase”), in each case subject to the restrictions set forth in the definition of “Eligible Assignee” and, in the case of Dutch Auctions, subject to the restrictions set forth in the definition of “Dutch Auction,” in each case, and subject to the following further limitations:
(A)no Permitted Auction Purchaser shall be required to make a representation that, as of the date of any assignment, it is not in possession of information that has not been disclosed to the Administrative Agent, the Auction Manager and Lenders and that may be material to a Lender’s decision to participate in such assignment or purchase; and each Lender participating in any assignment to Permitted Auction Purchasers acknowledges and agrees that in connection with such assignment, (1) the Permitted Auction Purchasers then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Permitted Auction Purchasers or any of their Subsidiaries or the Administrative Agent, Auction Manager or any of their respective Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Permitted Auction Purchasers or any of their Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Permitted Auction Purchasers or any of their Subsidiaries or the Administrative Agent, the Auction Manager or any of their respective Related Parties shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Permitted Auction Purchasers or any of their Subsidiaries or the Administrative Agent, the Auction Manager or any of their respective Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent, the Auction Manager or the other Lenders;
(B)each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or Open Market Purchase, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Auction Purchaser be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to such Permitted Auction Purchaser shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Auction Purchaser shall not receive information provided solely to Lenders by the Administrative Agent, the Auction Manager or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders, the Auction Manager and the Administrative Agent and their advisors; rather all Term Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including Section 12.04);
(C)at the time any Permitted Auction Purchaser is making purchases of Term Loans pursuant to a Dutch Auction or an Open Market Purchase it shall enter into an Assignment and Assumption;
(D)immediately upon the effectiveness of each Auction Purchase or such Open Market Purchase, a Cancellation (it being understood that such Cancellation shall not, except in the manner set forth in Section 4.02(c), constitute a mandatory or a voluntary repayment of Term Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Term Loans and related Obligations subject to such Auction Purchase or such Open Market Purchase for no consideration, with the effect that such Term Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and
(E)at the time of such Purchase Notice and Auction Purchase or open market purchase, in either case, by any Permitted Auction Purchaser, no Event of Default shall have occurred and be continuing or would result therefrom.
(F)no assignment of Term Loans under this Section 12.02(a)(iii) may be purchased with the proceeds of any Revolving Loan.
If any Purchaser commences any Dutch Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Dutch Auction have in fact been satisfied), and if at such time of commencement, the Purchaser reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the purchase of Loans pursuant to such Dutch Auction shall be satisfied, then such Purchaser and the Loan Parties shall have no liability to any Lender for any termination of the respective Dutch Auction as a result of the failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of the purchase of Loans pursuant to the respective Dutch Auction, and any such failure shall not result in any Event of Default hereunder. With respect to all purchases of Loans pursuant to this Section 12.04, such purchases (and the payments made by the Purchaser and the Cancellation of the purchased Loans, in each case, in connection therewith) shall not be subject to any provision hereunder that provides for the pro rata nature of payments to Lenders. Notwithstanding anything to the contrary herein, this Section 12.04(a)(iii) shall supersede any provisions in Section 12.06 to the contrary, and the Administrative Agent, the Auction Manager and the Lenders hereby consent to such Dutch Auctions, Open Market Purchases and the other transactions contemplated by this Section 12.04 (provided that no Lender shall have an obligation to participate in any such Dutch Auction or Open Market Purchase) and hereby (x) waive the requirements of any provision of this Agreement or any other Loan Document (including, without limitation, any provision that provides for the pro rata nature of payments to Lenders) that may otherwise prohibit any Dutch Auction, Open Market Purchase or any other transaction contemplated by this Section 12.04 and (y) agrees that purchases of the Loans by any Purchaser contemplated under this Section 12.04 shall not constitute Investments by the Loan Parties or their Subsidiaries.

(iii)Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans to an Affiliated Lender (including Affiliated Investment Funds) through (x) Dutch Auctions open to all Lenders on a pro rata basis or (y) open market purchases, in each case in accordance with the terms of this Agreement (including Section 12.04), subject, to the extent applicable, to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction,” in each case, and subject to the following further limitations:
(A)no Affiliated Lender shall be required to make a representation that, as of the date of any assignment, it is not in possession of information that has not been disclosed to the Administrative Agent, the Auction Manager and Lenders and that may be material to a Lender’s decision to participate in such assignment or purchase; and each Lender participating in any assignment to Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of material non-public information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, the Borrower or any of their Subsidiaries or the Administrative Agent, the Auction Manager or any of their respective Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the material non-public information, (3) none of the Affiliated Lenders or any of their Subsidiaries or Holdings, the Borrower or any of their Subsidiaries shall be required to make any representation that it is not in possession of material non-public information, (4) none of the Affiliated Lenders or any of their Subsidiaries, Holdings, the Borrower or any of their Subsidiaries or the Administrative Agent, the Auction Manager or any of their respective Related Parties shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders or any of their Subsidiaries, Holdings, the Borrower or any of its Subsidiaries or the Administrative Agent, the Auction Manager or any of their respective Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the material non-public information and (5) that the material non-public information may not be available to the Administrative Agent or the other Lenders;
(B)with respect to Restricted Affiliated Lenders only, notwithstanding anything in Section 12.12 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the requisite Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 12.12), (2) otherwise acted on any matter related to any Loan Document or (3) directed or required the Administrative Agent, the Auction Manager, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, except in the case of any Restricted Affiliated Lender Amendment, the aggregate amount of Term Loans owed to the Restricted Affiliated Lenders or Term Loan Commitments of the Restricted Affiliated Lenders shall be disregarded for purposes of calculating Required Lenders; provided, however, if the Lenders (other than the Restricted Affiliated Lenders) shall have consented to such amendment, waiver or modification or otherwise approved such action, then the Restricted Affiliated Lender shall be deemed to have affirmatively consented to such amendment, waiver, modification or other action; provided further, any amendment, waiver or modification of any Loan Document that (v) reduces the principal amount of any Term Loans or the interest rate. fees or premium, if any, applicable thereto or otherwise reduces the Obligations,

(w) increases the Term Loan Commitments of each Lender, (x) extends the dates on which any interest or principal payment would otherwise be due to a Lender, (y) requires the consent of each Lender directly and adversely affected thereby pursuant to the first proviso of Section 12.12(a) or (z) results in an adverse effect to a Restricted Affiliated Lender as compared to other Lenders (each of the foregoing clauses (x), (y) and (z) being a “Restricted Affiliated Lender Amendment”), in each case shall require the affirmative consent of each Restricted Affiliated Lender affected thereby;
(C)Restricted Affiliated Lenders shall not be entitled to receive (i) information provided solely to Lenders by the Administrative Agent, the Auction Manager or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders, the Auction Manager and the Administrative Agent and their advisors, other than the right to receive Notices of Borrowings, notices of prepayments and other administrative notices in respect of its Term Loans or Term Loan Commitments required to be delivered to Lenders pursuant to Article II and (ii) advice of counsel to the Lenders, the Auction Manager or the Administrative Agent or challenge the attorney-client privilege afforded to such Persons; provided that Affiliated Investment Funds shall not be subject to such limitation;
(D)at the time any Affiliated Lender is making purchases of Term Loans pursuant to a Dutch Auction or an open market purchase it shall enter into an Assignment and Assumption;
(E)any Term Loans acquired by an Affiliated Lender may, with the consent of the Borrower, be contributed to the Borrower (whether through any of its direct or indirect parent entities or otherwise) and exchanged for Indebtedness or Capital Stock of Holdings or any Parent Company or the Borrower that are otherwise permitted to be issued by such entity at such time, provided that any such Term Loans so contributed shall be immediately Cancelled;
(F)the aggregate principal amount of all Term Loans which may be purchased through Dutch Auctions or assigned through open market purchases shall not exceed (as calculated at the time of the consummation of any aforementioned Purchases or assignments) in the case of Restricted Affiliated Lenders and together with all other Restricted Affiliated Lenders, 25% of the aggregate principal amount of the Term Loans then outstanding and Term Loan Commitments;
(G)notwithstanding any other provision herein to the contrary, in the event that a Loan Party is the subject of a proceeding of the type described in Section 10.01(f) (such proceeding, a “Loan Party Insolvency”), each Restricted Affiliated Lender shall grant to the Administrative Agent a power of attorney, giving the Administrative Agent the right to vote each Restricted Affiliated Lender’s claims on all matters submitted to the Lenders for consent in respect of such Loan Party Insolvency, and the Administrative Agent shall approve such claims in the same proportion as the majority of Lenders (other than Restricted Affiliated Lenders) that voted on each matter submitted to such Lenders for approval; provided that (1) the foregoing shall not permit the Administrative Agent to consent to, or refrain from, giving approval in respect of a plan of reorganization pursuant to Title 11 of the Bankruptcy Code of the Loan Party that is the subject of the Loan Party Insolvency (such plan of reorganization being a “Loan Party Plan of Reorganization”), if any Restricted Affiliated Lender would, as a consequence thereof, receive treatment under such Loan Party Plan of Reorganization that, on a ratable basis, would be inferior to that of the Lenders (other than such Restricted Affiliated Lenders) holding the same Tranche of Term Loans as the affected

Restricted Affiliated Lender (such Lenders being, “Non‑Restricted Persons”) and any such Loan Party Plan of Reorganization shall require the consent of such Restricted Affiliated Lender and (2) to the extent any Non‑Restricted Person would receive superior treatment as part of any Loan Party Plan of Reorganization, as compared to any Restricted Affiliated Lender, pursuant to any investment made, or other action taken, by such Non‑Restricted Person in accordance with such Loan Party Plan of Reorganization (but excluding the Term Facility), then such Restricted Affiliated Lender’s consent shall not be required, so long as such Restricted Affiliated Lender was afforded the opportunity to ratably participate in such investment or to take such action pursuant to the Loan Party Plan of Reorganization;
(H)no assignment of Term Loans to an Affiliated Lender may be purchased with the proceeds of any Revolving Loan; and
(I)none of the Borrower, Holdings, any Subsidiaries of Holdings or any Affiliated Lender shall be required to make any representation that it is not in possession of material non-public information with respect to Holdings, Subsidiaries of Holdings or any of their respective Affiliates.
Notwithstanding anything to the contrary herein, this Section 12.04(a)(iv) shall supersede any provisions in Section 12.06 to the contrary.
(iv)Novation. Subject to acceptance and recording thereof pursuant to Section 12.04(a)(vi) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.11, 2.12, 4.04 and 12.01).
(v)Acceptance and Register. Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consents to such assignment required by this Section 12.04, (I) with respect to Term Loans and Term Loan Commitments, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Term Loan Register and (II) with respect to Revolving Loans and Revolving Commitments, the Revolving Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the RCF Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Term Loan Register or RCF Register, as applicable, as provided in this paragraph.
(a)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Revolving Agent, sell participations in respect of Loans to one or more banks or other entities (other than Holdings, Subsidiaries of Holdings, Affiliates of Holdings, a natural person, a Disqualified Lender or a Defaulting Lender (provided that the list of Disqualified Lenders shall have been made available to the Administrative Agent and the Revolving Agent and shall be made available to any Lender if requested in writing to the Administrative Agent or the Revolving Agent, as applicable (it being understood and agreed that neither the Administrative Agent nor the Revolving Agent, as applicable, shall have no responsibility for monitoring, nor any liability for maintaining or updating, the list of Disqualified Lenders)) (a “Participant”) in all or a portion of such Lender’s rights and obligations with respect thereto; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Revolving Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly and adversely affected thereby pursuant to the first proviso of Section 12.12(a)(x) and (2) directly affects such Participant. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as the non‑fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the commitment of, and the principal amounts (and stated interest) of, each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103‑1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The entries in the Participant Register shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
The Borrower agrees that (x) each Participant shall be entitled to the benefits of Section 2.11 and 2.12 (subject to the requirements of those sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(a) and (y) each Participant shall be entitled to the benefits of Section 4.04 (provided that such Participant shall be subject to the definition of Excluded Taxes and the requirements and limitations of Section 4.04, including the requirements under Sections 4.04(b), (c), and (d), as if it were a Lender (it being understood that the documentation required under Section 4.04(b) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(a); provided, in each case, that such Participant agrees to be subject to the provisions of Sections 2.13 and 2.14 as if it were a Lender that had acquired its interest by assignment pursuant to Section 12.04(a). Notwithstanding the foregoing, no Participant shall be entitled to receive any greater payment under Section 2.11 or 4.04 than the applicable participating Lender would have been entitled to receive in respect of the amount of the participation transferred by such participating Lender to such Participant had no such participation occurred, except to the extent such entitlement to receive a greater payment results from a Change in Tax Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.20.
(b)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, provided such pledge or assignment is not in violation of any Requirement of Law (but not to the Sponsor, the Borrower or any of Holdings’ or the Sponsor’s or the Borrower’s Affiliates), to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto or provide the respective pledgee or assignee any voting rights with respect to the pledged or assigned obligations.
(c)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this Section 12.04.
(d)Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.

Section 12.05    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Revolving Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any other Loan Party and the Administrative Agent, the Revolving Agent, the Collateral Agent, any Issuing Bank or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Revolving Agent, the Collateral Agent, any Issuing Bank or any Lender would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Revolving Agent, the Collateral Agent, any Issuing Bank or any Lender to any other or further action in any circumstances without notice or demand.

Section 12.06    Payments Pro Rata.

(a)Except as otherwise provided in this Agreement, the Administrative Agent and the Revolving Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, the Administrative Agent (or, with respect to the Revolving Facility, the Revolving Agent) shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata (or in accordance with the Security Documents, as applicable) based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
(b)Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Loan Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c)Notwithstanding anything to the contrary contained herein, the provisions of the preceding Section 12.06(a) and (b) shall be subject to the provisions of this Agreement which (i) require, or permit, differing payments to be made to Non‑Defaulting Lenders as opposed to Defaulting Lenders and (ii) permit disproportionate payments with respect to the Loans as, and to the extent, provided otherwise herein.

Section 12.07    Calculations; Computations.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.
(b)If at any time any change in GAAP or in the application of GAAP would affect the computation of Excess Cash Flow or any financial ratio or financial term or definition set forth in any Loan Document and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend (subject to the approval of the Required Lenders) such ratio or covenant to preserve the original intent thereof in light of such change in (or in the application of) GAAP; provided that, until so amended, (i) Excess Cash Flow and such ratio shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of Excess Cash Flow or such ratio or financial covenant made before and after giving effect to such change in (or in the application of) GAAP as is reasonably necessary to demonstrate the calculation of Excess Cash Flow and compliance (or non‑compliance) with such ratio.
(c)Notwithstanding anything to the contrary contained herein, (i) other than with respect to the delivery of financial statements pursuant to Sections 7.01(a) and (b), (x) the consolidation of the accounts of Holdings and its Restricted Subsidiaries shall not include the consolidation of the accounts of any Unrestricted Subsidiary and (y) all financial calculations, definitions and computations shall made without the inclusion of any Unrestricted Subsidiary, for such purposes deeming any Unrestricted Subsidiary as not existing at the time any determination is made with respect to such financial calculation, definition or computation, (ii) all financial statements shall be prepared, and the First Lien Net Leverage Ratio and Total Net Leverage Ratio shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof or the application of FAS 133, FAS 150 or FAS 123r (to the extent that the pronouncements in FAS 123r result in recording an equity award as a liability on the consolidated balance sheet of Holdings and its Subsidiaries in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity) and (iii) with respect to any period during which the Transactions or any Specified Transaction occurs, the calculation of the Total Net Leverage Ratio, First Lien Net Leverage Ratio, Consolidated EBITDA, Consolidated Net Income (other than with respect to Excess Cash Flow) and Consolidated Total Assets or for any other purpose hereunder, with respect to such period shall be made on a Pro Forma Basis. For the avoidance of doubt, notwithstanding any changes in GAAP after the Original Closing Date that would require lease obligations that would be treated as operating leases as of the Original Closing Date to be classified and accounted for as Capital Lease Obligations or otherwise reflected on the consolidated balance sheet of Holdings and its Subsidiaries, such obligations shall continue to be excluded from the definition of Indebtedness and Capital Lease Obligations.

(d)All computations of interest and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

Section 12.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PERSON. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE REVOLVING AGENT, THE COLLATERAL AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS, THE BORROWER OR ANY OTHER LOAN PARTY IN ANY OTHER JURISDICTION.
(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Administrative Agent and the Revolving Agent. Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.

Section 12.10    [Reserved]

Section 12.11    Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 12.12    Amendment or Waiver; etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that only the consent of the Lenders directly and adversely affected thereby (or by the Administrative Agent with the consent of all the Lenders directly and adversely affected thereby) and of the Borrower, shall be required to do any of the following:
(i)increase or extend the Commitment of such Lender (or reinstate any Commitment terminated pursuant to Section 10.02(a));
(ii)extend the Maturity Date of any Tranche of Loans or postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest (other than default interest), fees or other amounts due to the Lenders (or any of them) or Issuing Bank hereunder or under any other Loan Document (for the avoidance of doubt, mandatory prepayments may be postponed, delayed, reduced, waived or modified with the consent of the Required Lenders);
(iii)reduce the principal of, or (except as set forth in Section 2.11(f)) the rate of interest specified herein (it being agreed that a waiver or reduction of the default interest margin shall only require the consent of Required Lenders) or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, including LC Obligations; or
(iv)change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;
(v)reduce the voting thresholds in this Section 12.12 or the definition of Required Lenders or Required Revolving Lenders or any provision providing for consent or other action by all Lenders;
(vi)[Reserved].
(vii)permit the assignment by any Loan Party of its rights or obligations under this Agreement or the other Loan Documents or release Guarantors constituting all or substantially all of the value of Guarantee (in each case other than in connection with any release of any Loan Party pursuant to a transaction expressly permitted hereunder), or subordinate the Liens on or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement or the other Loan Documents;
(viii)amend or modify the assignment provisions of Section 12.04 in a manner that further restricts assignments by the Lenders thereunder;
(ix)amend or modify any provision of this Agreement in a manner that would alter the pro-rata sharing of payments reduced thereby; or
(x)amend or modify Section 10.03 (or the order of application provisions thereof);
provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment, waiver or consent described in clauses (v) and (vi) above.
(a)No amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, the Swing Line Lender or the Issuing Bank, as the case may be, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by the Administrative Agent with the consent of the Required Lenders or all the Lenders directly and adversely affected thereby, as the case may be), affect the rights or duties of Administrative Agent, the Swing Line Lender or the Issuing Bank, as applicable, under this Agreement or any other Loan Document.
(b)Notwithstanding anything to the contrary contained in this Section 12.12, (i) the Administrative Agent may amend Schedule I to reflect assignments entered into pursuant to Section 12.04, and (ii) the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional property for the benefit of the Secured Parties or join additional Persons as Loan Parties.
(c)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility which is a term loan facility or any such increase in the Term Facility to share ratably in prepayments with the Term Loans and (iii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(d)Notwithstanding anything to the contrary contained in this Section 12.12, (i) the Borrower, the Administrative Agent and each Lender agreeing to make Incremental Term Loans or Incremental Revolving Loans (or extend Commitments with respect thereto) may, in accordance with the provisions of Section 2.15, enter into an Incremental Amendment without the consent of the Required Lenders, provided that after the execution and delivery by the Borrower, the Administrative Agent and each such Lender of such Incremental Amendment, such Incremental Amendment may thereafter only be modified in accordance with the requirements of Section 12.12(a), (b) or (c), respectively, (ii) only the parties specified in Section 2.17 shall be required to effectuate a Refinancing Amendment, (iii) only parties specified in Section 2.16 shall be required to effectuate an Extension and (iv) the Borrower, the Administrative Agent and the Revolving Agent may, in accordance with the provisions of Section 7.17, enter into any Syndication Amendment without the consent of any Lender.
(e)Notwithstanding anything to the contrary contained in this Section 12.12, (x) Security Documents (including any Additional Security Documents) and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such Security Document or other document to be consistent with this Agreement and the other Loan Documents and (y) if following the Original Closing Date, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
(f)Notwithstanding the foregoing, the Collateral Agent may amend any Intercreditor Agreement (or enter into a replacement thereof), additional Security Documents and/or replacement Security Documents (including a collateral trust agreement) in connection with the Incurrence of (a) any Indebtedness permitted under Section 8.01 to provide that a Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations, (b) any Indebtedness permitted under Section 8.01 to provide that a Representative acting on behalf of the holders of such Indebtedness shall become a party thereto and shall have rights to share in the Collateral on a junior lien, subordinated basis to the Obligations and the obligations in respect of any Indebtedness described in clause (a) above and (c) the replacement and/or resignation of the Collateral Agent or other representative (including any amendments to the indemnity or other ministerial provisions of the applicable agreement) under the applicable agreement with the consent of the Borrower.
(g)If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non‑consenting Lenders whose individual consent is required are treated as described below, to (i) replace each such non‑consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only Loans of the respective non‑consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 2.14 or (ii) terminate the Commitment of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.
(h)Notwithstanding anything to the contrary contained in this Section 12.12, if at any time after the Original Closing Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower or any other relevant Loan Party shall be permitted to amend such provision. The Administrative Agent shall notify the Lenders of such amendment and such amendment shall become effective five (5) Business Days after such notification unless the Required Lenders object to such amendment in writing delivered to the Administrative Agent prior to such time.

Section 12.13    Survival. All indemnities set forth herein including, without limitation, in Section 2.11, 2.12, 4.04, 11.06, 11.12 and 12.01 and the representations and warranties set forth in Article V of this Agreement shall survive the execution, delivery and termination of this Agreement and the

Notes, or the resignation or replacement of the Administrative Agent, the Revolving Agent or the Collateral Agent or any assignment of rights by, or the replacement of, a Lender, and the making, repayment, satisfaction, or discharge of the Obligations.

Section 12.14    Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 2.11, 2.12 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes in any applicable law, treaty, government rule, regulation, guideline or order, or in the official interpretation thereof, after the date of the respective transfer).

Section 12.15    Register.

(a)The Borrower hereby designates the Administrative Agent to serve as its non‑fiduciary agent, solely for purposes of this Section 12.15(a), to maintain a register (the “Term Loan Register”) on which it will record from time to time the name and address of each Term Lender, the Term Loan Commitments, the principal amounts of the Term Loans and any other obligations under the Loan Documents, and the amounts of stated interest due thereon, owing to each Term Lender pursuant the terms hereof and any Term Note. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Term Loans or other obligations under the Loan Documents. With respect to any Term Lender, the transfer of the Term Loan Commitments of such Term Lender and the rights to the principal of, and interest on, any Term Loans and any other obligations under the Loan Documents owing to such Lender shall not be effective until such transfer is recorded on the Term Loan Register maintained by the Administrative Agent and prior to such recordation all amounts owing to the transferor with respect to such Term Loan Commitments and Term Loans and other obligations under the Loan Documents shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Term Loan Commitments, Term Loans or other obligations under the Loan Documents shall be recorded by the Administrative Agent on the Term Loan Register upon and only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 12.04. Upon such acceptance and recordation, the assignee specified therein shall be treated as a Term Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Term Loan, or as soon thereafter as practicable, the assigning or transferor Term Lender shall surrender the Term Note (if any) evidencing such Term Loan, and thereupon one or more new Term Notes in the same aggregate principal amount shall be issued to the assignee or transferee Term Lender at the request of any such Term Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.15(a) to the same extent that the Administrative Agent is otherwise indemnified pursuant to Section 12.01. The Term Loan Register is intended to cause each Term Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Term Loan Register shall be available for inspection by the Borrower and any Term Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Term Loan Register which is shared with each Term Lender (other than the Administrative Agent and its affiliates) shall be limited to the entries with respect to such Term Lender including the Term Loan Commitment of, or principal amount of and stated interest on the Term Loans owing to such Term Lender.
(b)The Borrower hereby designates the Revolving Agent to serve as its non‑fiduciary agent, solely for purposes of this Section 12.15(b), to maintain a register (the “RCF Register”) on which it will record from time to time the name and address of each Revolving Lender, the Revolving Commitments, the principal amounts of the Revolving Loans and any other obligations under the Loan Documents, and the amounts of stated interest due thereon, owing to each Revolving Lender pursuant the terms hereof and any Revolving Note. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Revolving Loans or other obligations under the Loan Documents. With respect to any Revolving Lender, the transfer of the Revolving Commitments of such Revolving Lender and the rights to the principal of, and interest on, any Revolving Loans and any other obligations under the Loan Documents owing to such Revolving Lender shall not be effective until such transfer is recorded on the RCF Register maintained by the Revolving Agent and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitments and Revolving Loans and other obligations under the Loan Documents shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitments, Revolving Loans or other obligations under the Loan Documents shall be recorded by the Revolving Agent on the RCF Register upon and only upon the acceptance by the Revolving Agent of a properly executed and delivered Assignment and Assumption pursuant to Section 12.04. Upon such acceptance and recordation, the assignee specified therein shall be treated as a Revolving Lender for all purposes of this Agreement. Coincident with the delivery of such an Assignment and Assumption to the Revolving Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Revolving Lender shall surrender the Revolving Note (if any) evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assignee or transferee Revolving Lender at the request of any such Revolving Lender. The Borrower agrees to indemnify the Revolving Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Revolving Agent in performing its duties under this Section 12.15(b) to the same extent that the Revolving Agent is otherwise indemnified pursuant to Section 12.01. The RCF Register is intended to cause each Revolving Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The RCF Register shall be available for inspection by the Borrower and any Revolving Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the RCF Register which is shared with each Revolving Lender (other than the Revolving Agent and its affiliates) shall be limited to the entries with respect to such Revolving Lender including the Revolving Commitment of, or principal amount of and stated interest on the Revolving Loans owing to such Revolving Lender.

Section 12.16    Confidentiality.

(a)Subject to the provisions of clause (b) of this Section 12.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of Holdings (other than to its employees, auditors, advisors, agents, representatives or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document, provided that any Lender may disclose any such information (i) (x) as has become generally available to the public other than by virtue of a breach of this Section 12.16 by the respective Lender or (y) that is received by such Lender from a third party that is not known by such Lender to be subject to confidentiality obligations to Holdings, the Borrower, the Sponsor, the Acquired Businesses or their respective affiliates, (ii) upon the request or demand of any regulatory authority having jurisdiction over such Lender or any of their affiliates (in which case, the Lenders agree, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority or in cases where any governmental and/or regulatory authority had requested otherwise)), (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent, the Revolving Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 12.16 (which agreement may be by way of “click through” action on the part of the recipient to access such information), (vii) to any prospective or actual transferee or Participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 12.16, (viii) on a confidential basis to any rating agency in connection with any rating of the Loan Parties or the Term Facility or Revolving Facility, as applicable, (ix) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans and (x) in connection with the exercise of remedies under this Agreement or any other Loan Document or any action or proceeding relating to the enforcement of rights under this Agreement or the other Loan Documents.
(b)Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non‑public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.16 to the same extent as such Lender.

Section 12.17    Patriot Act. Each Lender subject to the Patriot Act hereby notifies Holdings and the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Loan Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Loan Parties in accordance with the Patriot Act.

Section 12.18    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non‑usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent, the Revolving Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent, the Revolving Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 12.19    Secured Swap Agreements and Secured Cash Management Agreements. At any time prior to or within 30 days after any Loan Party enters into any Swap Agreement or Cash Management Agreement, if the applicable Loan Party and counterparty desire that the monetary obligations in respect of such Swap Agreement or the Cash Management Obligations in respect of such Cash Management Agreement be treated as an “Obligation” hereunder with rights in respect of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth in the applicable Security Documents, the Borrower and the counterparty to such Swap Agreement or Cash Management Agreement, as the case may be, may notify the Administrative Agent and the Collateral Agent in writing (to be acknowledged by the Administrative Agent and the Collateral Agent (provided that the failure to provide such acknowledgement shall not affect the treatment of such Swap Agreement or Cash Management Agreement as a “Secured Swap Agreement” or “Secured Cash Management Agreement”, as applicable)) that (x) such Swap Agreement is to be a “Secured Swap Agreement” (a “Secured Swap Agreement”) or (y) such Cash Management Agreement is to be a “Secured Cash Management Agreement” (a “Secured Cash Management Agreement”), so long as the following conditions are satisfied:
(i)in the case of a Swap Agreement, such Swap Agreement is entered into with a Qualified Counterparty; and
(ii)in the case of Cash Management Agreements, such Cash Management Agreement is with a counterparty that is the Administrative Agent, the Lead Arrangers or a Lender or an Affiliate of the Administrative Agent, the Lead Arrangers or a Lender.
Until such time as the Borrower and the counterparty to such Swap Agreement or Cash Management Agreement, as the case may be, deliver (and each of the Administrative Agent and Collateral Agent acknowledges (provided that the failure to provide such acknowledgement shall not affect the treatment of such Swap Agreement or Cash Management Agreement as a “Secured Swap Agreement” or “Secured Cash Management Agreement”, as applicable)) such notice as described above, such Swap Agreement or Cash Management Agreement shall not constitute a Secured Swap Agreement or Secured Cash Management Agreement, as the case may be. The parties hereto understand and agree that the provisions of this Section 12.19 are made for the benefit of the Administrative Agent, the Lead Arrangers, each Lender and their respective Affiliates, which become parties to Secured Swap Agreements or Secured Cash Management Agreements, as applicable, and agree that any amendments or modifications to the provisions of this Section 12.19 shall not be effective with respect to any Secured Swap Agreement or Secured Cash Management Agreement, as the case may be, entered into prior to the date of the respective amendment or modification of this Section 12.19 (without the written consent of the relevant parties thereto). None of the Administrative Agent or the Collateral Agent accepts responsibility and none of them shall have liability for the calculation of the exposure owing by the Loan Parties under any such Secured Swap Agreement and/or Secured Cash Management Agreement, and each of the Administrative Agent and the Collateral Agent shall be entitled in all cases to rely on the applicable notice provided by Borrower and the applicable counterparty to such Swap Agreement or Cash Management Agreement as set forth above. No Secured Party that obtains the benefits of the Guarantee or any Collateral by virtue of the provisions hereof or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents.
Section 12.20    Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self‑help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 12.20 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 12.21    Press Releases.
(a)Each Secured Party agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two Business Days’ prior notice to the Administrative Agent and without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) unless (and only to the extent that) such Secured Party or Affiliate is required to do so under applicable law and then, in any event, to the extent reasonably possible under applicable law, such Secured Party or Affiliate will consult with the Administrative Agent before issuing such press release or other public disclosure.
(b)Each Loan Party consents to the publication by the Administrative Agent, the Revolving Agent or any Lender of advertising material, including any “tombstone” or comparable advertising, on its website or in other marketing materials of the Administrative Agent or the Revolving Agent, relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo, trademark or other insignia; provided that the Administrative Agent, the Revolving Agent or such Lender shall provide a draft reasonably in advance (and in no event, less than two Business Days’ prior written notice, with copies thereof attached to such written notice) of any advertising material to the Borrower for review and comment prior to the publication thereof and the Administrative Agent, the Revolving Agent and the Lenders agree not to release or publicize any such material or other information until it receives the Borrower’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 12.22    Other Liens on Collateral; Terms of Intercreditor Agreements; etc.
(i)EACH SECURED PARTY, BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE ACCEPTING THE BENEFIT OF THE GUARANTEE AND SECURITY DOCUMENTS, HEREBY PURSUANT TO THE APPLICABLE SECTION OF EACH INTERCREDITOR AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF SUCH INTERCREDITOR AGREEMENT AS A “SECURED PARTY” (OR EQUIVALENT TERM THEREIN).

Section 12.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signature pages follow]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	IEA ENERGY SERVICES LLC,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

INTERMEDIATE HOLDINGS:	IEA INTERMEDIATE HOLDCO, LLC,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Chief Financial Officer

HOLDINGS:	INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.,
a Delaware corporation

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Chief Financial Officer

GUARANTORS:	WHITE CONSTRUCTION, INC.,

an Indiana corporation

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

WHITE CONSTRUCTION ENERGY SERVICES, LLC,
an Delaware limited liability company

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

IEA CONSTRUCTORS, INC.,
a Wisconsin corporation

By: /s/ Sean Rooney
Name:     Sean Rooney
Title:    President

IEA ENGINEERING INC.,
a Michigan corporation

By: /s/ Al Downes
Name:     Al Downes
Title:    President, Treasurer and Secretary

IEA ENGINEERING NORTH CAROLINA, INC.,
a North Carolina corporation

By: /s/ Sean Rooney
Name:     Sean Rooney
Title:    President

IEA EQUIPMENT MANAGEMENT, INC.,
a Delaware corporation

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

IEA MANAGEMENT SERVICES, INC.,

a Delaware corporation

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Treasurer

WHITE ELECTRICAL CONSTRUCTORS, INC.,
a Delaware corporation

By: /s/ Tracy Gelb
Name:     Tracy Gelb
Title:    Treasurer

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC,
a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

CONSOLIDATED CONSTRUCTION SOLUTIONS II LLC,
a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

MEADOW VALLEY PARENT CORP.,
a Delaware corporation

By: /s/ Bharat Shah
Name:     Bharat Shah
Title:    Chief Financial Officer

MEADOW VALLEY CORPORATION,
a Nevada corporation

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

MEADOW VALLEY CONTRACTORS, INC.,
a Nevada corporation

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

AMERICAN CIVIL CONSTRUCTORS LLC,
a Colorado limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Treasurer

AMERICAN CIVIL CONSTRUCTORS WEST COAST LLC,
a California limited liability company

By: /s/ Jeff Foerste
Name:     Jeff Foerste
Title:    President

SAIIA HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

SAIIA CONSTRUCTION COMPANY LLC,
a Delaware limited liability company

By: /s/ Ryan Evans
Name:     Ryan Evans
Title:    Chief Financial Officer

IEA HOLDCO I, LLC,
a Delaware limited liability company

By: /s/ Andrew D. Layman
Name:     Andrew D. Layman
Title:    Chief Financial Officer

JEFFERIES FINANCE LLC, as the Administrative Agent, the Collateral Agent and a Lender
By:/s/ John Koehler Name: John Koehler Title: Senior Vice President
KEYBANK NATIONAL ASSOCIATION, as the Revolving Agent, Swing Line Lender, an Issuing Bank and a Lender
By: J.E. Fowler Name: J.E. Fowler Title: Managing Director

FIFTH THIRD BANK, as a Lender
By: /s/ Marc Crady Name: Marc Crady Title: Director

Section 12.24    Amendment and Restatement. On the Restatement Effective Date, the Original Credit Agreement shall be amended and restated in its entirety and governed by the terms of this Agreement, all as more particularly described herein; provided that the provisions of the Original Credit Agreement which are expressly stated to survive the termination of the Original Credit Agreement, shall survive and remain in full force and effect. Lenders are not subject to or bound by the terms or provisions of the Original Credit Agreement. The parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the obligations under the Original Credit Agreement, except as contemplated by the Restatement Agreement and Section 2.01 hereof, and that all such obligations are in all respects continued and outstanding as obligations under this Agreement or provided in the Restatement Agreement except to the extent such obligations are modified from and after the Restatement Effective Date, as provided in this Agreement and the other Loan Documents. From and after the Restatement Effective Date, the Obligations under, and as defined in, the Original Credit Agreement shall continue as Obligations under this Agreement and the Loan Documents until otherwise paid in accordance with the terms hereof. Without limiting the generality of the foregoing, the Security Documents and the grant of Liens on all of the Collateral (as each such term is defined in the Original Credit Agreement), do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement.